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                                                                     Exhibit 2.1





                        --------------------------------

                               PURCHASE AGREEMENT

                        --------------------------------

                                     between

                     CREDIT SUISSE FIRST BOSTON (USA), INC.,

                                       and

                            BANKMONT FINANCIAL CORP.



                          Dated as of November 28, 2001


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                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

                                    ARTICLE I

                                   DEFINITIONS

SECTION 1.01. Certain Defined Terms..........................................2
SECTION 1.02. Definitions....................................................7

                                   ARTICLE II

                                PURCHASE AND SALE

SECTION 2.01. Purchase and Sale of the LLC Interests.........................8
SECTION 2.02. Purchase Price.................................................8
SECTION 2.03. Closing........................................................8
SECTION 2.04. Closing Deliveries by the Seller...............................9
SECTION 2.05. Closing Deliveries by the Purchaser............................9
SECTION 2.06. Adjustment of Purchase Price...................................9

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

                                  OF THE SELLER

SECTION 3.01. Organization, Authority and Qualification of the Seller.......10
SECTION 3.02. Organization, Authority and Qualification of the Company......11
SECTION 3.03. Capital Stock of the Company; Ownership of the Shares
              and the LLC Interests.........................................11
SECTION 3.04. No Interests..................................................12
SECTION 3.05. Corporate Books and Records...................................12
SECTION 3.06. No Conflict...................................................12
SECTION 3.07. Consents and Approvals........................................13
SECTION 3.08. Financial Information; Reports................................13
SECTION 3.09. No Undisclosed Liabilities....................................14
SECTION 3.10. Conduct in the Ordinary Course; Absence of Certain Changes,
              Events and Conditions.........................................14
SECTION 3.11. Litigation....................................................16
SECTION 3.12. Customer Accounts.............................................16
SECTION 3.13. Registrations.................................................17
SECTION 3.14. Compliance with Legal Requirements............................17
SECTION 3.15. Material Contracts............................................18
SECTION 3.16. Real and Tangible Property....................................19
SECTION 3.17. Intellectual Property.........................................19
SECTION 3.18. Assets .......................................................21

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SECTION 3.19. Employee Benefit Plans; Labor Matters.........................21
SECTION 3.20. Taxes ........................................................24
SECTION 3.21. Relationships with Related Persons............................25
SECTION 3.22. Certain Payments..............................................25
SECTION 3.23. Brokers.......................................................25
SECTION 3.24. No Other Representations......................................25

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

                           OF THE PURCHASER AND PARENT

SECTION 4.01. Organization and Authority of the Purchaser...................25
SECTION 4.02. No Conflict...................................................26
SECTION 4.03. Governmental Consents and Approvals...........................26
SECTION 4.04. Investment Purpose............................................26
SECTION 4.05. Financing.....................................................26
SECTION 4.06. Litigation....................................................26
SECTION 4.07. Brokers.......................................................27

                                    ARTICLE V

                              ADDITIONAL AGREEMENTS

SECTION 5.01. Conduct of Business Prior to the Closing......................27
SECTION 5.02. Access to Information.........................................27
SECTION 5.03. Confidentiality...............................................28
SECTION 5.04. Regulatory and Other Authorizations; Notices and Consents.....28
SECTION 5.05. Notice of Developments........................................29
SECTION 5.06. Investigation.................................................30
SECTION 5.07. Use of Names..................................................30
SECTION 5.08. Release of Indemnity Obligations; Assumption of Certain
              Employee Obligations..........................................32
SECTION 5.09. Non-Competition...............................................33
SECTION 5.10. No Negotiation................................................35
SECTION 5.11. Ancillary Agreements..........................................35
SECTION 5.12. Leases .......................................................36
SECTION 5.13. LLC Conversion................................................36
SECTION 5.14. Customer Accounts.............................................36
SECTION 5.15. Further Action................................................37
SECTION 5.16. Intercompany Accounts.........................................37
SECTION 5.17. Employee Accounts.............................................37
SECTION 5.18. Transfer of Assets............................................37
SECTION 5.19. Certain Consents..............................................37
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                                   ARTICLE VI

                                EMPLOYEE MATTERS

SECTION 6.01. General.......................................................38
SECTION 6.02. Service Recognition...........................................38
SECTION 6.03. WARN .........................................................38

                                   ARTICLE VII

                                   TAX MATTERS

SECTION 7.01. Tax Indemnities...............................................38
SECTION 7.02. Refunds and Tax Benefits......................................40
SECTION 7.03. Contests......................................................40
SECTION 7.04. Cooperation and Exchange of Information.......................41
SECTION 7.05. Conveyance Taxes..............................................42
SECTION 7.06. Miscellaneous.................................................42
SECTION 7.07. Intended Characterization.....................................43

                                  ARTICLE VIII

                              CONDITIONS TO CLOSING

SECTION 8.01. Conditions to Obligations of the Seller.......................43
SECTION 8.02. Conditions to Obligations of the Purchaser....................44

                                   ARTICLE IX

                                 INDEMNIFICATION

SECTION 9.01. Survival of Representations and Warranties....................45
SECTION 9.02. Indemnification...............................................46
SECTION 9.03. Third Party Claims............................................47

                                    ARTICLE X

                             TERMINATION AND WAIVER

SECTION 10.01. Termination..................................................48
SECTION 10.02. Effect of Termination........................................49
SECTION 10.03. Waiver.......................................................49

                                   ARTICLE XI

                               GENERAL PROVISIONS

SECTION 11.01. Expenses.....................................................49

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SECTION 11.02. Notices......................................................49
SECTION 11.03. Public Announcements.........................................50
SECTION 11.04. Headings.....................................................50
SECTION 11.05. Severability.................................................50
SECTION 11.06. Entire Agreement.............................................51
SECTION 11.07. Assignment...................................................51
SECTION 11.08. No Third Party Beneficiaries.................................51
SECTION 11.09. Amendment....................................................51
SECTION 11.10. Governing Legal Requirement..................................51
SECTION 11.11. Counterparts.................................................51
SECTION 11.12. Specific Performance.........................................51


SCHEDULES AND EXHIBITS

Disclosure Schedule

Exhibit 2.06(a)      Balance sheet of the Company dated as of September 30, 2001
Exhibit 5.07(a)      Form of Temporary License Agreement
Exhibit 5.07(e)      Form of Trademark and Service Mark License Agreement
Exhibit 5.11(a)      Form of Clearing Agreement Amendment
Exhibit 5.11(b)      Form of iNautix Agreement
Exhibit 5.11(c)      Form of Research Products Agreement Amendment
Exhibit 5.11(d)      Form of Transition Services Agreement
Exhibit 8.01(e)      Form of Opinion of Counsel to the Purchaser
Exhibit 8.02(h)(i)   Form of Opinion of Counsel to the Seller


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                  PURCHASE AGREEMENT, dated as of November 28, 2001, between
CREDIT SUISSE FIRST BOSTON (USA), INC., a corporation organized under the laws of the State of Delaware (the "SELLER"), and BANKMONT FINANCIAL CORP., a corporation organized under the laws of the State of Delaware (the "PURCHASER").

                  WHEREAS, CSFBDIRECT Holdings LLC., a limited liability company formed under the laws of the State of Delaware and wholly owned by an Affiliate (as defined below) of the Seller ("HOLDINGS"), owns all the issued and outstanding shares of common stock, par value $.10 per share (the "SHARES"), of CSFBDIRECT, Inc.;

                  WHEREAS, on or prior to December 31, 2001 (and in any event prior to the Closing Date), Holdings will implement a restructuring of its ownership of CSFBDIRECT, Inc. pursuant to which, among other things, CSFBDIRECT, Inc. will be converted (the "LLC CONVERSION") into a limited liability company (the "LLC");

                  WHEREAS, at all times after the conversion of the Company into a limited liability company through the Closing, all of the membership interests of the Company (the "LLC INTERESTS") shall be owned by Holdings (the "COMPANY" will refer to the LLC or CSFBDIRECT, Inc., as the context requires);

                  WHEREAS, the Seller wishes to exit the retail discount brokerage business and, in connection therewith, will cause Holdings to sell to the Purchaser, and the Purchaser will purchase from Holdings, the LLC Interests, upon the terms and subject to the conditions set forth herein;

                  WHEREAS, certain Affiliates of the Seller have agreed to provide certain services and other support to the Purchaser following the sale of the retail discount brokerage business; and

                  WHEREAS, in connection with the sale to the Purchaser of the LLC Interests and the provision of the services described above, the Seller and certain of its Affiliates and the Purchaser shall enter into certain Ancillary Agreements (as defined below) providing for an ongoing relationship between the Seller or such Affiliates and the Company.

                  NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants hereinafter set forth, the Purchaser and the Seller hereby agree as follows:
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                                    ARTICLE I

                                   DEFINITIONS

                  SECTION 1.01. CERTAIN DEFINED TERMS. As used in this Agreement, the following terms shall have the following meanings:

                  "ACTION" means any claim, action, suit, arbitration, inquiry, proceeding or investigation by or before any Governmental Authority.

                  "ACTIVE EMPLOYEES" means all employees of the Company as of the Closing other than employees who are on lay-off, short-term disability, long-term disability, workers' compensation, or absent from work by reason of a family or medical leave covered under Section 102 of the Family and Medical Leave Act of 1993 or an approved leave of absence, unless the employee returns to work within ninety (90) calendar days (or one hundred twenty (120) calendar days if so provided under applicable state family medical leave Legal Requirements) of the first day the employee was absent from work under one of the above classifications.

                  "AFFILIATE" means, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person.

                  "AGREEMENT" or "THIS AGREEMENT" means this Purchase Agreement, dated as of November 28, 2001, between the Seller and the Purchaser (including the Exhibits hereto and the Disclosure Schedule) and all amendments hereto made in accordance with the provisions of Section 11.09.

                  "ANCILLARY AGREEMENTS" means the Temporary License Agreement, the Trademark and Service Mark License Agreement, the iNautix Agreement, the Transitional Services Agreement, the Clearing Agreement, the Research Products Agreement Amendment and the IPO Allocation Agreement.

                  "BUSINESS DAY" means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in The City of New York.

                  "CARIBBEAN" means the following: Anguilla, Antigua and Barbuda, Bahamas, Barbados, Bermuda, British Virgin Islands, Cayman Islands, Cuba, Dominica, Dominican Republic, Grenada, Guadeloupe, Haiti, Jamaica, Martinique, Montserrat, Netherlands Antilles, St. Barthelemy, St. Kitts and Nevis, St. Lucia, St. Maarten, St. Martin, St. Vincent and the Grenadines, Surinam, Trinidad and Tobago, and Turks and Caicos Islands.

                  "CODE" means the Internal Revenue Code of 1986, as amended through the date hereof.

                  "COMPANY INTELLECTUAL PROPERTY" means all Intellectual Property that is owned by or licensed or sublicensed to the Company.



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                  "COMPANY IP LICENSES" means those (a) licenses of Intellectual
Property by the Company to Third Parties, (b) licenses of Intellectual Property by Third Parties to the Company and (c) agreements between the Company and Third Parties relating to the development or use of Intellectual Property, the development or transmission of data, or the use, modification, framing, linking advertisement, or other practices with respect to Internet web sites, but excluding shrink wrap or click wrap licenses of commercial software having a replacement value of less than $10,000 and the Excluded IP Licenses.

                  "CONFIDENTIALITY AGREEMENT" means the letter agreement dated as of October 16, 2001 between Holdings and the Purchaser.

                  "CONTRACT" means, with respect to any Person, any agreement, indenture, contract, obligation, lease or license to which such Person is a party or by which it may be bound or to which any of its properties may be subject.

                  "CONTROL" (including the terms "CONTROLLED BY" and "UNDER COMMON CONTROL WITH"), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise, including the ownership, directly or indirectly, of securities having the power to elect a majority of the board of directors or similar body governing the affairs of such Person.

                  "DISCLOSURE SCHEDULE" means the Disclosure Schedule attached hereto, dated as of the date hereof, and forming a part of this Agreement.

                  "ENCUMBRANCE" means any security interest, pledge, mortgage, lien (including environmental and tax liens), charge, encumbrance, adverse claim, preferential arrangement, licenses or restriction of any kind, including any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership.

                  "EQUITY VALUE" means the total equity of the Company, calculated on a basis consistent with the calculation of the total equity on the Company's balance sheet dated September 30, 2001, as modified in accordance with
Section 2.06(a) of the Disclosure Schedule.

                  "ERISA AFFILIATE" means any trade or business (whether or not incorporated) which is under common control, or which is treated as a single employer, with the Company under Section 414(b), (c), (m) or (o) of the Code.

                  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

                  "EXCLUDED INTELLECTUAL PROPERTY" means all Intellectual Property licensed or sublicensed to the Company pursuant to the Excluded IP Licenses.

                  "EXCLUDED IP LICENSES" means (i) licenses or sublicenses of Intellectual Property by the Seller or any of the Seller's Affiliates to the Company and (ii) enterprise or group-wide licenses of Software or data licensed to the Seller or any of the Seller's Affiliates for use by or on behalf of the Company as an Affiliate of the Seller or its Affiliates.

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                  "GOVERNMENTAL AUTHORITY" means any United States federal,
state or local or any non-United States government, governmental, regulatory or administrative authority, agency or commission, including any SRO, or any court, tribunal, or judicial or arbitral body.

                  "GOVERNMENTAL AUTHORIZATION" means any approval, consent, declaration, license, Order, permit, registration, waiver or other authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Authority or pursuant to any Legal Requirement.

                  "GOVERNMENTAL ORDER" means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

                  "HSR ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

                  "INDEBTEDNESS" means, with respect to any Person, (a) all indebtedness of such Person, whether or not contingent, for borrowed money, (b) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (c) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the Sellers or lender under such agreement in the event of default are limited to repossession or sale of such property), (d) all obligations of such Person as lessee under leases that have been or should be, in accordance with U.S. GAAP, recorded as capital leases, (e) all obligations, contingent or otherwise, of such Person under acceptance, letter of credit or similar facilities, (f) all obligations of such Person to purchase, redeem, retire, defease or otherwise acquire for value any capital stock of such Person or any warrants, rights or options to acquire such capital stock, valued, in the case of redeemable preferred stock, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, and (g) all Indebtedness of others referred to in clauses (a) through (e) above guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person.

                  "INTELLECTUAL PROPERTY" means (a) patents, patent applications and invention registrations (including any continuations, reissues, divisionals pertaining thereto), (b) Trademarks, (c) copyrighted works, copyrights, and registrations and applications for registration thereof (including, but not limited to, any of the foregoing as they pertain to Software), (d) internet domain names, (e) "semi-conductor chip product works" as defined in 17 U.S.C.
Section 901, i.e., mask works and (f) confidential and proprietary information, including trade secrets, business methods and know-how.

                  "IRS" means the Internal Revenue Service of the United States.

                  "KNOWLEDGE" means, with respect to the Seller, the actual knowledge, after due inquiry, of the following executive officers of the
Company: Blake Darcy, Glenn Tongue, Mike Hogan and David Sidari.

                  "LEASED REAL PROPERTY" means the real property leased by the Company or any Affiliate thereof, as tenant, and used in connection with the business of the Company, together with, to the extent leased by the Company or any Affiliate, all buildings and other structures,

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facilities or improvements currently or hereafter located thereon, all fixtures, systems, equipment and items of personal property of the Company attached or appurtenant thereto, and all easements, licenses, rights and appurtenances relating to the foregoing.

                  "LEGAL REQUIREMENT" means any federal, state, local, municipal, foreign, international, multinational or other administrative order, constitution, law, ordinance, principle of common law, rule, regulation, statute, treaty, guideline or other requirement (including those of any securities or commodities exchange or SRO).

                  "LIABILITIES" means any and all debts, liabilities and obligations, whether accrued or fixed, absolute or contingent, matured or unmatured or determined or determinable, including those arising under any Legal Requirement, Action or Governmental Order and those arising under any contract, agreement, arrangement, commitment or undertaking.

                  "MATERIAL ADVERSE EFFECT" means any circumstance, change in or effect on the Company that is or is reasonably likely to be materially adverse to the business operations, results of operations, assets, liabilities or the financial condition of the Company, except for any circumstance, change in or effect on the Company directly or indirectly arising out of or attributable to
(i) changes or effects that generally affect the retail discount brokerage business, (ii) any actions required to be taken or omitted to be taken pursuant to the terms of this Agreement or in accordance with the Purchaser's instructions or (iii) any effects that are reasonably demonstrated to arise out of or be attributable to the execution of this Agreement with the Purchaser (as opposed to another Person) or the announcement of the transactions contemplated by this Agreement with the Purchaser (as opposed to another Person).

                  "NASD" means The National Association of Securities Dealers, Inc. and its wholly owned subsidiary, NASD Regulation, Inc.

                  "NYSE" means The New York Stock Exchange, Inc.

                  "ORDER" means the entry in any judicial or administrative proceeding brought under any Legal Requirement by any Governmental Authority or any other Person of any permanent or preliminary injunction or other order.

                  "ORDINARY COURSE OF BUSINESS" means an action taken by a Person that is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person.

                  "PERMITTED ENCUMBRANCES" means such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced: (a) liens for taxes, assessments and governmental charges or levies that are not yet due and payable or that are being contested in good faith in proper proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained to the extent required by GAAP; (b) Encumbrances imposed by law, such as materialmen's, mechanics', carriers', workmen's and repairmen's liens and other similar liens arising in the Ordinary Course of Business securing obligations that (i) are not overdue for a period of more than 30 days and (ii) are not in excess of $15,000 in the case of a single property or $250,000 in the aggregate at any time; (c) pledges or deposits made in the Ordinary Course of Business to secure obligations

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under workers' compensation laws or similar legislation or to secure public or statutory obligations; and (d) minor survey exceptions, reciprocal easement agreements and other customary encumbrances on title to real property that (i) were not incurred in connection with any Indebtedness and (ii) do not, individually or in the aggregate, materially adversely affect the value or use of such property , or interfere with the ordinary conduct of business at such property, for its current and anticipated purposes.

                  "PERSON" means any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Exchange Act.

                  "PURCHASE PRICE BANK ACCOUNT" means a bank account in the United States to be designated by the Seller in a written notice to the Purchaser at least five Business Days before the Closing.

                  "REGULATIONS" means the Treasury Regulations (including Temporary Regulations) promulgated by the United States Department of Treasury with respect to the Code or other federal tax statutes.

                  "SEC" means the United States Securities and Exchange Commission.

                  "SELLER'S ACCOUNTANTS" means KPMG, independent accountants of the Seller.

                  "SOFTWARE" means (a) computer programs, including any and all implementations of algorithms, models and methodologies, whether in source code or object code form, (b) databases and data compilations, and (c) documentation, including flow charts, specifications, comments, user manuals and training materials, relating to any of the foregoing.

                  "SRO" means a Self Regulatory Organization registered under the Exchange Act, including the NYSE and the NASD.

                  "TAX" or "TAXES" means any and all taxes, fees, levies or other assessments, duties, tariffs, imposts, and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any law, contractual agreement or otherwise, including: taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, real or personal property, sales, use, service use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation, occupation, severance, or net worth; taxes or other charges in the nature of excise, withholding, estimated, ad valorem, stamp, transfer, recording, escheat, value added, environmental, or gains taxes; license, registration and documentation fees; and customs duties, tariffs, and similar charges, and any liability in respect of such amounts arising as a result of being a member of any affiliated, consolidated, combined, unitary or similar group, as a successor to another person or by Contract.

                  "TAX RETURN" shall mean any report, return, document, declaration, information, return or filing (including any related or supporting information and any amendments to any of the foregoing) filed or required to be filed with respect to Taxes.

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                  "TERRITORY" means the United States, Canada, Mexico, the
Caribbean and the United States possessions, protectorates and territories.

                  "THIRD PARTY" means any third Person other than an Affiliate.

                  "TRADEMARK" means trademarks, service marks, trade dress, logos, trade names, corporate names and other source identifiers, registrations, renewals and applications for registration thereof, and the goodwill of the business symbolized thereby in the Territory.

                  "U.S. GAAP" means United States generally accepted accounting principles and practices as in effect from time to time and applied consistently throughout the periods involved.

                  SECTION 1.02. DEFINITIONS. The following terms have the meanings set forth in the Sections set forth below:

                  Definition                                            Location
                  ----------                                            --------

                  "ACQUISITION PROPOSALS".........................      5.10
                  "APPRAISER".....................................      7.06(g)
                  "ASSETS"........................................      3.18
                  "CLAIM".........................................      9.03(a)
                  "CLEARING AGREEMENT AMENDMENT"..................      5.11
                  "CLOSING".......................................      2.03
                  "CLOSING BALANCE SHEET".........................      2.06(a)
                  "CLOSING DATE"..................................      2.03
                  "COMMUNICATIONS"................................      7.03(b)
                  "COMPANY".......................................      Recitals
                  "COMPANY BENEFIT PLANS".........................      3.19(a)
                  "COMPANY FINANCIAL STATEMENTS...................      3.08(b)
                  "CONTEST".......................................      7.03(b)
                  "CUSTOMER"......................................      5.09(c)
                  "DAMAGES".......................................      9.02(a)
                  "DEDUCTIBLE AMOUNT".............................      9.02(a)
                  "ERISA".........................................      3.19(a)
                  "FINANCIAL STATEMENTS"..........................      3.08(a)
                  "HOLDINGS"......................................      Recitals
                  "INAUTIX AGREEMENT".............................      5.11
                  "INDEMNIFICATION ITEM"..........................      7.03(a)
                  "INDEMNITEE"....................................      9.03(a)
                  "INDEMNITOR"....................................      9.03(a)
                  "INDEPENDENT ACCOUNTING FIRM"...................      2.06(b)
                  "INTENDED CHARACTERIZATION".....................      7.07(a)
                  "IPO ALLOCATION AGREEMENT"......................      5.11
                  "LEASE".........................................      3.16(a)
                  "LLC"...........................................      Recitals
                  "LLC CONVERSION"................................      Recitals
                  "LLC INTERESTS".................................      Recitals

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                  Definition                                            Location
                  ----------                                            --------

                  "LOGO DESIGN"...................................      5.07(c)
                  "MATERIAL CONTRACTS"............................      3.15(a)
                  "OSFI"..........................................      4.03
                  "PROCEEDING" ...................................      7.03(b)
                  "PROPRIETARY NAMES AND MARKS"...................      5.07(e)
                  "PURCHASE PRICE"................................      2.02
                  "PURCHASER".....................................      Preamble
                  "REGISTERED REPRESENTATIVES"....................      3.13(b)
                  "RELEVANT LIABILITIES"..........................      7.06(f)
                  "RESEARCH PRODUCTS AGREEMENT AMENDMENT".........      5.11
                  "RESTRICTED BUSINESS"...........................      5.09(a)
                  "RESTRICTED PERIOD".............................      5.09(a)
                  "RETAINED DOMAIN NAMES".........................      5.07(f)
                  "RETAINED NAMES AND MARKS"......................      5.07(a)
                  "SELLER"........................................      Preamble
                  "SELLER GROUP"..................................      3.20(d)
                  "SHARES"........................................      Recitals
                  "TEMPORARY LICENSE AGREEMENT"...................      5.07(a)
                  "TITLE IV PLAN".................................      3.19(a)
                  "TRADEMARK AND SERVICE MARK LICENSE AGREEMENT"..      5.07(e)
                  "TRANSITION SERVICES AGREEMENT".................      5.11
                  "URLS"..........................................      5.07(f)
                  "WARN"..........................................      3.19(c)


                                   ARTICLE II

                                PURCHASE AND SALE

                  SECTION 2.01. PURCHASE AND SALE OF THE LLC INTERESTS. Upon the terms and subject to the conditions of this Agreement, at the Closing, the Seller will cause Holdings (which is treated as a division of Donaldson, Lufkin & Jenrette Securities Corporation for tax purposes) to sell to the Purchaser, and the Purchaser shall purchase from the Seller or its Affiliate, the LLC Interests.

                  SECTION 2.02. PURCHASE PRICE. The purchase price for the LLC Interests and the assets set forth in Section 2.02 of the Disclosure Schedule shall be $520,000,000 (the "PURCHASE PRICE"), subject to the adjustment set forth in Section 2.06.

                  SECTION 2.03. CLOSING. Upon the terms and subject to the conditions of this Agreement, the sale and purchase of the LLC Interests contemplated by this Agreement shall take place at a closing (the "CLOSING") to be held at the offices of Shearman & Sterling, 599 Lexington Avenue, New York, New York at 10:00 A.M. New York time on the first Business Day of the month that is at least three Business Days following the satisfaction or waiver of all conditions to the obligations of the parties set forth in Article VIII, or at such other

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place or at such other time or on such other date as the Seller and the Purchaser may mutually agree upon in writing (the day on which the Closing takes place being the "CLOSING DATE").

                  SECTION 2.04. CLOSING DELIVERIES BY THE SELLER. At the Closing, the Seller shall deliver or cause to be delivered to the Purchaser:

                  (a) evidence of the registration of the sale of the LLC Interests;

                  (b) a receipt for the Purchase Price; and

                  (c) the certificates, opinion and other documents required to be delivered pursuant to Section 8.02.

                  SECTION 2.05. CLOSING DELIVERIES BY THE PURCHASER. At the Closing, the Purchaser shall deliver to the Seller:

                  (a) the Purchase Price by wire transfer in immediately available funds to the Purchase Price Bank Account; and

                  (b) the certificates, opinion and other documents required to be delivered pursuant to Section 8.01.

                  SECTION 2.06. ADJUSTMENT OF PURCHASE PRICE. The Purchase Price shall be subject to adjustment after the Closing as specified in this Section 2.06:

                  (a) CLOSING BALANCE SHEET. As promptly as practicable, but in any event within 30 days following the Closing, the Company shall deliver to the Seller a balance sheet (the "CLOSING BALANCE SHEET") with respect to the Company as of 11:59 p.m. on the day immediately preceding the Closing Date, together with a certificate of the Company certifying that the Closing Balance Sheet has been prepared in accordance with U.S. GAAP and in a manner consistent with the preparation of the balance sheet of the Company dated as of September 30, 2001, a copy of which is attached hereto as Exhibit 2.06(a), as modified in the manner set forth on Section 2.06(a) of the Disclosure Schedule; PROVIDED that the assets set forth in Section 2.02 of the Disclosure Schedule will not be reflected on the Closing Balance Sheet.

                  (b) DISPUTES. The Seller may dispute any amounts reflected on the Closing Balance Sheet; PROVIDED, HOWEVER, that the Seller shall have notified the Purchaser in writing of each disputed item, specifying the amount thereof in dispute and setting forth, in reasonable detail, the basis for such dispute, within 20 Business Days of the Company's delivery of the Closing Balance Sheet to the Seller. With respect to any portions of the Closing Balance Sheet that are not in dispute, a purchase price adjustment shall be made in accordance with Section 2.06(c). In the event of such a dispute, the Seller and the Purchaser shall attempt to reconcile their differences, and any resolution by them as to any disputed amounts shall be final, binding and conclusive on the Seller and the Purchaser. If the Seller and the Purchaser are unable to reach a resolution with such effect within 20 Business Days after receipt by the Purchaser of the Seller's written notice of dispute, the Seller and the Purchaser shall submit the items remaining in dispute for resolution to an independent accounting firm of international reputation mutually acceptable to the Purchaser and the Seller or, if no such firm is agreed upon, Ernst & Young (the

"INDEPENDENT ACCOUNTING FIRM"), which shall, within thirty Business Days after such submission, determine and report to the Purchaser and the Seller upon such remaining disputed items, and such report shall be final, binding and conclusive on the Seller and the Purchaser. The fees and disbursements of the Independent Accounting Firm shall be allocated between the Seller and the Purchaser in the same proportion that the aggregate amount of such remaining disputed items so submitted to the Independent Accounting Firm that are unsuccessfully disputed by each such party (as finally determined by the Independent Accounting Firm) bears to the total amount of such remaining disputed items so submitted. In acting under this Agreement, the Independent Accounting Firm shall be entitled to the privileges and immunities of arbitrators.

                  (c) PURCHASE PRICE ADJUSTMENT. The Closing Balance Sheet shall be deemed final for the purposes of this Section 2.06 upon the earliest of (i) the failure of the Seller to notify the Purchaser of a dispute within 20 Business Days of the Company's delivery of the Closing Balance Sheet to the Seller, (ii) the resolution of all disputes, pursuant to Section 2.06(b), by the Purchaser and the Seller and (iii) the resolution of all disputes, pursuant to
Section 2.06(b), by the Independent Accounting Firm. Within three Business Days of the Closing Balance Sheet being deemed final, a Purchase Price adjustment shall be made as follows:

                  (i) in the event that the Equity Value as reflected on the Closing Balance Sheet is less than $10,200,000, then the Purchase Price shall be adjusted downward in an amount equal to such deficiency, and the Seller shall, within three Business Days of such determination, pay the amount of such deficiency to the Purchaser by wire transfer in immediately available funds to an account designated by the Purchaser; and

                  (ii) in the event that the Equity Value reflected on the Closing Balance Sheet exceeds $10,200,000, then the Purchase Price shall be adjusted upward in an amount equal to such excess, and the Purchaser shall, within three Business Days of such determination, pay the amount of such excess to the Seller by wire transfer in immediately available funds to an account designated by the Seller.


                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES
                                  OF THE SELLER

                  As an inducement to the Purchaser to enter into this Agreement, the Seller hereby represents and warrants to the Purchaser as follows:

                  SECTION 3.01. ORGANIZATION, AUTHORITY AND QUALIFICATION OF THE SELLER. The Seller is a corporation duly organized and validly existing under the laws of the State of Delaware and has all necessary power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Seller, the performance by the Seller of its obligations hereunder and the consummation by the Seller of the transactions contemplated hereby have been duly authorized by all requisite action on the part of the Seller. This Agreement has been duly executed and delivered by the Seller, and (assuming due authorization, execution and delivery by the Purchaser) this Agreement constitutes, a legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms.

                  SECTION 3.02. ORGANIZATION, AUTHORITY AND QUALIFICATION OF THE COMPANY. (a) As of the date hereof, the Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has all necessary power and authority to own, operate or lease the properties and assets now owned, operated or leased by it and to carry on its business as it has been and is currently conducted. Set forth in Section 3.02 of the Disclosure Schedule is a true and complete list of all jurisdictions in which the Company is duly licensed or qualified to do business. The Company is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business makes such licensing or qualification necessary other than in such jurisdictions where the failure to be so qualified or licensed would not, individually or in the aggregate, have a Material Adverse Effect. All corporate actions taken by the Company have been duly authorized, and the Company has not taken any action that in any respect conflicts with, constitutes a default under or results in a violation of any provision of its certificate of incorporation or by-laws. True and correct copies of the certificate of incorporation and by-laws of the Company, each as in effect on the date hereof, have been delivered by the Seller to the Purchaser.

                  (b) As of the Closing Date, (i) the Company shall be a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware and shall have all necessary power and authority to own, operate or lease the properties and assets owned, operated or leased by it and to carry on its business as it has been and is then conducted, (ii) all corporate actions taken by the Company shall have been duly authorized, and the Company shall not have taken any action that in any respect conflicts with, constitutes a default under or results in a violation of any provision of its organizational documents, and (iii) true and correct copies of the organizational documents of the Company, as in effect on the Closing Date, shall have been delivered by the Seller to the Purchaser.

                  SECTION 3.03. CAPITAL STOCK OF THE COMPANY; OWNERSHIP OF THE SHARES AND THE LLC INTERESTS. (a) As of the date hereof, the authorized capital stock of the Company consists of 1,000 Shares. As of the date hereof, 1,000 Shares are issued and outstanding, all of which are validly issued, fully paid and nonassessable. None of the Shares was issued in violation of any preemptive rights or any Legal Requirement. There are no options, warrants, convertible securities or other rights, agreements, arrangements or commitments of any character relating to the capital stock of the Company or obligating the Seller or the Company to issue or sell any shares of capital stock of, or any other interest in, the Company. There are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any Shares or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other Person. As of the date hereof, the Shares constitute all the issued and outstanding capital stock of the Company and are owned of record and beneficially solely by Holdings free and clear of all Encumbrances. There are no voting trusts, stockholder agreements, proxies or other agreements or understandings in effect with respect to the voting or transfer of any of the Shares.

                  (b) As of the Closing, (i) all of the LLC Interests will be owned beneficially and of record by the Seller or one of its Affiliates, free and clear of all Encumbrances, (ii) none of the LLC Interests will be issued in violation of any Legal Requirement, (iii) there will be no options, warrants, convertible securities or other rights, agreements, arrangements or commitments of any character relating to the LLC Interests or obligating the Seller or any of its Affiliates, including the Company to issue or sell any LLC Interests,
(iv) there will be no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any LLC Interests or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other Person, and (v) there will be no voting trusts, proxies or other agreements or understandings in effect with respect to the voting or transfer of any of the LLC Interests. Upon consummation of the transactions contemplated by this Agreement and registration of the LLC Interests in the name of the Purchaser in the records of the Company, the Purchaser will own all of the LLC Interests, representing 100% of the interests in the Company, free and clear of all Encumbrances (other than those created by the Purchaser or any of its Affiliates).

                  SECTION 3.04. NO INTERESTS. There are no corporations, partnerships, joint ventures, associations or other entities in which the Company owns, of record or beneficially, any direct or indirect equity or other interest or any right (contingent or otherwise) to acquire the same. The Company is not a member of (nor is any part of its business conducted through) any partnership. The Company is not a participant in any joint venture or similar arrangement.

                  SECTION 3.05. CORPORATE BOOKS AND RECORDS. (a) The books of account, minute books, stock record books and tax records of the Company, all of which have been made available to the Purchaser, are complete and correct and have been maintained in accordance with sound business practices. The minute books of the Company contain accurate records of all meetings and accurately reflect all other actions taken by the stockholders or members, Board of Directors of the Company (or equivalent body) and all committees of the Board of Directors of the Company. At the Closing, all of such books and records will be in the possession of the Company.

                  (b) The Company has devised and maintained systems of internal accounting controls sufficient to provide reasonable assurances, that (i) all material transactions are executed in accordance with management's general or specific authorization; and (ii) all material transactions are recorded as necessary to permit the preparation of financial statements in conformity with U.S. GAAP consistently applied.

                  SECTION 3.06. NO CONFLICT. (a) Assuming that all consents, approvals, authorizations and other actions described in Section 3.07 have been obtained and all filings and notifications listed in Section 3.07 of the Disclosure Schedule have been made, the execution, delivery and performance of this Agreement by the Seller do not and will not:

                  (i) violate, conflict with or result in the breach of any provision of the certificate of incorporation or by-laws (or similar organizational documents) of the Seller or the Company;

                  (ii) except as would not have a Material Adverse Effect, conflict with, result in a violation of, or give any Governmental Authority or other Person the right to exercise any remedy or obtain any relief under, any Legal Requirement or Order to which the Seller, the Company or any of the assets owned or used by the Company in connection with its business, are subject;

                  (iii) except as would not have a Material Adverse Effect, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Authority the right to revoke, withdraw, suspend, cancel, terminate, or modify, any Governmental Authorization that is held by the Company or that otherwise relates to the business of, or any of the assets owned or used by, the Company;

                  (iv) except as would not have a Material Adverse Effect, conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, or result in the creation of any Encumbrance on any of the assets or properties of the Seller or the Company pursuant to, any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which the Seller or the Company is a party or by which any of the Shares or the LLC Interests or any of such assets or properties is bound or affected; or

                  (v) result in the creation of any Encumbrance on any of the Shares or the LLC Interests.

                  (b) Except as set forth in Section 3.06(b) of the Disclosure Schedule, the LLC Conversion will not require any consents, approvals, authorizations or notifications, or trigger any default or other rights or obligations, under any Material Contract.

                  SECTION 3.07. CONSENTS AND APPROVALS. (a) The execution, delivery and performance of this Agreement by the Seller do not and will not require any consent, approval, authorization or other order of, action by, filing with or notification to any Governmental Authority or any other Person, except (i) as described in Section 3.07 of the Disclosure Schedule, (ii) the notification requirements of the HSR Act, (iii) the notification requirement of Rule 1017 of the NASD, (iv) compliance with the notification requirements of NYSE Rule 312 and any further requests or directions received from the NYSE as a result of such notification, (v) where failure to obtain such consent, approval, authorization or action, or to make such filing or notification, would not have a Material Adverse Effect or (vi) as may be necessary as a result of any facts or circumstances relating solely to the Purchaser.

                  (b) Except as set forth in Section 3.07(b) of the Disclosure Schedule, the LLC Conversion does not and will not require any consent, approval, authorization or other Order of, action by, filing with or notification of any Governmental Authority.

                  SECTION 3.08. FINANCIAL INFORMATION; REPORTS. (a) The Seller has delivered to the Purchaser true and correct copies of its (i) audited consolidated balance sheets as of

December 31, 1999 and 2000 and the related audited consolidated statement of income and cash flows, accompanied by the reports thereon of the Seller's Accountants and (ii) an unaudited consolidated balance sheet as of September 30, 2001, and the related consolidated statements of income and cash flows (all such financial statements being the "FINANCIAL STATEMENTS"). The Financial Statements present fairly in all material respects the Seller's consolidated financial condition and results of operations as of such dates or for the periods covered thereby and have been prepared in accordance with U.S. GAAP.

                  (b) The Seller has delivered to the Purchaser true and correct copies of the balance sheet of the Company as of September 30, 2001 and the related statement of income (such financial statements being the "COMPANY FINANCIAL STATEMENTS"). The Company Financial Statements present fairly in all material respects the Company's financial condition and results of operations as of such date and for such period and have been prepared in accordance with U.S. GAAP.

                  (c) The Seller has made available to Purchaser true and complete copies of the following documents since January 1, 1999 to the date hereof with respect to the Company: (i) Form BD and all amendments; (ii) all material state filings not included as part of clause (i); (iii) all material correspondence to or from the SEC, any SRO, and any state regulatory officials or agencies; (iv) all Rule 17a-5 reports; (v) all Forms U-4 and U-5; (vi) the results of any regulatory examinations; (vii) any operating restriction imposed by any SRO; and (viii) all material internal and external risk assessment reports.

                  SECTION 3.09. NO UNDISCLOSED LIABILITIES. There are no Liabilities of the Company, other than Liabilities (a) reflected or reserved against on the Company Financial Statements, (b) disclosed in Section 3.09 of the Disclosure Schedule, (c) incurred since September 30, 2001 in the Ordinary Course of Business of the Company or (d) which do not, individually or in the aggregate, have a Material Adverse Effect.

                  SECTION 3.10. CONDUCT IN THE ORDINARY COURSE; ABSENCE OF CERTAIN CHANGES, EVENTS AND CONDITIONS. Except as set forth in Section 3.10 of the Disclosure Schedule, since September 30, 2001, the business of the Company has been conducted in the Ordinary Course of Business. As amplification and not limitation of the foregoing, except as contemplated by this Agreement or as set forth in Section 3.10 of the Disclosure Schedule, since September 30, 2001 (or such other date as set forth below), the Company has not:

                  (i) except in the Ordinary Course of Business, permitted or allowed any of the assets or properties (whether tangible or intangible) of the Company to be sold, leased, subleased, licensed or subjected to any Encumbrance, other than Permitted Encumbrances and Encumbrances that will be released at or prior to the Closing;

                  (ii) except in the Ordinary Course of Business, discharged or otherwise obtained the release of any Encumbrance or paid or otherwise discharged any Liability, other than current liabilities reflected on the Company Financial Statements and current liabilities incurred in the Ordinary Course of Business since September 30, 2001;

                  (iii) made any change in the Company's authorized and issued capital stock, purchased, redeemed, retired or otherwise acquired any of the capital stock or declared, made or paid any dividends or distributions (whether in cash, securities or other property) to the holders of capital stock of the Company or otherwise;

                  (iv) merged with, entered into a consolidation with or acquired an interest in any Person or acquired a substantial portion of the assets or business of any Person or any division or line of business thereof, or otherwise acquired any assets other than in the Ordinary Course of Business;

                  (v) issued or sold any capital stock, notes, bonds or other securities, or any option, warrant or other right to acquire the same, of, or any other interest in, the Company other than in the Ordinary Course of Business;

                  (vi) since June 30, 2001, entered into, modified or terminated any agreement, arrangement or transaction with any of its directors, officers or employees (or with any relative, beneficiary or spouse living with such Person or Affiliate of such Person) or, other than in the Ordinary Course of Business, entered into, modified or terminated any agreement, arrangement or transaction with any of its Affiliates;

                  (vii) made any material change in any method of accounting or accounting practice or policy used by the Company, other than such changes required by U.S. GAAP;

                  (viii) made any change in (A) any margin practice or policy,
         (B) any sales commission practice or policy, (C) any pricing, investment, inventory, credit or allowance, in each case other than in the Ordinary Course of Business, (D) any method of calculating any bad debt, contingency or other reserve of the Company for financial reporting or tax purposes or (E) the process of approving and opening new customer accounts, including establishing credit parameters;

                  (ix) allowed any material Company Intellectual Property to lapse, fall into the public domain or become abandoned;

                  (x) other than intercompany Indebtedness that will be paid prior to the Closing, incurred any Indebtedness, in excess of $500,000 individually or $2,500,000 in the aggregate or, from and after the date of this Agreement, in excess of $500,000 individually or $2,500,000 in the aggregate;

                  (xi) made any capital expenditure or commitment for any capital expenditure in excess of $50,000 individually or $1,000,000 in the aggregate or, from and after the date of this Agreement, in excess of $50,000 individually or $1,000,000 in the aggregate;

                  (xii) (A) granted any increase, or announced any increase, in the wages, salaries, compensation, bonuses, incentives, pension or other benefits payable by the Company to any of its employees, including any increase, acceleration or change pursuant to any Company Benefit Plan or (B) established, increased, accelerated or promised to increase any benefits under any Company Benefit Plan, in each case, except as required by any Legal Requirement or pursuant to any existing employment contract or arrangement in the Ordinary Course of Business;

                  (xiii) amended, modified or consented to the termination of any Material Contract or the Company's rights thereunder;

                  (xiv) suffered any damage to or destruction or loss of any material asset or property of the Company, whether or not covered by insurance;

                  (xv) cancelled or waived any claims or rights with a value to the Company in excess of $100,000 individually or $500,000 in the aggregate;

                  (xvi) opened an office or facility for the purpose of conducting the business or operations of the Company or otherwise binding upon the Company;

                  (xvii) vacated or abandoned any office or facility;

                  (xviii) suffered any Material Adverse Effect; or

                  (xix) agreed to take any of the actions specified in this
         Section 3.10.

                  SECTION 3.11. LITIGATION. Except as set forth in Section 3.11 of the Disclosure Schedule, (i) as of the date of this Agreement, there are no Actions (other than trademark oppositions or domain name disputes not material to the Company) by or against the Company or affecting any of the Assets, pending before any Governmental Authority or, to the knowledge of the Seller, threatened to be brought by or before any Governmental Authority and (ii) as of the Closing, there will not be any Actions by or against the Company or affecting any of the Assets pending before any Governmental Authority or threatened to be brought by or before any Governmental Authority that, individually or in the aggregate, would have a Material Adverse Effect. None of the matters disclosed in Section 3.11 of the Disclosure Schedule could reasonably be expected to affect the legality, validity or enforceability of this Agreement or the consummation of the transactions contemplated hereby. Except as set forth in Section 3.11 of the Disclosure Schedule, none of the Company nor any of the Assets is subject to any Governmental Order, nor, to the knowledge of the Seller, are there any such Governmental Orders threatened to be imposed by any Governmental Authority, that, individually or in the aggregate, has a Material Adverse Effect.

                  SECTION 3.12. CUSTOMER ACCOUNTS. Each extension of credit by the Company to a customer is in material compliance with Regulation T of the Federal Reserve Board or any similar regulation of any SRO and is secured by an equity amount no less than the amounts permitted by the rules and regulations of any SRO. Substantially all customer margin accounts are evidenced by a customer account agreement substantially in the form attached to Section 3.12(b) of the Disclosure Schedule, subject to a system of customer credit and risk control and, to the knowledge of the Company, present no unreasonable risk of loss. To the knowledge of the Company, no employee of the Company has recommended trading strategies to customers, including day trading techniques or individual recommendations. As of the date of this Agreement, there are no pending material complaints from customers except those of which Seller has furnished to Purchaser a true and correct copy or, if oral, a written summary.

                  SECTION 3.13. REGISTRATIONS. (a) The Company is not subject to registration under the Investment Company Act of 1940, as amended, the Investment Advisors Act of 1940, as amended, or any similar Legal Requirement of any Governmental Authority. Set forth in Section 3.13(a) of the Disclosure
Schedule is a complete and accurate list of all jurisdictions in which the Company is registered as a broker-dealer, investment advisor, insurance agent or exchange member. In those circumstances in which the Company is required to be licensed or registered as a broker-dealer, investment adviser or insurance agency with any Governmental Authority, it is and at all times has been duly licensed or registered as such and such registrations are in full force and effect. All such registrations as currently filed, and all periodic reports required to be filed with respect thereto, are accurate and complete in all material respects.

                  (b) Except with respect to employees in training or employees who have been employed by the Company for fewer than 90 days, all of the Company's officers and employees who are required to be licensed or registered to conduct the business of the Company are and at all required times have been duly licensed or registered in each state and with each Governmental Authority in which or with whom such licensing or regulation is so required (such officers and employees are collectively, the "REGISTERED REPRESENTATIVES"). To the knowledge of Seller, none of the Registered Representatives is or has been subject to any disciplinary or other regulatory compliance proceeding that would, or would be reasonably likely to, prevent, restrict, unduly delay or otherwise limit the transfer from the Company to Purchaser, or the re-licensing or re-registration by Purchaser, of the licenses or registrations of such Registered Representatives in any state in which such Registered Representatives are licensed or registered.

                  SECTION 3.14. COMPLIANCE WITH LEGAL REQUIREMENTS. (A) Each of the Company and, to the Seller's knowledge, officers and employees of the Company (i) in the conduct of business is in material compliance with all material Legal Requirements (including the Gramm-Leach-Bliley Financial Services Modernization Act of 1999) or Orders applicable to the Company or to the employees conducting such business and with the applicable rules of all Governmental Authorities and (ii) has and at all times has had all Governmental Authorizations, and has made all filings, applications and registrations with, all Governmental Authorities that are required in order to permit, in all material respects, the Company to own and operate its business as presently conducted. All such Governmental Authorizations are in full force and effect, and, to the knowledge of the Company, no suspension or cancellation of any of them is threatened or, as of the date of this Agreement, reasonably likely; and all such filings, applications and registrations are current. The Company has complied in all material respects with all privacy policies and standards established by the Company for the use and disclosure of personal data provided by its customers.

                  (b) Section 3.14(b) of the Disclosure Schedule sets forth all Governmental Authorities with which the Company is required to be registered as a broker-dealer as of the date hereof. The Company is not required to be registered in or obtain a license or similar authorization from any other jurisdiction. The Company has not exceeded in any material respect the business activities enumerated in any membership agreements or other limitations imposed in connection with its registrations, forms (including Form BDs) and reports filed with any Governmental Authority. The Company has filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that it has been required to file since 1995 with any Governmental Authority. All other reports and statements required to be filed by the Company have been filed including any report or statement required to be filed pursuant to the laws, rules or regulations of the United States, any state or any Governmental Authority, and the Company has paid all fees and assessments due and payable in connection therewith. The information contained in such registrations, forms and reports was true and complete in all material respects as of the date of the filing thereof. Each such registration is in full force and effect on the date hereof. Except for normal examinations conducted by a SRO in the regular course of the Company's business, no SRO has initiated any proceeding or investigation into the business or operations of the Company. There is no unresolved violation, criticism or exception by any SRO with respect to any report or statement relating to any examinations of the Company.

                  (c) The Company's activities do not require it to be registered as an exchange or transfer agent, a clearing agency, a municipal securities dealer, a governmental securities dealer, a futures commission merchant, a commodity trading adviser or a commodity pool operator.

                  SECTION 3.15. MATERIAL CONTRACTS. (A) Except for Contracts entered into between the Company and its customers in the Ordinary Course of Business, Section 3.15(a) of the Disclosure Schedule contains a complete and accurate list, and Seller has made available to Purchaser, prior to the date of this Agreement, true and complete copies, or, in the event of oral Contracts, complete and accurate summaries (such contracts and agreements being "MATERIAL CONTRACTS"), of:

                  (i) All contracts and agreements that involve payment by or to the Company of an amount or value in excess of $50,000;

                  (ii) all Contracts relating to indebtedness for borrowed money of the Company to a third party;

                  (iii) all Contracts with any Governmental Authority to which the Company is a party;

                  (iv) all Contracts that limit or purport to limit the ability of the Company to compete in any line of business or with any Person or in any geographic area or during any period of time;

                  (v) all Contracts between or among the Company and the Seller or any Affiliate of the Seller contemplating an exchange of value in excess of $50,000;

                  (vi) all material broker, distributor, dealer, agency, sales promotion, market research, marketing consulting and advertising Contracts to which the Company is a party;

                  (vii) all leases and subleases in respect of Leased Real Property;

                  (viii) all Contracts entered into by the Company relating to the acquisition or divestiture of a business that contain ongoing indemnification liabilities;

                  (ix) all Contracts for capital expenditures by the Company in excess of $50,000;

                  (x) all Contracts for clearing or sub-clearing services to which the Company is a party;

                  (xi) all material Company IP Licenses;

                  (xii) all advertising Contracts providing for aggregate payments exceeding $100,000 to which the Company is a party; and

                  (xiii) all material Contracts in respect of or with affinity partnerships and registered investment advisors to which the Company is a party.

                  (b) Each Material Contract: (i) is valid and binding on the Company, and, to the knowledge of the Seller, the counterparties thereto, and is in full force and effect and (ii) upon consummation of the transactions contemplated by this Agreement, except to the extent that any consents set forth in Section 3.07 of the Disclosure Schedule are not obtained, shall continue in full force and effect without penalty or other adverse consequence. The Company is not in breach of, or default under, any Material Contract nor, to the knowledge of the Company, is any other party in breach of, or default under, any Material Contract.

                  SECTION 3.16. REAL AND TANGIBLE PROPERTY. (a) Section 3.16(a) of the Disclosure Schedule lists all of the Leased Real Property. The Seller has delivered to the Purchaser true and complete copies of all leases and subleases relating to the Leased Real Property (each, a "LEASE" and collectively, the "LEASES") and any and all ancillary documents pertaining thereto. The Company does not own any real property.

                  (b) Each material parcel of Leased Real Property is leased free and clear of all Encumbrances other than Permitted Encumbrances and is neither subject to any governmental decree or order to be sold nor is being condemned, expropriated or otherwise taken by any public authority with or without payment of compensation therefor, nor, to the knowledge of the Seller, has any such condemnation, expropriation or taking been proposed.

                  (c) Each Lease grants to the tenant thereunder the exclusive right to use and occupy the premises demised thereunder, and, except as set forth in Section 3.16(c) of the Disclosure Schedule, the Seller has not entered into any lease or sublease granting any Person the right to occupy or use (or the option to exercise the right to occupy or use) all or any portion of the Leased Real Property.

                  SECTION 3.17. INTELLECTUAL PROPERTY. (a) Section 3.17(a) of the Disclosure Schedule sets forth a true and complete list of all of the following items that are owned or used by the Company: (i) trademark registrations and applications owned by the Company and trademark registrations and applications in the Territory licensed to the Company by DLJ Long Term Investment Corp.; (ii) material internet domain names; (iii) common law trademarks material to the Company's business; and (iv) material Software. No royalties, honoraria or other fees are payable to any Third Parties (other than Governmental Authorities and Internet registrars) or Affiliates of the Company for right to use any Company Intellectual Property except pursuant to the Company IP Licenses.

                  (b) To the knowledge of the Seller, the conduct of the Company's business as currently conducted and the Licensed Software (as defined in the iNautix Agreement) do not infringe or misappropriate or otherwise violate the Intellectual Property of any Third Party in the Territory. Except as disclosed in Section 3.17(b) of the Disclosure Schedule, no claim has been asserted to the Seller or the Company in writing in the two-year period immediately preceding the date hereof that the conduct of the Company's business infringes, misappropriates or otherwise violates the Intellectual Property of any third party in the Territory. With respect to each item of Company Intellectual Property owned by the Company, the Company is the owner of the entire right, title and interest in and to such Intellectual Property, free and clear of Encumbrances and is entitled to use such Intellectual Property in the continued operation of its business. With respect to each item of Company Intellectual Property licensed to the Company, the Company has the right to use such Intellectual Property in the continued operation of its business, free and clear of Encumbrances, in accordance with the terms of the Company IP License governing such Intellectual Property. The Company Intellectual Property owned by the Company and, to the knowledge of the Seller, the Company Intellectual Property licensed to the Company, is valid and enforceable, and has not been adjudged invalid or unenforceable in whole or part in the Territory. All registrations and applications for Company Intellectual Property that are owned by Company are recorded in the name of its current owner in the Territory. Except as disclosed in Section 3.17(b) of the Disclosure Schedule, there is no pending or threatened litigation, opposition, interference or cancellation or similar proceeding before any Governmental Authority involving the Company Intellectual Property owned by the Company, and, to the knowledge of the Seller, the Company Intellectual Property licensed to the Company, challenging the ownership, use, validity or enforceability of such Company Intellectual Property. To the knowledge of the Seller, no person is engaging in any activity that infringes, misappropriates or otherwise violates the Company Intellectual Property and no claim has been asserted by the Company to such effect.

                  (c) The Company takes reasonable measures to protect the confidentiality of trade secrets. To the Seller's knowledge, no trade secret of the Company has been disclosed or authorized to be disclosed to any third party other than pursuant to a non-disclosure agreement that requires the other party to maintain the secrecy of such trade secrets. To the Seller's knowledge, no party to any non-disclosure agreement relating to the Company's trade secrets is in breach or default thereof.

                  (d) Subject to the consents set forth in Section 3.07 of the Disclosure Schedule and except as provided herein and in the Ancillary Agreements, the consummation of the transactions contemplated in this Agreement will not result in the loss, restriction or impairment, in any material respect, of the Company's right to own or use any of the material Company Intellectual Property, individually or in the aggregate, other than the Excluded Intellectual Property.

                  (e) Except as set forth in Section 3.17(e) of the Disclosure Schedule and except as provided herein and in the Ancillary Agreements, there are no settlements, forebearances to sue, consents, judgments, governmental, or similar obligations which, or claims by third parties to, in any material respect (a) restrict Company's rights to use any Company Intellectual Property, (b) restrict Company's business in order to accommodate a third party's intellectual property rights or (c) permit third parties to use any Company Intellectual Property owned or exclusively licensed to the Company.

                  (f) Except as would not have a Material Adverse Effect, the Company Intellectual Property, together with the rights to be granted under the Ancillary Agreements, constitutes all the Intellectual Property owned by or licensed to the Company and used by the Company in the business of Company as currently conducted.

                  (g) Following the consummation of the transactions, none of the Seller, its Affiliates, or their respective employees, agents, directors and consultants shall retain any interest in the Company Intellectual Property owned by the Company, except as provided hereunder and in the Ancillary Agreements.

                  (h) To the Seller's knowledge, the Software included in the Company Intellectual Property was either: (i) created by employees of the Company as a 'work for hire'; (ii) all rights therein have been assigned to the Company by the creator or proprietor thereof; or (iii) duly licensed to the Company. To the Seller's knowledge, the Software included in the Company Intellectual Property is free of viruses, worms, material bugs and errors. To the Seller's knowledge, the documentation included such Software is adequate for the operation and maintenance of such Software in the Ordinary Course of Business.

                  SECTION 3.18. ASSETS. The Company owns, leases or has the legal right to use all the properties and tangible assets and, as of the Closing, except with respect to Leased Real Property which is the subject of
Section 5.12, will own, lease or have the legal right to use all the properties and tangible assets used or intended to be used by the Company or otherwise owned, leased or used by the Company and, with respect to contract rights, except for the Excluded IP Licenses or as set forth in Section 3.07 or 3.18 of the Disclosure Schedule, is a party to or enjoys (and as of the Closing, will be a party to or enjoy) the right to the benefits of all Contracts, including Contracts with Affiliates of the Seller, used or intended to be used by the Company (all such properties, assets and contract rights being the "ASSETS"). Except with respect to the Excluded IP Licenses or Contracts set forth in
Section 3.18 to the Disclosure Schedule, the Assets constitute all the properties, assets and rights forming a part of, used, held or intended to be used in, and all such properties, assets and rights as are necessary in the conduct of, the business of the Company in the United States as currently conducted. At all times since September 30, 2001, the Company has caused the Assets to be maintained in accordance with good business practice, and all the Assets are in good operating condition and repair and are suitable for the purposes for which they are used and intended.

                  SECTION 3.19. EMPLOYEE BENEFIT PLANS; LABOR MATTERS. (A)
Section 3.19 of the Disclosure Schedule sets forth a true and complete list of each employee benefit plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) and each material employee benefit, bonus, deferred compensation, incentive compensation, medical, dental, health, life insurance, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock, stock option or other equity related plan, program, policy, arrangement and contract and each golden parachute, change in control, employment, consulting, severance, retention or other similar plan, program, policy, arrangement and agreement maintained, contributed to or sponsored by the Company, to which the Company is a party or with respect to which the Company could incur liability under applicable Legal Requirements, including without limitation, Sections 4069, 4212(c) or 4204 of ERISA (collectively, the "COMPANY BENEFIT PLANS"). Except with respect to arrangements or agreements the full cost of which will be borne by the Seller or its Affiliates (other than the Company), the Seller has made available to the Purchaser a true and complete copy, including all applicable amendments, of (i) the two most recent annual reports (Forms 5500), including all schedules thereto, (ii) each such Company Benefit Plan, (iii) each trust agreement and insurance contract relating to each Company Benefit Plan, (iv) the most recent summary plan description and summary of material modifications for each Company Benefit Plan for which a summary plan description or a summary of material modifications is required, (v) the most recent actuarial report or valuation, if any, relating to a Company Benefit Plan subject to Title IV of ERISA ("TITLE IV PLAN") and (vi) the most recent determination letter, if any, issued by the IRS with respect to any Company Benefit Plan qualified under Section 401(a) of the Code.

                  (b) With respect to the Company Benefit Plans, no event has occurred and, to the knowledge of the Seller, there exists no condition or set of circumstances, in connection with which the Company could be subject to any liability under the terms of such Company Benefit Plans, ERISA, the Code or any other applicable Legal Requirement which would have a Material Adverse Effect. The Company does not have any actual or contingent liability under Title IV of ERISA, except as would not have a Material Adverse Effect. No action, claim or proceeding is pending or, to the knowledge of the Company, threatened with respect to any Company Benefit Plan (other than claims for benefits in the ordinary course).

                  (c) The Company is not a party to any collective bargaining agreement or other labor union contract applicable to persons employed by the Company and no collective bargaining agreement is being negotiated by the Company. As of the date hereof, there is no labor dispute, strike, slowdown or work stoppage against the Company pending or, to the knowledge of the Seller, threatened which may interfere with the respective business activities of the Company. To the knowledge of the Seller, none of the Company or any of its representatives or employees, has committed any unfair labor practices in connection with the operation of the respective businesses of the Company, and there is no charge or complaint against the Company pending before the National Labor Relations Board or any comparable state agency, except as would not have a Material Adverse Effect. The Company is in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment, health and safety, and wages and hours, except as would not have a Material Adverse Effect. The Company has not received written notice of any investigation, charge or complaint pending before the Equal Employment Opportunity Commission or any other federal or state government agency or court or other tribunal regarding an unlawful employment practice, except as would not have a Material Adverse Effect. The Company is and has been in material compliance with all notice and other requirements under the Worker Adjustment and Retraining Notification Act ("WARN") or similar state statute.

                  (d) Except with respect to arrangements or agreements the full cost of which will be borne by the Seller or its Affiliates (other than the Company), the Seller has made available to the Purchaser (i) copies of all employment, retention and consulting agreements with officers, key employees or consultants of the Company (or copies of forms of agreements setting forth representative employment terms and conditions); (ii) copies of all severance and termination agreements, programs and policies of the Company with or relating to its employees, consultants or directors; and (iii) copies of all plans, programs, agreements and other arrangements of the Company with or relating to its employees, consultants or directors which contain change in control provisions; and (iv) copies of the forms of invention assignment (or work for hire) and confidentiality agreements, if any, signed by employees, consultants and contractors of the Company.

                  (e) Each Company Benefit Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the IRS and has complied with its terms and all material legal requirements, and to the knowledge of Seller no circumstance exists that is reasonably likely to result in the revocation or denial of any such favorable determination letter.

                  (f) The Company does not contribute to a "multiemployer plan," as defined in Section 3(37) of ERISA, nor has it contributed to such a plan within the past five calendar years.

                  (g) Neither the execution and delivery of this Agreement nor the consummation of the contemplated transactions, either alone or upon the occurrence of any additional or further acts or events, will (i) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute or otherwise) becoming due under any Company Benefit Plan or otherwise from the Company or to any "rabbi trust" or similar trust, (ii) increase any benefits otherwise payable under any Company Benefit Plan or (iii) result in any acceleration of the time of payment, exercisability or vesting of any benefit. No amounts payable under any Company Benefit Plan as a result of the consummation of the transactions contemplated by this Agreement, either alone or upon the occurrence of any additional or further acts or events, will fail to be deductible for federal income tax purposes by virtue of Section 280G of the Code.

                  (h) Neither the Company nor any of its ERISA Affiliate has used the services or workers provided by third party contract labor suppliers, temporary employees, "leased employees" (as that term is defined in Section 414(n) of the Code), or individuals who have provided services as independent contractors to an extent that would reasonably be expected to result in the disqualification of any of the Company Benefit Plans or the imposition of penalties or excise taxes with respect to the plans by the IRS, the Department of Labor, or the PBGC.

                  (i) No Company Benefit Plan provides benefits, including without limitation death or medical benefits (whether or not insured), with respect to current or former employees after retirement or other termination of service (other than (i) coverage mandated by the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, (ii) death benefits or retirement benefits under any "employee pension plan," as that term is defined in section 3(2) of ERISA, (iii) benefits the full cost of which is borne by the current or former employee (or his or her beneficiary) or (iv) deferred compensation benefits accrued as liabilities on the books of the Company).

                  SECTION 3.20. TAXES. Except as set forth in Section 3.20 of the Disclosure Schedule:

                  (a) The Company has duly and timely filed (or there have been duly and timely filed on its behalf) with the appropriate governmental authorities all income Tax and all other material Tax Returns required to be filed by it, and all such Tax Returns are true, correct and complete in all material respects; all material Taxes for which the Company is or may be liable (whether disputed or not and whether or not shown on any Tax Return) in respect of periods (or portions thereof) ending on or before the Closing Date have been timely paid, or will be timely paid, or have been provided for on the Company Financial Statements in accordance with U.S. GAAP;

                  (b) There are no liens for Taxes upon any property or assets of the Company, except for liens for Taxes not yet due and payable, and for which Taxes adequate reserves have been provided on the Company Financial Statements in accordance with U.S. GAAP;

                  (c) No power of attorney that is currently in force has been granted with respect to any matters relating to Taxes which power of attorney would be binding on the LLC after the Closing Date;

                  (d) As of the date hereof, the Company is an includible corporation within the meaning of Section 1504(b) of the Code with respect to the affiliated group of corporations of which Credit Suisse First Boston, Inc. is the parent (the "SELLER GROUP") and will continue to be such an includible corporation at all times through the LLC Conversion. For federal income Tax purposes, all of the LLC Interests will be owned by Donaldson, Lufkin & Jenrette Securities Corporation (a member of the Seller Group) and the LLC will be treated as a disregarded entity for all applicable income Tax purposes at all times from the time of the LLC Conversion through the Closing. None of Holdings, Seller, Company (prior to the LLC Conversion) or LLC (following the LLC Conversion), or any of their respective Affiliates, will take any action (or fail to take any action) which action (or failure to act) would cause the LLC to be treated as other than a disregarded entity for any income Tax purposes;

                  (e) Donaldson, Lufkin & Jenrette Securities Corporation, the seller for Tax purposes, is a United States person within the meaning of Section 7701(a)(30) of the Code. No withholding of Tax will be required under Section 1445 of the Code with respect to the purchase of the LLC Interests pursuant to this Agreement;

                  (f) The Company has duly and timely withheld, collected, deposited and paid to the proper governmental authority all Taxes required to have been withheld, collected, deposited or paid by it;

                  (g) The Company has not waived or requested to waive any statute of limitations in respect of Taxes, nor has requested or agreed to any extension of time with respect to a Tax assessment or deficiency, which waiver, request or agreement would be binding on the LLC after the Closing; and

                  (h) Since November 1, 1999, the Company has not been a distributing or controlled corporation in a transaction to which Section 355 of the Code applied.

                  SECTION 3.21. RELATIONSHIPS WITH RELATED PERSONS. Except as set forth on Section 3.21 of the Disclosure Schedule, no officer or director of the Seller or any Affiliate thereof has, or since January 1, 1999 has had, (a) any interest in any property (whether real, personal, or mixed and whether tangible or intangible), used in or pertaining to the Company's business or (b) any direct or indirect financial interest in any transaction with the Company or any competitor of the Company; PROVIDED, HOWEVER, that the ownership of securities representing no more than five percent of the outstanding voting power of any competitor and which are also listed on any national securities exchange shall not be deemed to be a "financial interest" so long as the Person owning such securities has no other connection or relationship with such competitor.

                  SECTION 3.22. CERTAIN PAYMENTS. Neither the Company nor, to the knowledge of the Company, any director, officer, agent, or employee of the Company has, directly or indirectly, (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any Person, private or public, regardless of form, whether in money, property, or services
(i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured or (iii) to obtain special concessions or for special concessions already obtained, for or in respect of the Company or any Affiliate, officer or director of the Company or any Affiliate thereof, in each case in violation of any applicable Legal Requirement or (b) established or maintained any fund or asset that has not been recorded in the books and records of the Company.

                  SECTION 3.23. BROKERS. Except for any fees or expenses for which the Seller is solely responsible, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Seller.

                  SECTION 3.24. NO OTHER REPRESENTATIONS. Neither the Seller, the Company nor any of their respective directors, officers, employees, agents or representatives has made, or shall be deemed to have made, and neither the Seller nor the Company is liable for or bound in any manner by, any express or implied representations, warranties, guaranties, promises or statements pertaining to the Company or any of its assets or businesses except as specifically set forth in this Agreement.


                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                           OF THE PURCHASER AND PARENT

                  As an inducement to the Seller to enter into this Agreement, the Purchaser hereby represents and warrants to the Seller as follows:

                  SECTION 4.01. ORGANIZATION AND AUTHORITY OF THE PURCHASER. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all necessary corporate power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Purchaser, the performance by the

Purchaser of its obligations hereunder and the consummation by the Purchaser of the transactions contemplated hereby have been duly authorized by all requisite action on the part of the Purchaser. This Agreement has been duly executed and delivered by the Purchaser and (assuming due authorization, execution and delivery by the Seller) this Agreement constitutes a legal, valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms.

                  SECTION 4.02. NO CONFLICT. Assuming compliance with the notification requirements of the HSR Act and the making and obtaining of all filings, notifications, consents, approvals, authorizations and other actions referred to in Section 4.03, except as may result from any facts or circumstances relating solely to the Seller, the execution, delivery and performance of this Agreement by the Purchaser do not and will not (a) violate, conflict with or result in the breach of any provision of the certificate of incorporation, by-laws or equivalent organizational documents of the Purchaser,
(b) conflict with or violate any Legal Requirement or Governmental Order applicable to the Purchaser or (c) conflict with, or result in any breach of, constitute a default (or event which with the giving of notice or lapse or time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation, or cancellation of, or result in the creation of any Encumbrance on any of the assets or properties of the Purchaser pursuant to, any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which the Purchaser is a party or by which any of such assets or properties are bound or affected which, the the case of clauses (b) and (c) above, would have a material adverse effect on the ability of such Person to perform its obligations under this Agreement or consummate the transactions contemplated hereby.

                  SECTION 4.03. GOVERNMENTAL CONSENTS AND APPROVALS. The execution, delivery and performance of this Agreement by the Purchaser do not and will not require any consent, approval, authorization or other order of, action by, filing with, or notification to, any Governmental Authority, except
(a) the approval of the Office of the Superintendent of Financial Institutions of Canada ("OSFI"), (b) the notification requirements of the HSR Act, and (c) as described in a writing given to the Seller by the Purchaser on the date of this Agreement.

                  SECTION 4.04. INVESTMENT PURPOSE. The Purchaser is acquiring the LLC Interests solely for the purpose of investment and not with a view to, or for offer or sale in connection with, any distribution thereof.

                  SECTION 4.05. FINANCING. The Purchaser has available sufficient funds to pay the Purchase Price.

                  SECTION 4.06. LITIGATION. Except as disclosed in a writing given to the Seller by the Purchaser on or prior to the date of this Agreement, as of the date of this Agreement, no claim, action, proceeding or investigation is pending or, to the best knowledge of the Purchaser after due inquiry, threatened, that seeks to delay or prevent the consummation of, or that would be reasonably likely to materially adversely affect the Purchaser's ability to consummate, the transactions contemplated by this Agreement.

                  SECTION 4.07. BROKERS. Except for BMO Nesbitt Burns, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Purchaser. The Purchaser shall be solely responsible for payment of the fees and expenses of BMO Nesbitt Burns.


                                    ARTICLE V

                              ADDITIONAL AGREEMENTS

                  SECTION 5.01. CONDUCT OF BUSINESS PRIOR TO THE CLOSING. (a) The Seller covenants and agrees that, except as described in Section 5.01(a) of the Disclosure Schedule, between the date hereof and the time of the Closing, the Company shall not conduct its business other than in the Ordinary Course of Business. Without limiting the generality of the foregoing, except as described in Section 5.01(a) of the Disclosure Schedule, the Seller shall cause the Company to (i) use its reasonable best efforts to (A) preserve intact its business organization, (B) keep available to the Purchaser the services of its employees, and (C) preserve its current relationships with its customers and other persons with which it has significant business relationships; (ii) exercise, but only after notice to the Purchaser and receipt of the Purchaser's prior written approval, any rights of renewal pursuant to the terms of any leases or subleases that by their terms would otherwise expire; (iii) not shorten or lengthen the customary payment cycles for any of its payables or receivables, except as required pursuant to Section 5.14; and (iv) not engage in any practice, take any action, fail to take any action or enter into any transaction which could cause any representation or warranty of the Seller to be untrue or result in a breach of any covenant made by the Seller in this Agreement; PROVIDED, HOWEVER, that prior to the Closing, subject to the provisions of Section 2.06, the Seller may, in its sole discretion and without the consent of the Purchaser, cause to be distributed to Seller any cash from the accounts of the Company as it deems desirable.

                  (b) Except as described in Section 5.01(b) of the Disclosure Schedule, the Seller covenants and agrees that, prior to the Closing, without the prior written consent of the Purchaser, the Company will not do any of the things enumerated in the second sentence of Section 3.10.

                  (c) Effective upon the Closing, the Seller will cause any and all Intellectual Property agreements between the Company and its Affiliates that are inconsistent with the rights to be granted to the Company under the Ancillary Agreements to be terminated.

                  SECTION 5.02. ACCESS TO INFORMATION. (a) From the date hereof until the Closing, upon reasonable notice, the Seller shall cause the Company and each of its officers, directors, employees, agents, representatives, accountants and counsel to: (i) afford the officers, employees and authorized agents, accountants, counsel, financing sources and representatives of the Purchaser reasonable access, during normal business hours, to the offices, properties, plants, other facilities, books and records of the Company (other than privileged materials) and to those officers, directors, employees, agents, accountants and counsel of the Company who have any knowledge relating to the Company and (ii) furnish to the officers, employees and authorized agents, accountants, counsel, financing sources and representatives of the Purchaser such additional financial and operating data and other information regarding the assets, properties, operations and goodwill of the Company (or legible copies thereof) as the Purchaser may from time to time reasonably request.

                  (b) In order to facilitate the resolution of any claims made against or incurred by the Seller prior to the Closing, for a period of seven years after the Closing, the Purchaser shall (i) retain the books and records of the Company relating to periods prior to the Closing in a manner reasonably consistent with the prior practice of the Company and (ii) upon reasonable notice, afford the officers, employees and authorized agents and representatives of the Seller reasonable access (including the right to make, at the Seller's expense, photocopies), during normal business hours, to such books and records.

                  (c) In order to facilitate the resolution of any claims made by or against or incurred by the Purchaser or the Company after the Closing or for any other reasonable purpose, for a period of seven years following the Closing, the Seller shall (i) retain the books and records of the Seller that relate to the Company and its operations for periods prior to the Closing and that shall not otherwise have been delivered to the Purchaser or the Company and
(ii) upon reasonable notice, afford the officers, employees and authorized agents and representatives of the Purchaser or the Company reasonable access (including the right to make photocopies, at the expense of the Purchaser or the Company), during normal business hours, to such books and records.

                  SECTION 5.03. CONFIDENTIALITY. (a) The terms of the Confidentiality Agreement are hereby incorporated herein by reference and shall continue in full force and effect until the Closing, at which time such Confidentiality Agreement and the obligations of the Purchaser under this
Section 5.03 shall terminate; PROVIDED, HOWEVER, that the Confidentiality Agreement shall terminate only in respect of that portion of the Evaluation Material (as defined in the Confidentiality Agreement) exclusively relating to the Company and the transactions contemplated by this Agreement. If this Agreement is, for any reason, terminated prior to the Closing, the Confidentiality Agreement shall continue in full force and effect.

                  (b) The Seller agrees to keep, and to cause its Affiliates to keep, confidential all nonpublic information in its possession regarding the Company (including any information made available to the Seller pursuant to Section 5.02(c)); PROVIDED, HOWEVER, that the Seller will not be required to maintain as confidential any information that (i) becomes generally available to the public other than as a result of a disclosure by the Seller or (ii) is required to be disclosed pursuant to the terms of a Legal Requirement or Order; PROVIDED, HOWEVER, that the Seller shall provide the Company with prior notice of any such disclosure and the opportunity to seek a protective order or other confidential treatment.

                  SECTION 5.04. REGULATORY AND OTHER AUTHORIZATIONS; NOTICES AND CONSENTS. (A) Subject to the terms and conditions herein provided, each of the Seller and Purchaser agrees to use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement and to cooperate with the other in connection with the foregoing, including using all reasonable commercial efforts (i) to refrain from taking any action that would inhibit or delay the parties' ability to consummate and make effective the transactions contemplated by this Agreement; (ii) to obtain all consents, approvals and authorizations that are required to be obtained from Governmental Authorities; (iii) to obtain, without cost to the Purchaser, all necessary waivers, consents and approvals from other parties to material leases, contracts, licenses, commitments, agreements and arrangements; (iv) to lift or rescind any injunction, restraining order, decree or other order adversely affecting the ability of the parties hereto to consummate the transactions contemplated hereby; (v) to effect all necessary registrations and filings including, but not limited to, submitting notifications required by the HSR Act, including therein a request for early termination of the waiting period under the HSR Act, and providing information requested by Governmental Authorities; and (vi) to fulfill all conditions to this Agreement. The Seller and the Purchaser each agree to make, or to cause to be made, an appropriate filing of a notification and report form pursuant to the HSR Act or, in the case of the Purchaser, use its reasonable best efforts to file an appropriate submission to the OSFI, in each case with respect to the transactions contemplated by this Agreement within 10 Business Days after the date of this Agreement and to supply promptly any additional information and documentary material that may be requested pursuant to the HSR Act or by the OSFI, as applicable.

                  (b) Each party to this Agreement shall promptly notify the other party of any communication it or any of its Affiliates receives from any Governmental Authority relating to the matters that are the subject of this Agreement and permit the other party to review in advance any proposed communication by such party to any Governmental Authority. No party to this Agreement shall agree to participate in any meeting with any Governmental Authority in respect of any filings, investigation or other inquiry unless it consults with the other party in advance and, to the extent permitted by such Governmental Authority, gives the other party the opportunity to attend and participate at such meeting. Subject to the Confidentiality Agreement, each party to this Agreement will coordinate and cooperate fully with the other parties in exchanging such information and providing such assistance as such other party may reasonably request in connection with the foregoing and in seeking early termination of any applicable waiting periods under the HSR Act. Subject to the Confidentiality Agreement and applicable Legal Requirements, each party to this Agreement will provide the other party with copies of all correspondence, filings or communications between it or any of its representatives, on the one hand, and any Governmental Authority or members of its staff, on the other hand, with respect to this Agreement and the transactions contemplated by this Agreement. The preceding provisions of this
Section 5.04(b) apply only through the Closing Date or termination of this Agreement.

                  SECTION 5.05. NOTICE OF DEVELOPMENTS. Prior to the Closing,
(a) the Seller shall promptly notify the Purchaser in writing of (i) all events, circumstances, facts and occurrences arising subsequent to the date of this Agreement which could result in any breach of a representation or warranty or covenant of the Seller in this Agreement or which could have the effect of making any representation or warranty of the Seller in this Agreement untrue or incorrect in any respect and (ii) all other material developments affecting the assets, Liabilities, business, financial condition, operations, results of operations, customer or supplier relations, employee relations, projections or prospects of the Business and (b) the Purchaser shall promptly notify the Seller in writing of all events, circumstances, facts and occurrences arising subsequent to the date of this Agreement which could result in any breach of a representation or warranty or covenant of the Purchaser in this Agreement or which could have the effect of making any representation or warranty of the Purchaser in this Agreement untrue or incorrect in any respect.

The parties understand and agree that the delivery of a notice contemplated by this Section 5.05 shall not in any manner be deemed to cure or constitute a waiver of (or affect the right of either party with respect to) any breach of any representation, warranty or covenant contained in this Agreement or have any effect for purposes of determining satisfaction of the conditions precedent hereto.

                  SECTION 5.06. INVESTIGATION. (a) The Purchaser acknowledges and agrees that (i) it has made its own inquiry and investigation into, and, based thereon, and its reliance upon clause (ii) of this Section 5.06 and this Agreement and the Ancillary Agreements, has formed an independent judgment concerning, the Company, (ii) to the Purchaser's knowledge, it has been furnished with or given adequate access to such information about the Company as it has requested and (iii) neither the Seller, the Company nor any of their respective directors, officers, employees, agents or representatives has made, or shall be deemed to have made, and none of such persons or the Seller or the Company shall be liable for or bound in any manner by, any express or implied representations, warranties, guaranties, promises or statements pertaining to the Company or any of its assets or businesses except as specifically set forth in Article III or in the certificate delivered pursuant to Section 8.02(a) of this Agreement, except in the case of fraud.

                  (b) In connection with the Purchaser's investigation of the Company, the Purchaser has received from the Seller certain estimates, projections and other forecasts for the Company, and certain plan and budget information. The Purchaser acknowledges that there are uncertainties inherent in attempting to make such projections, forecasts, plans and budgets, that the Purchaser is familiar with such uncertainties, that the Purchaser is taking full responsibility for making its own evaluation of the adequacy and accuracy of all estimates, projections, forecasts, plans and budgets so furnished to it, and that the Purchaser will not assert any claim against the Seller or any of its directors, officers, employees, agents, stockholders, Affiliates, consultants, counsel, accountants, investment bankers or representatives, or hold the Seller or any such persons liable, with respect thereto, except in the case of fraud. Accordingly, the Seller makes no representation or warranty with respect to any estimates, projections, forecasts, plans or budgets referred to in this Section 5.06(b).

                  SECTION 5.07. USE OF NAMES. (a) Notwithstanding any other provision of this Agreement to the contrary, no interest in or right to use the names "CSFB", "DLJ", "CSFBDIRECT" or "DLJDIRECT" or any confusingly similar derivation or modification thereof or any trademark, service mark, trade dress, logo, domain name, URL (uniform resource locator), trade name or corporate name, including registrations and applications therefor, of the Seller or any of its Affiliates (collectively, the "RETAINED NAMES AND MARKS") is being transferred to the Purchaser pursuant to the transactions contemplated hereby, and, except as expressly provided in the Temporary License Agreement and the Trademark and Service Mark License Agreement to be executed pursuant to this Section 5.07(a) and to Section 5.07(e), the use of any Retained Names and Marks in connection with the Company's business by the Purchaser or the Company shall cease as of the Closing Date. Subject to Section 5.07(f), at the Closing, the Seller's Affiliates shall grant to the Company a temporary, exclusive trademark license to use in the Territory the word "CSFBDIRECT" and, to the extent used by the Company as of the Closing Date, "DLJDIRECT", in connection with the business of the Company as of the date hereof pursuant to a license agreement substantially in the form attached hereto as Exhibit 5.07(a) (the "TEMPORARY

LICENSE AGREEMENT"). In addition, the Temporary License Agreement shall provide that the Company may, for a period of one year after Closing, use the word "CSFBDIRECT" and, to the extent used by the Company as of the Closing Date, "DLJDIRECT", in the Territory in advertising and marketing materials solely for the purpose of announcing and promoting the Company's change of ownership and name pursuant to the consummation of the transactions contemplated by this Agreement. Except as expressly authorized in the Temporary License Agreement, the Purchaser, promptly following the Closing Date and in any event within six months thereafter, will, and will cause the Company and any of its Affiliates to, remove or obliterate all the Retained Names and Marks from its signs, web sites, labels, letterheads and other items and materials of the Company's business and otherwise, and not put into use after the Closing Date any such items and materials not in existence on the Closing Date that bear any Retained Name or Mark or any name, mark or logo similar thereto. Notwithstanding the foregoing, but subject to any rights of the Seller and its Affiliates under applicable Legal Requirements, nothing shall preclude the Company from exercising its legal rights of "fair use" for which no license would be legally required with respect to the Retained Names and Marks, for example, used in describing the corporate history of the Company.

                  (b) It is hereby understood and agreed that the Purchaser and its Affiliates can use the name "_____DIRECT" in any name or mark adopted for the business of the Company and its Affiliates. The Purchaser and its Affiliates shall not use the names "CSFBDIRECT" and "DLJDIRECT" in any manner except as permitted by the Temporary License Agreement. The Seller agrees that it and its Affiliates will not adopt or use the name "_____DIRECT" as all or part of the name of any online retail discount brokerage, online trading or direct investing business or any product or service offered in connection therewith; PROVIDED, HOWEVER, that the Seller and its Affiliates may use "CSFBDIRECT" and "DLJDIRECT" outside the Territory without limitation. Except as expressly provided herein and in any Ancillary Agreement, the Purchaser agrees that the Seller shall not have any responsibility for claims by third parties arising out of, or relating to, the use after the Closing Date by the Purchaser, the Company or any Affiliate thereof of any Retained Name or Mark.

                  (c) Subject to the existing rights of its Affiliates and joint ventures outside of the Territory, the Seller agrees to transfer to the Company, on or prior to Closing, any and all trademark and copyright rights in the Territory in and to solely the logo design incorporating the rectangular shape and the triangle in the letter "d" which has heretofore been used in connection with the marks "CSFBDIRECT" and "DLJDIRECT" (the "LOGO DESIGN"). At the Company's request and expense, the Seller will cancel any registrations for Trademarks in the Territory that incorporate such logo design. Nothing herein shall be deemed to limit the right of the Seller and its Affiliates to use a multiple-tone blue and red color scheme in connection with their businesses. In order to distinguish the use by the Purchaser and its Affiliates of the Logo Design, the Purchaser and its Affiliates shall not use the Logo Design with the color red for the triangle and in a blue color scheme.

                  (d) The Purchaser shall cause the Company to file, no later than two days after the Closing, amended articles of incorporation (or similar organizational documents) with the appropriate authorities changing its corporate name to a corporate name that does not contain any Retained Names and Marks and eliminates any reference or affiliation to Seller and its Affiliates.

                  (e) Notwithstanding anything herein to the contrary, no ownership interest in the names "FundCenter", "FundScan", "MarketSpeed", "StockScan", "TradeTalk" or "TradeUp" or any similar or related names, marks or logos of the Seller or any of its Affiliates (collectively, the "PROPRIETARY NAMES AND MARKS") is being transferred to the Purchaser pursuant to the transactions contemplated hereby. At the Closing, subject to existing license obligations of the Seller or any of its Affiliates, the Seller's Affiliates shall grant to the Company a perpetual, royalty-free license to use in any and all territories throughout the world the Proprietary Names and Marks pursuant to a license agreement substantially in the form attached hereto as Exhibit 5.07(e) (the "TRADEMARK AND SERVICE MARK LICENSE AGREEMENT") in connection with its Business (as defined in the Trademark and Service Mark License Agreement). Except as provided in the Trademark and Service Mark License Agreement, to the extent the Company had the exclusive or co-exclusive use of any of the Proprietary Names and Marks prior to the Closing, the Company shall continue to have the exclusive or co-exclusive, as applicable, use of such Proprietary Names and Marks after the Closing, it being understood that the rights granted to the Company with respect to the names "MarketSpeed," "Trade Up" and "Trade Talk" in the Territory shall be exclusive, notwithstanding any pre-existing licenses in the Territory. Except as expressly provided herein or in any Ancillary Agreement, the Purchaser agrees that the Seller shall not have any responsibility for claims by third parties arising out of, or relating to, the use after the Closing Date by the Purchaser, the Company or any Affiliate thereof of any Proprietary Name or Mark.

                  (f) For a period of two years after Closing, the Seller agrees to use the website at the Internet address www.CSFBdirect.com and any URLs that are under the control of the Seller or any of its Affiliates that as of the date of this Agreement points to CSFBDIRECT or DLJDIRECT (the "URLS") solely to shuttle traffic to the Company's primary website at an Internet address to be specified by Company. There shall be no content appearing on the URLs, other than a mutually agreeable message explaining the transaction. After such two year period, the URLs will be allowed to lapse or not contain any content. The CSFBDIRECT business may be run solely out of websites at internet addresses with Japan and United Kingdom Top Level Domains. After the expiration of such two year period, Seller shall have no responsibility to maintain, keep active any of the URLs, or to redirect any such users to the Purchaser or the Company's Internet web sites. Notwithstanding anything herein to the contrary, no right, title or interest in any domain name incorporating, in whole or in part, the Retained Names and Marks (collectively, the "RETAINED DOMAIN NAMES") is being transferred to the Purchaser pursuant to the transactions contemplated hereby, and the Company shall cease all use of the Retained Domain Names as of the Closing.

                  (g) At least three Business Days prior to the Closing Date, the Seller agrees to deliver to the Purchaser true and complete schedules of (i) Excluded IP Licenses and (ii) Pre-Existing Rights (as defined in the Trademark and Service Mark License Agreement).

                  SECTION 5.08. RELEASE OF INDEMNITY OBLIGATIONS; ASSUMPTION OF CERTAIN EMPLOYEE OBLIGATIONS (a) The Purchaser covenants and agrees, on or prior to the Closing, to execute and deliver to the Seller, for the benefit of the Seller, a general release and discharge, in form and substance reasonably satisfactory to the Seller and the Purchaser, releasing and discharging the Seller from any and all obligations (i) to guaranty the payment or performance of the Company of any liability or obligation, or (ii) to indemnify the Company or otherwise hold it harmless, in each case, pursuant to those agreements and other arrangements set forth in Section 5.08 of the Disclosure Schedule, except as otherwise provided in this Agreement or the transactions contemplated hereby.

                  (b) The Seller covenants and agrees, on or prior to the Closing, to execute and deliver to the Purchaser, for the benefit of the Purchaser, the Company and their respective Affiliates, a general release and discharge in form and substance reasonably satisfactory to the Purchaser and the Seller, releasing and discharging, and holding harmless, the Purchaser, the Company and their respective Affiliates from, and the Seller or its Affiliates shall be responsible for the full cost of, any and all Liabilities under any and all Company Benefit Plans (as if such defined term was not modified by the "material" qualifier), including employment, retention and severance agreements, including those agreements, arrangements, plans, programs and policies referred to in Section 3.19(d), with respect to any and all current or former employees and directors of the Company on or prior to the Closing Date. In connection with the foregoing, the Purchaser and its Affiliates will cooperate with the Seller, including advising the Seller of employment status and whether any termination of employment was voluntary with respect to the Seller's obligations under any such Company Benefit Plan.

                  SECTION 5.09. NON-COMPETITION. (a) For the periods after the Closing described below, except to the extent permitted by paragraph (b) below, without the prior written consent of the Purchaser, (i) for a period of three years after the Closing, none of the Seller or any of its Affiliates other than Affiliated individuals and minority stockholders shall, and the Seller shall use all reasonable efforts to cause each such Affiliated individual and minority stockholder not to, engage, directly or indirectly, in the discount retail securities brokerage business (the "RESTRICTED BUSINESS") anywhere in the Territory or, directly or indirectly, own an interest in, manage, operate, control, or otherwise, directly or indirectly, engage in the ownership, management, operation or control of, any Person engaged in the Restricted Business in the Territory and (ii) for a period of five years after the Closing (the "RESTRICTED PERIOD"), none of the Seller or any of its Affiliates other than individuals and minority stockholders shall, and the Seller shall use all reasonable efforts to cause each such individual and minority stockholder not to, engage, directly or indirectly, in the Restricted Business through any online distribution channel anywhere in the Territory or, directly or indirectly, own an interest in, manage, operate, control or otherwise, directly or indirectly, engage in the ownership, management, operation or control of any Person engaged in the Restricted Business in the Territory through any online distribution channel.

                  (b) The restrictions set forth in Section 5.09(a) shall not be construed to prohibit or restrict any Person from acquiring the Seller or any of its Affiliates, nor shall they be construed to prohibit or restrict the Seller or any of its Affiliates from:

                  (i) offering asset management products, including through an online component, but not on a basis that includes all of the following characteristics: (A) a discounted commission (it being understood that for this purpose transaction fees relating to purchases and sales of no-load mutual funds and investment trust management products do not constitute commissions), (B) an online component and (C) no general involvement of a sales representative;

                  (ii) providing banking or back-office services in support of another entity that is engaged in the Restricted Business so long as such services are provided in a manner that does not give the impression that the provider of such banking or back-office services is itself engaged in the Restricted Business;

                  (iii) acquiring, during the Restricted Period, any diversified business engaged in the Restricted Business with non-Affiliated Persons, as long as (A) during the first three years of the Restricted Period, the percentage of revenues of such business attributable to such Restricted Business during the preceding fiscal year represents less than 15% of such business' total revenues during such period (based on such business' latest financial statements) and (B) during the last two years of the Restricted Period, the percentage of revenues of such business attributable to the distribution of such Restricted Business through any online distribution channel during the preceding fiscal year represents less than 30% of such business' total revenues during such period (based on such business' latest financial statements);

                  (iv) owning securities having no more than five percent of the outstanding voting power of any Person engaged in the Restricted Business which are listed on any national securities exchange or traded actively in the national over-the-counter market or owning securities of any Person in the ordinary course of its brokerage business so long as the Seller or such Affiliate has no other involvement with such Person other than in the ordinary course of its business; or

                  (v) operating its business (excluding the Company) as it is being conducted as of the date hereof.

                  (c) During the Restricted Period, none of the Seller or any of its Affiliates will, directly or indirectly, use any customer lists, customer prospect information or information with respect to Customers developed by or for the use of the Company or from information provided by the Company, for any purpose, including to (i) induce any Person that is a customer of the Company as of the date hereof or as of the Closing Date (a "CUSTOMER") to patronize any business engaged in the Restricted Business; (ii) canvass, solicit or accept from any Customer, any such business; or (iii) request or advise any Customer or vendor of the Company to withdraw, curtail or cancel any such Customer's or vendor's business with the Company; PROVIDED, HOWEVER, that the restrictions set forth in this Section 5.09(c) shall not be construed to prohibit or restrict (x) any general solicitation or advertisement originating outside of, and not specifically targeted to or reasonably expected to target, the Territory, (y) continuing to service, except with respect to the Restricted Business, consistent with past practice, Customers of both the Company and the Seller or its Affiliates or (z) offering services to any employee of the Seller or any of its Affiliates generally available to employees.

                  (d) For a period of two (2) years after the Closing, the Seller will not in any way, directly or indirectly, (i) solicit for employment, or knowingly permit any Affiliate to solicit for employment, any officer or employee who was employed by the Company as of the Closing Date, or in any manner seek to induce any such person to leave the employ of the Purchaser or the Company or (ii) hire for employment, or knowingly permit any Affiliate to hire for employment, any officer or any management or sales employee or any other employee who at the Closing is compensated at a base salary of $70,000 or more and in each case who was employed by the Company as of the Closing Date or at any time during the six months prior to the Closing Date, except for employees terminated by the Company following the Closing.

                  (e) The restrictions set forth in Section 5.09(d)(i) shall not apply with respect to any Person who is no longer employed by the Purchaser or any of its Affiliates (including the Company) at the time of such action or who responds to a BONA FIDE advertisement which is placed in general circulation by or on behalf of the Seller or any of its present or future Affiliates and which is not targeted at Persons to whom Section 5.09(d)(i) would otherwise apply.

                  (f) The Seller and its Affiliates agree and acknowledge that the restrictions contained in this Section 5.09 are reasonable in scope, duration and geography and are necessary to protect the Purchaser after the Closing. If any provision of this Section 5.09, as applied to any party or to any circumstance, is adjudged by a court to be invalid or unenforceable, the same will in no way affect any other circumstance or the validity or enforceability of the remainder of this Section 5.09. If any such provision, or any part thereof, is held to be unenforceable because of the duration of such provision or the area covered thereby, the parties agree that the court making such determination shall have the power to reduce the duration and/or area of such provision, and/or to delete specific words or phrases, and in its reduced form, such provision shall then be enforceable and shall be enforced.

                  SECTION 5.10. NO NEGOTIATION. The Seller, the Company and its Affiliates will immediately terminate all discussions, and the Seller and its Affiliates will not, and will cause the Company and its Representatives not to, and the Company will not directly or indirectly solicit, explore, initiate, or encourage any inquiries or proposals from, discuss or negotiate with, provide any non-public information to, or consider the merits of any unsolicited inquiries or proposals from, any Person (other than Purchaser) relating to any transaction involving the sale of the business or assets of the Company, or any of the capital stock of the Company, or any merger, consolidation, business combination, recapitalization or similar transaction involving the Company (collectively, "ACQUISITION PROPOSALS"). Additionally, the Company will not cooperate with or provide information to any Person (other than the Purchaser) in connection with an Acquisition Proposal. If the Seller or the Company receives any Acquisition Proposal, the Seller and the Company will immediately notify the Purchaser of its terms and the identity of the party making the proposal. The Company will request the return or destruction of all information provided to third parties pursuant to one or more confidentiality agreements prior to the date of this Agreement in connection with the solicitation of an Acquisition Proposal.

                  SECTION 5.11. ANCILLARY AGREEMENTS. At the Closing, the Purchaser or the Company, on the one hand, and the Seller or its Affiliates (as applicable), on the other hand, shall enter into (a) an amendment to the Fully Disclosed Clearing Agreement between Pershing Division of Donaldson, Lufkin & Jenrette Securities Corporation and the Company in substantially the form attached hereto as Exhibit 5.11(a) (the "CLEARING AGREEMENT AMENDMENT"), (b) an agreement with iNautix Technologies, Inc. in substantially the form attached hereto as Exhibit 5.11(b) (the "INAUTIX AGREEMENT"), (c) an amendment to the Research Products Agreement between CSFBDIRECT, Inc. and Donaldson, Lufkin & Jenrette Securities Corporation dated April 28, 1997 in substantially the form attached hereto as Exhibit 5.11(c) (the "RESEARCH PRODUCTS AGREEMENT AMENDMENT"), (d) a transition services agreement in substantially the form attached hereto as Exhibit 5.11(d) (the "TRANSITION SERVICES AGREEMENT"), it being understood that the parties will negotiate in good faith between the date hereof and the Closing Date the schedule to such Transitional Services Agreement, (e) the Temporary License Agreement, (f) the Trademark and Service Mark License Agreement and (g) the IPO Allocation Agreement (as defined below), pursuant to which the Seller or one or more of its Affiliates will provide to the Company or the Purchaser services reasonably required by the Company to enable it to conduct its business substantially as conducted prior to the Closing Date. Following the Closing Date, the Seller or one of its Affiliates will continue to offer to allocate to the Company, on commercially reasonable terms, shares in initial public offerings for which the Seller or one of its Affiliates is the lead underwriter. The Seller and the Purchaser will negotiate in good faith between the date hereof and the Closing Date an agreement containing the specific parameters of such arrangements (the "IPO ALLOCATION AGREEMENT").

                  SECTION 5.12. LEASES. With respect to the Leased Real Property, the Seller will, and will cause its applicable Affiliate to, use its commercially reasonable efforts to obtain such third party consents as are necessary to assign the Leases to the Company for such portion of property covered by such Leases as agreed by the Purchaser and the Seller prior to Closing, it being understood that the Seller and the Purchaser will negotiate in good faith the exact portions of the properties to be transferred to the Company as promptly as practicable after the date hereof, taking into account the general discussions to date between the parties with respect to the amount of space required by the Company following the Closing. The parties hereto agree that, in the event any such consent is not obtained prior to Closing, the Seller will, prior to and subsequent to the Closing, cooperate with the Purchaser and the Company in attempting to obtain such consent as promptly thereafter as practicable. Until and unless such consent is obtained, the Seller shall either
(a) provide the Company or the Purchaser with the rights and benefits of the affected lease and, if the Seller provides such rights and benefits, the Company or the Purchaser shall assume the obligations and burdens thereunder or (b) cause to be provided to the Company reasonably comparable space on terms and conditions no less favorable to the Company than those contained in the affected Lease. The Purchaser will cooperate with the Seller in obtaining any of the foregoing consents from third parties and, if applicable, in obtaining any of such rights and benefits.

                  SECTION 5.13. LLC CONVERSION. Prior to the Closing Date, the Seller shall, and shall cause certain of its Affiliates to, take all actions as are reasonably necessary (including compliance with all applicable notification requirements of any SRO) to complete the LLC Conversion, in form and substance reasonably satisfactory to the Purchaser. Upon completion of the LLC Conversion, the Company shall be a limited liability company wholly owned by Holdings.

                  SECTION 5.14. CUSTOMER ACCOUNTS. At least two but no more than five Business Days prior to the Closing, the Company shall have delivered schedules (which information contained therein shall be as of a date no earlier than five Business Days prior to the date of the Closing) in electronic format setting forth (a) for each customer account, the (i) account number, (ii) name and address of the account holder, (iii) number of trades in the last twelve months, if any, (iv) net equity in the account, if any, and (iv) commissions and email addresses and (b) the Company's marketing database, including the email addresses contained therein, prospects and customers.

                  SECTION 5.15. FURTHER ACTION. Each of the parties hereto shall from time to time, whether before or after the Closing, use all reasonable efforts to take, or cause to be taken, all action, do or cause to be done all things necessary, proper or advisable under applicable Legal Requirements, and execute and deliver such documents and other papers, as may be reasonably requested by the other party or required to carry out the purposes and intents of this Agreement and the Ancillary Agreements and consummate and make effective the transactions contemplated by this Agreement and the Ancillary Agreements.

                  SECTION 5.16. INTERCOMPANY ACCOUNTS. All intercompany accounts between the Company, on the one hand, and its Affiliates, on the other hand, shall be settled at or prior to the Closing.

                  SECTION 5.17. EMPLOYEE ACCOUNTS. If and to the extent that employees of Credit Suisse First Boston Corporation or its Affiliates retain or open brokerage accounts or other accounts at the Company after the Closing, the Purchaser shall cooperate, at no cost to Purchaser that is not promptly reimbursed, with Credit Suisse First Boston Corporation or any such Affiliates to ensure that trading in such accounts complies with the employee trading restrictions (including Credit Suisse First Boston Corporation's watch list) instituted by Credit Suisse First Boston Corporation or its Affiliates, to the extent such restrictions are consistent with normal regulatory compliance and disclosure practices, from time to time prior to the Closing. At or prior to Closing, Seller shall provide to Purchaser a list of all such employee accounts as of a date not earlier than five Business Days prior to Closing.

                  SECTION 5.18. TRANSFER OF ASSETS. At or prior to the Closing, the Seller shall cause all right, title and interest to the assets described in
Section 2.02 and 5.07(b) of the Disclosure Schedule to be transferred to the Company pursuant to an assignment agreement in form and substance (not including purchase price, which shall be determined pursuant to Section 7.06(f)) reasonably satisfactory to the Purchaser.

                  SECTION 5.19. CERTAIN CONSENTS. With respect to any Contracts to which any of the Seller or any of its Affiliates is a party that (a) cannot be assigned without the consent of the other party thereto, and (b) are integral to the conduct of the business of the Company as conducted on the date of this Agreement, the Seller will, and will cause its applicable Affiliates to, use its commercially reasonable efforts to obtain such third party consents as are necessary to assign such Contracts to the Company. The Seller and the Purchaser agree that, in the event any such assignment cannot be obtained prior to the Closing, the Seller and its applicable Affiliate (including, prior to the Closing, the Company), on the one hand, and the Purchaser and, following the Closing, the Company, on the other hand, will cooperate with each other in attempting to obtain such consent as promptly as practical following the Closing. Unless and until such consent is obtained, the Seller shall, or shall cause its applicable Affiliate to, either (i) provide the Company with the rights and benefits of the affected Contract, in which case, the Company shall assume the obligations and burdens thereunder, or (ii) reimburse the Company for 50% of any incremental additional costs reasonably incurred by the Company during the period beginning on the Closing Date and ending on the date that is eighteen months from the Closing Date in obtaining comparable rights and benefits to those provided under the affected Contract.

                                   ARTICLE VI

                                EMPLOYEE MATTERS

                  SECTION 6.01. GENERAL. The Purchaser hereby agrees that, effective as of the Closing, it shall, or shall cause the Company to, provide to Active Employees employee benefits and compensation comparable in the aggregate to the employee benefits and compensation provided to similarly situated employees of Harris Investorline Inc. as of the Closing.

                  SECTION 6.02. SERVICE RECOGNITION. Employees of the Company shall receive credit for purposes of eligibility to participate, vesting and, for vacation and severance plans only, determination of the levels of benefits, but not for purposes of any benefit accruals under any plan, under any employee benefit plan, program or arrangement established or maintained for such employees by the Purchaser or the Company for service accrued or deemed accrued prior to and on the Closing Date, to the extent such service was recognized for such employees for similar purposes under comparable plans to which the Company was a party; PROVIDED, HOWEVER, that such crediting of service shall not operate to duplicate any benefit or the funding of any such benefit.

                  SECTION 6.03. WARN. The Company shall be responsible for any notices required to be given under, or otherwise comply with, WARN or any applicable state or local statutes or regulations relating to any plant closing or mass layoff (or similar triggering event) with respect to employees of the Company prior to the Closing Date. The Purchaser shall be responsible for any notices required to be given under, or otherwise comply with, WARN or any applicable state or local statutes or regulations relating to any plant closing or mass layoff (or similar triggering event) with respect to its employees on or after the Closing Date. For the purposes of WARN and this Agreement, the Closing Date is and shall be the same as the "effective date" within the meaning of WARN.

                                   ARTICLE VII

                                   TAX MATTERS

                  SECTION 7.01. TAX INDEMNITIES. (a) From and after the Closing Date, the Seller shall indemnify and hold the Purchaser, the Company and their respective officers, directors, employees and Affiliates harmless from and against any and all Taxes, losses or other costs arising out of or incident to

                  (i) the imposition, assessment or assertion against the Purchaser, any Affiliate of the Purchaser, the Company or any subsidiary of the Company of any Taxes with respect to any taxable period or portion thereof that ends on or before the Closing Date;

                  (ii) the breach or inaccuracy of any representation or warranty made by the Seller in Section 3.20 (except with respect to representations made in Section 3.20(a) where the Taxes, losses or other costs result from the Purchaser's failure to file any Tax Returns for periods ending after the Closing Date);

                  (iii) the breach of any covenant of Seller contained in this
         Article VII;

                  (iv) with respect to taxable periods beginning before the Closing Date and ending after the Closing Date, Taxes imposed on the Company which are allocable, pursuant to Section 7.01(b), to the portion of such period ending on the Closing Date;

                  (v) any Taxes of any other person for whom the Company may be liable as a result of filing a Tax Return on a combined, consolidated, unitary or affiliated basis in any period that begins before the Closing Date (whether such liability is imposed pursuant to Treasury Regulation Section 1.1502-6 or any similar provision of state, local or foreign law) as a successor, by contract or otherwise; and

                  (vi) the LLC Conversion (including, without limitation, any net loss of or reduction in Tax benefits that would have been available to the Purchaser, the Company, the LLC or any of their respective Affiliates or successors had the transactions contemplated by this Agreement been structured as a sale of 100% of the corporate stock of the Company by Seller to Purchaser with the relevant parties making a valid election pursuant to Section 338(h)(10) of the Code (and any similar election available under state or local Tax law) rather than a sale of the LLC Interests following the LLC Conversion); PROVIDED, HOWEVER, that the Purchaser, the Company, the LLC or any of their respective Affiliates or successors shall fully cooperate with the Seller in taking any reasonable actions requested by Seller to mitigate Seller's costs with respect to this clause (vi), including, without limitation,

                           (x) filing all required Tax Returns in a manner
                  consistent with the Intended Characterization (as defined in Section 7.07) for: (A) all federal tax purposes and (B) for all other income tax purposes, except to the extent that the Purchaser shall receive an opinion from nationally recognized counsel that it will be subject to penalties for treating this transaction as an asset purchase; and

                           (y) for purposes of filing Canadian income tax
                  returns, the Purchaser and its Affiliates shall take the position that the LLC did not earn any "Foreign Accruals Property Income" for the pre-Closing portion of any Tax period that begins before the Closing Date and ends after the Closing Date, except to the extent that the Purchaser shall receive an opinion from nationally recognized counsel that it will be subject to penalties for taking such position.

                  (b) For purposes of this Agreement, in the case of any Tax imposed on the Company that is imposed on a periodic basis and is payable for a taxable period that begins before the Closing Date and ends after the Closing Date, the portion of such Taxes which is payable for the portion of such taxable period ending on the Closing Date shall be (i) in the case of any Tax other than a Tax based upon or measured by gross or net income or receipts, the amount of such Tax for the entire taxable period (or, in the case of such Taxes determined on an arrears basis, the amount of such Tax for the immediately preceding period) multiplied by a fraction, the numerator of which is the number of days in the portion of such taxable period ending at the end of the day on the Closing Date and the denominator of which is the number of days in the entire taxable period and (ii) in the case of Taxes that are either based upon or measured by gross or net income or receipts, the amount which would be payable if the relevant taxable period ended on the Closing Date.

                  SECTION 7.02. REFUNDS AND TAX BENEFITS. (a) The Purchaser shall promptly pay to the Seller the amount of any refund or credit (including any interest paid or credited with respect thereto) received or used, in the case of a credit, by the Purchaser or by the Company of Taxes (i) relating solely to taxable periods or portions thereof ending on or before the Closing Date or (ii) attributable solely to an amount paid by the Seller under Section
7.01 hereof. The Purchaser shall cooperate in filing refund claims requested by the Seller in accordance with Section 7.04.

                  (b) Any amount otherwise payable by the Seller under Section
7.01 shall be reduced by the estimated present value of any net Tax benefit reasonably expected to be available to the Purchaser or its Affiliates in connection with the payment of Taxes for which the Seller is responsible under
Section 7.01. For the avoidance of doubt, the estimated present value of any net Tax benefit referred to in the previous sentence (and in Section 9.02(d)) shall be reduced (but not below zero) by the estimated present value of any Tax costs (including, without limitation, any lost amortization deductions from reduction in basis of assets) reasonably expected to be incurred by Purchaser, the LLC or any of their respective Affiliates or successors as a result of the receipt of any indemnity payment. The estimated present value of any net Tax benefit and the estimated present value of any Tax costs referred to in this subsection (and in Section 9.02(d)) shall be computed using the applicable federal rate for the appropriate time period as defined in Section 1274(d)(1) of the Code as the discount rate and a tax rate for all relevant years of 38%.

                  SECTION 7.03. CONTESTS. (a) After the Closing Date, the Purchaser shall promptly notify the Seller in writing of the commencement of any Tax audit or administrative or judicial proceeding or of any demand or claim on the Purchaser or the Company which, if determined adversely to the taxpayer or after the lapse of time, would be grounds for indemnification by the Seller under Section 7.01 ("INDEMNIFICATION ITEM").

                  (b) In the case of a Tax audit or administrative or judicial proceeding (or part thereof) ("PROCEEDING") that relates solely to an Indemnification Item for which the Seller is exclusively liable under Section
7.01 (a "CONTEST") , the Seller shall have the sole right, at its expense, to control the conduct of such Contest that relates solely to the Indemnification Item; PROVIDED, HOWEVER, that the Seller shall

                  (i) obtain the Purchaser's written consent to any advisors (including any law or accounting firm) retained by the Seller with respect to any Contest regarding any Indemnification Item, which consent shall not be unreasonably withheld or delayed, and which consent is deemed to have been given for KPMG, LLP and its affiliates and any successor firms, and Shearman & Sterling and any successor firms,

                  (ii) keep the Purchaser informed of the progress of any Contest,

                  (iii) allow the Purchaser to review and comment on all materials to be submitted to any Governmental Authority in connection with any Contest,

                  (iv) provide the Purchaser with reasonable notice in advance of all meetings, telephone conversations and other communications ("COMMUNICATIONS") with any

         Governmental Authority in connection with any Contest, and allow Purchaser's representatives to participate in any Communications, and

                  (v) not settle or compromise (or offer to settle or compromise) any Contest without the written consent of the Purchaser, which consent shall not be unreasonably withheld or delayed.

However, for any Contest that does not impact Taxes of the Purchaser, the LLC or their respective successors or Affiliates for periods after the Closing, the Purchaser will (a) not have any of the rights listed in subsections (i) through
(v) above and (b) be deemed to have consented to any settlement or compromise proposal by the Seller. The Purchaser and the Seller agree to cooperate, and the Purchaser agrees to cause the Company to cooperate, in the defense against or compromise of any claim in any audit or proceeding, including, by executing appropriate powers of attorney empowering representatives of the Seller. Any expenses or fees incurred by the Purchaser in connection with the activities described in subsections (i) through (v) above shall not be payable or indemnified by Seller.

                  (c) In the case of a Proceeding that relates to an issue where both the Seller and the Purchaser would reasonably be expected to have liability and the Purchaser's reasonably anticipated liability with respect to such issue exceeds the Seller's reasonably anticipated liability with respect to such issue, the Purchaser shall have the sole right, at its expense, to control the conduct of such Proceeding; PROVIDED, HOWEVER, that Seller shall have the same rights with respect to such Proceeding as are granted to the Purchaser with respect to a Contest pursuant to Section 7.03(b)(i) through (v) (except that the deemed consent to representation by Shearman & Sterling (and successors) in
Section 7.03(b)(i) shall be replaced by deemed consent to representation by Skadden, Arps, Slate, Meagher & Flom LLP and affiliates (and successors)).

                  (d) In the case of a Proceeding that relates to an issue where both the Seller and the Purchaser would reasonably be expected to have liability with respect to that issue and the Seller's reasonably anticipated liability with respect to such issue exceeds the Purchaser's reasonably anticipated liability with respect to such issue, the Seller shall have the sole right, at its expense, to control the conduct of such Proceeding; PROVIDED, HOWEVER, that Purchaser shall have the same rights with respect to such Proceeding as are granted to the Purchaser with respect to a Contest pursuant to Section 7.03(b)(i) through (v).

                  SECTION 7.04. COOPERATION AND EXCHANGE OF INFORMATION. The Seller and the Purchaser will provide each other with such cooperation and information as either of them reasonably may request of the other in filing any Tax return, amended return or claim for refund, determining a liability for Taxes or a right to a refund of Taxes or participating in or conducting any audit or other proceeding in respect of Taxes. Such cooperation and information shall include providing copies of relevant Tax returns or portions thereof, together with accompanying schedules and related work papers and documents relating to rulings or other determinations by taxing authorities. Each party shall make its employees reasonably available on a mutually convenient basis to provide explanations of any documents or information provided hereunder. Each party will retain all returns, schedules and work papers and all material records or other documents relating to Tax matters of the Company for the taxable period that includes the Closing Date and for all prior taxable periods until the later of (i) the expiration of the statute of limitations of the taxable periods to which such returns and other documents relate, without regard to extensions except to the extent notified by the other party in writing of such extensions for the respective Tax periods or (ii) eight years following the due date (without extension) for such returns; provided, however, that a party shall not dispose of any such materials if at least 90 Business Days before the later of the end of either of the periods described in clause (i) or (ii) the other party has notified the disposing party of its desire to review such material in which case such other party shall be given an opportunity, at its cost and expense, to remove and retain all or any part of such materials. Any information obtained under this Section 7.04 shall be kept confidential, except as may be otherwise necessary in connection with the filing of returns or claims for refund or in conducting an audit or other proceeding.

                  SECTION 7.05. CONVEYANCE TAXES. The Seller shall be liable for, shall hold the Purchaser harmless against, and agrees to pay all sales, transfer, stamp, stock transfer, value added, use, real property transfer or gains and similar Taxes that may be imposed upon, or payable or collectible or incurred in connection with this Agreement and the transactions contemplated hereby. The Purchaser and Seller agree to cooperate in the execution and delivery of all instruments and certificates necessary to enable the Seller and/or Purchaser to comply with any pre-Closing filing requirements.

                  SECTION 7.06. MISCELLANEOUS. (a) For Tax purposes, the parties agree to treat all payments made under this Article VII (other than payments made by the Seller pursuant to Section 7.05), under any other indemnity provisions contained in this Agreement, and for any misrepresentations or breaches of warranties or covenants, as adjustments to the Purchase Price.

                  (b) Intentionally left blank.

                  (c) For purposes of this Article VII and Section 3.20 of this Agreement, all references to the Purchaser and the Seller shall include their successors, if any; and for purposes of Sections 7.03 and 7.04, shall include their Affiliates.

                  (d) Notwithstanding any provision in this Agreement to the contrary, the covenants and agreements of the parties hereto contained in this
Article VII (i) shall be unconditional and absolute and (ii) shall survive the Closing and shall remain in full force and effect until 90 days after the expiration of the applicable statutes of limitations (taking into account any extensions or waivers thereof).

                  (e) All Tax sharing agreements or similar agreements with respect to or involving the Company shall be terminated on or prior to the Closing Date and, after the Closing Date, none of the Seller, its Affiliates or the Company shall be bound thereby or have any liability thereunder, including with respect to any payable or receivable thereunder.

                  (f) The sum of the Purchase Price and the amount of liabilities of the Company (as determined for federal income Tax purposes) (the "RELEVANT LIABILITIES") shall be allocated among the assets of the Company as agreed by Purchaser and Seller as of the Closing Date in accordance with the "Residual Method" as provided in the Treasury Regulations promulgated under Sections 338 and 1060 of the Code. Any subsequent adjustments to the sum of the Purchase Price and the Relevant Liabilities shall be reflected in the allocation as agreed by

Purchaser and Seller hereunder in a manner consistent with such Treasury Regulations. The Seller and the Purchaser shall timely file Form 8594 (and any similar forms required under state or local tax law) in accordance with the requirements of Section 1060 of the Code (or state or local tax law, as the case may be) and this Section 7.06(f). In the event that Purchaser and Seller are unable to agree on the allocation described in the previous sentence within 120 days following the Closing, Purchaser and Seller shall appoint KPMG as an independent appraiser (the "APPRAISER") to determine the allocation. (In the event KPMG is unable to serve as the Appraiser, the Purchaser and Seller shall jointly select another party as the Appraiser.) The expenses of the Appraiser shall be borne equally by Purchaser and Seller.

                  (g) For avoidance of doubt, nothing in Article VII or Article IX shall require the Seller to indemnify the Purchaser for the same Taxes, losses or costs more than once.

                  SECTION 7.07. INTENDED CHARACTERIZATION. Each of the Seller and the Purchaser covenants and agrees that

                  (a) it intends for (i) the LLC to be treated as a disregarded entity at all times beginning at the time of the LLC Conversion and ending with the Closing and (ii) all transactions contemplated by this Agreement to be characterized as a purchase of assets by Purchaser from Donaldson, Lufkin & Jenrette Securities Corporation, in each case for all United States federal, state and local income Tax purposes (the "INTENDED CHARACTERIZATION");

                  (b) it will not (and will cause all of its Affiliates to not) file any applicable Tax Returns taking a position that is inconsistent with the Intended Characterization; and

                  (c) it will not (and will cause all of its Affiliates to not) take any position in an audit, litigation or other proceeding that is inconsistent with the Intended Characterization.


                                  ARTICLE VIII

                              CONDITIONS TO CLOSING

                  SECTION 8.01. CONDITIONS TO OBLIGATIONS OF THE SELLER. The obligations of the Seller to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions:

                  (a) REPRESENTATIONS, WARRANTIES AND COVENANTS. (i) Each of the representations and warranties of the Purchaser contained in this Agreement that is qualified by materiality shall have been true and correct when made and shall be true and correct as of the Closing and each of the representations and warranties that is not so qualified shall have been true and correct in all material respects when made and shall be true and correct in all material respects as of the Closing, with the same force and effect as if made as of the Closing Date (other than such representations and warranties as are made as of another date, which shall be true and correct as of such date), in each case, except where the failure to be true and correct would not have a material adverse effect on the ability of the Purchaser to perform its obligations under this Agreement or consummate the transactions contemplated hereby, (ii) the covenants and agreements contained in this Agreement to be complied with by the Purchaser on or before the

         Closing shall have been complied with in all material respects and
         (iii) the Seller shall have received a certificate from the Purchaser to such effect signed by a duly authorized officer thereof;

                  (b) HSR ACT. Any waiting period (and any extension thereof) under the HSR Act applicable to the purchase of the LLC Interests contemplated hereby shall have expired or shall have been terminated;

                  (c) NO ORDER. No Governmental Authority shall have issued an Order or taken any other action that is then in effect restraining, enjoining or otherwise having the effect of making illegal any of the transactions contemplated by this Agreement or the Ancillary Agreements or otherwise prohibiting the consummation of the transactions contemplated by this Agreement and the Ancillary Agreement;

                  (d) RECEIPT OF RELEASE. The Seller shall have received the release described in Section 5.08(a) of this Agreement;

                  (e) OPINION OF COUNSEL. The Seller shall have received an opinion of Skadden, Arps, Slate, Meagher & Flom (Illinois), dated the Closing Date, in form and substance reasonably acceptable to the Seller and its counsel addressing the matters described in Exhibit 8.01(e); and

                  (f) ANCILLARY AGREEMENTS. The Purchaser shall have executed and delivered to the Seller each of the Ancillary Agreements to which it is a party.

                  SECTION 8.02. CONDITIONS TO OBLIGATIONS OF THE PURCHASER. The obligations of the Purchaser to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions:

                  (a) REPRESENTATIONS, WARRANTIES AND COVENANTS. (i) Each of the representations and warranties of the Seller contained in this Agreement shall have been true and correct when made and shall be true and correct as of the Closing, with the same force and effect as if made as of the Closing (other than such representations and warranties as are made as of another date, which shall be true and correct as of such date), except where the failure to be so true and correct (without giving effect to any limitation or qualification as to "materiality" (including the word "material") or "Material Adverse Effect" set forth therein) would not, individually or in the aggregate, have a Material Adverse Effect, (ii) the covenants and agreements contained in this Agreement to be complied with by the Seller on or before the Closing shall have been complied with in all material respects and (iii) the Purchaser shall have received a certificate of the Seller as to the matters set forth in clauses (i) and (ii) above signed by a duly authorized officer of the Seller;

                  (b) HSR ACT. Any waiting period (and any extension thereof) under the HSR Act applicable to the purchase of the LLC Interests contemplated hereby shall have expired or shall have been terminated;

                  (c) NO ORDER. No Governmental Authority shall have issued an Order or taken any other action that is then in effect restraining, enjoining or otherwise having the effect of making illegal any of the transactions contemplated by this Agreement or the Ancillary Agreements or otherwise prohibiting the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements;

                  (d) RELEASE. The Purchaser shall have received the release (with respect to the period prior to the Closing Date) described in
         Section 5.08(b) of this Agreement.

                  (e) RESIGNATIONS OF THE COMPANY'S DIRECTORS. The Purchaser shall have received the resignations, effective as of the Closing, of all the directors and officers of the Company, except for such persons as shall have been designated in writing prior to the Closing by the Purchaser to the Seller;

                  (f) ANCILLARY AGREEMENTS. The Seller or its applicable Affiliate shall have executed and delivered to the Purchaser each of the Ancillary Agreements to which it is a party;

                  (g) CANADIAN APPROVAL. The Purchaser shall have received any approval of the OSFI necessary for the consummation of the transactions described herein; and

                  (h) ADDITIONAL DOCUMENTS. Each of the following documents shall have been delivered to the Purchaser:

                           (x) an opinion of Shearman & Sterling, dated the
                  Closing Date, in form and substance reasonably acceptable to the Purchaser and its counsel addressing the matters described in Exhibit 8.02(h)(i); and

                           (y) a certificate in form and substance reasonably
                  satisfactory to the Purchaser to the effect that the Seller is not a "foreign person" within the meaning of Section 1445 of the Code.


                                   ARTICLE IX

                                 INDEMNIFICATION

                  SECTION 9.01. SURVIVAL OF REPRESENTATIONS AND
WARRANTIES. The representations and warranties set forth in this Agreement or any certificate delivered pursuant hereto shall survive for a period of eighteen months following the Closing Date; provided, however, that the representations and warranties set forth in Sections 3.03, 3.19(g) and 3.20 shall survive until the 90th day following the expiration of the applicable statute of limitations. Notwithstanding the foregoing, Section 3.17 shall survive for a period of three years from the Closing Date solely to the extent a claim for indemnification for any breach of Section 3.17 pertains to infringement of any patent of a Third Party by the Licensed Software (as defined in the iNautix Agreement). The covenants and agreements contained herein shall survive the Closing without limitation as to time unless the covenant or agreement specifies a term, in which case such covenant or agreement shall survive for such specified term. Except as provided in
Article VII or in the case of fraud, the sole and exclusive remedy for any breach of any representation, warranty, covenant or agreement shall be pursuant to Section
9.02. Under no circumstances shall either party be liable to the other parties for consequential, incidental or punitive damages, except where such damages have been awarded to third parties with respect to claims for which a party is entitled to be indemnified hereunder.

                  SECTION 9.02. INDEMNIFICATION. (a) From and after the Closing, the Purchaser shall be entitled to assert claims against the Seller in respect of any liabilities, costs or expenses (including reasonable expenses of investigation and reasonable attorneys' fees), judgments, fines, losses, claims, damages and amounts paid in settlement (collectively, "DAMAGES") arising from or in connection with (i) any inaccuracy in any representation or the breach of any warranty of the Seller under this Agreement (except representations and warranties contained in Section 3.03 or Section 3.19(g)) or the certificate delivered pursuant to 8.02(a), in each case without giving effect to any materiality, "Material Adverse Effect" or knowledge qualifiers set forth therein, (ii) any inaccuracy in any representation or the breach of any warranty of the Seller contained in Section 3.03 or in Section 3.19(g), (iii) the failure of the Seller to duly perform or observe any term, provision, covenant or agreement to be performed or observed by the Seller pursuant to this Agreement,
(iv) the termination of any employees of the Company prior to the Closing, including, notwithstanding anything to the contrary in Section 6.03, any related Damages arising under the WARN Act, (v) the matters set forth in Section 5.08(b), (vi) the application of Section 5.12(b) including but not limited to any Damages reasonably incurred in respect of business interruption, (vii) the transactions described in the Schedule TO filed by a wholly-owned subsidiary of Credit Suisse First Boston, Inc. and dated July 24, 2001, as subsequently amended, (viii) the LLC Conversion and the consequences thereof (other than Tax, which is the subject of Article VII), including but not limited to, the termination, amendment or modification of any Contract as a result of such LLC Conversion that would not have occurred had the Purchaser acquired 100% of the capital stock of the Company and made a valid election pursuant to Section 338(h)(10) of the Code, (ix) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by such Person with the Seller or the Company (or any Person acting on their behalf) in connection with the transactions contemplated by this Agreement or the sale of the Company and (x) the matters set forth in Section 9.02 of the Disclosure Schedule. Notwithstanding anything herein to the contrary, no claims by the Purchaser shall be asserted pursuant to this Section 9.02(a)(i) unless and until the aggregate amount of Damages that would otherwise be payable pursuant to this
Section 9.02(a)(ii) exceeds $10,000,000 (the "DEDUCTIBLE AMOUNT"), in which case the Purchaser shall be entitled to receive only that amount in excess of the Deductible Amount. In calculating the Deductible Amount or Damages hereunder, all claims for Damages which individually total less than $5,000 shall be excluded in their entirety, and the Purchaser shall have no recourse for such Damages. Notwithstanding anything herein to the contrary, the maximum aggregate liability of the Seller under Section 9.02(a)(i) shall not exceed $208,000,000.

                  (b) From and after the Closing, the Seller shall be entitled to assert claims against the Purchaser in respect of any Damages arising from or in connection with (i) any inaccuracy in any representation or the breach of any warranty of the Purchaser under this Agreement or (ii) the failure of the Purchaser to duly perform or observe any term, provision, covenant or agreement to be performed or observed by the Purchaser pursuant to this Agreement. Notwithstanding anything herein to the contrary, no claims by the Seller shall be asserted pursuant to this Section 9.02(b)(i) unless and until the aggregate amount of Damages that would otherwise be payable pursuant to this Section 9.02(b)(i) exceeds the Deductible Amount, in which case the Seller shall be entitled to receive only that amount in excess of the Deductible Amount. In calculating the Deductible Amount or Damages hereunder, all claims for Damages which individually total less than $5,000 shall be excluded in their entirety, and the Seller shall have no recourse for such Damages. Notwithstanding anything herein to the contrary, the maximum aggregate liability of the Purchaser under Section 9.02(b)(i) shall not exceed $208,000,000.

                  (c) No action, claim or setoff for Damages under this Section
9.02 shall be brought or made (i) with respect to claims for Damages resulting from a breach of any covenant contained in this Agreement after the date on which such covenant shall terminate pursuant Section 9.01 hereof; and (ii) with respect to claims for Damages resulting from a breach of any representation or warranty, after the date on which such representation or warranty shall terminate pursuant to Section 9.01 hereof; PROVIDED, HOWEVER, that any claim made with reasonable specificity by the party seeking to be indemnified within the time periods set forth above shall survive until it is finally and fully resolved.

                  (d) For all purposes of this Article IX, "Damages" shall be net of (i) any insurance or other recoveries actually received (net of Taxes or other expenses incurred in connection with such recovery) by the indemnified party or its Affiliates in connection with the facts giving rise to the right of indemnification and (ii) the estimated present value of any net Tax benefit reasonably expected to be available to such indemnified party or its Affiliates. In determining the estimated present value of any net Tax benefit, the principles of Section 7.02(b) shall apply.

                  SECTION 9.03. THIRD PARTY CLAIMS. (a) Upon receipt by the party seeking to be indemnified pursuant to Section 9.02 (the "INDEMNITEE") of notice of any action, suit, proceedings, audit, claim, demand or assessment (each, a "CLAIM") against it which might give rise to a claim for Damages, the Indemnitee shall give prompt written notice thereof (which shall be within ten days of receipt by the Indemnitee of such Claim) to the party from which it seeks to be indemnified (the "INDEMNITOR") indicating the nature of such Claim and the basis therefor; PROVIDED, HOWEVER, that any delay or failure by the Indemnitee to give notice to the Indemnitor shall relieve the Indemnitor of its obligations hereunder only to the extent, if at all, that it is materially prejudiced by reason of such delay or failure.

                  (b) Subject to Section 9.03(c), if the Indemnitor acknowledges in writing its obligation to indemnify the Indemnitee against any Damages that may result from a Claim, then the Indemnitor shall be entitled to assume and control the defense of such Claim at its expense and through counsel of its choice if it gives notice of its intention to do so to the Indemnitee within five days of the receipt of notice from the Indemnitee delivered pursuant to
Section 9.03(a). The Indemnitee agrees to cooperate fully with the Indemnitor and its counsel in the compromise of, or defense against, any such Claim; PROVIDED, HOWEVER, that the Indemnitor shall not settle any such Claim without the prior written consent of the Indemnitee unless the relief consists solely of money damages and includes a provision whereby the plaintiff or claimant in the matter releases the Indemnitee from all liability with respect thereto, in which case no consent of the Indemnitee shall be required. Notwithstanding an election to assume the defense of such action or proceeding, the Indemnitee shall have the right to employ separate counsel and to participate in the defense of such action or proceeding, and the Indemnitor shall bear the reasonable fees, costs and expenses of such separate counsel if (A) the Indemnitor shall not have employed counsel reasonably satisfactory to the Indemnitee to represent it within a reasonable time after notice of the institution of such action or proceeding, (B) the Indemnitee shall have determined in good faith that an actual or potential conflict of interest makes representation by the same counsel or the counsel selected by the Indemnitor inappropriate or (C) the Indemnitor shall have authorized the Indemnitee to employ separate counsel at the Indemnitor's expense. In the event the Indemnitee employs separate counsel pursuant to clause
(A) and/or (C) above, but not in the case of clause (B) above, the Indemnitee and its counsel shall cooperate with the Indemnitor and its counsel and keep such person informed of all material developments relating to any such Claims and provide copies of all relevant correspondence and documentation relating thereto. All costs and expenses incurred in connection with the Indemnitee's cooperation shall be borne by the Indemnitor. In any event, the Indemnitee shall have the right at its own expense to participate in the defense of such asserted liability. In no event shall the Indemnitee settle any claim without the written consent of the Indemnitor (which consent will not be unreasonably withheld).

                  (c) Notwithstanding the foregoing, if a claim is brought by a Governmental Authority, the Indemnitee may, by notice to the Indemnitor, assume the exclusive right to defend, compromise, or settle such Proceeding, but the indemnifying party will not be bound by any determination of a Proceeding so defended or any compromise or settlement so effected without its consent.


                                    ARTICLE X

                             TERMINATION AND WAIVER

                  SECTION 10.01. TERMINATION. This Agreement may be terminated at any time prior to the Closing:

                  (a) by either the Seller or the Purchaser if the Closing shall not have occurred by June 30, 2002; PROVIDED, HOWEVER, that the right to terminate this Agreement under this Section 10.01(a) shall not be available to any party whose failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur on or prior to such date;

                  (b) by either the Purchaser or the Seller in the event that any Governmental Authority shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and nonappealable;

                  (c) by the mutual written consent of the Seller and the Purchaser;

                  (d) by Purchaser, in the event of the occurrence of any breach of any representation, warranty or covenant of the Seller, in each case that may make the satisfaction of any of the conditions set forth in
         Section 8.02 impossible; or

                  (e) by the Seller, in the event of the occurrence of any breach of any representation, warranty or covenant of the Purchaser, in each case that may make the satisfaction of any of the conditions set forth in Section 8.01 impossible.

                  SECTION 10.02. EFFECT OF TERMINATION. In the event of termination of this Agreement as provided in Section 10.01, this Agreement shall forthwith become void and there shall be no liability on the part of either party hereto except (a) as set forth in Section 5.03 and Article XI and (b) that nothing herein shall relieve either party from liability for any breach of this Agreement.

                  SECTION 10.03. WAIVER. Either party to this Agreement may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered by the other party pursuant hereto or (c) waive compliance with any of the agreements or conditions of the other party contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition, of this Agreement. The failure of any party to assert any of its rights hereunder shall not constitute a waiver of any of such rights.


                                   ARTICLE XI

                               GENERAL PROVISIONS

                  SECTION 11.01. EXPENSES. Except as otherwise specified in this Agreement, all costs and expenses, including fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the Closing shall have occurred.

                  SECTION 11.02. NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by courier service, by cable, by telecopy, by telegram, by telex or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 11.02):

                  (a) if to the Seller:

                      Credit Suisse First Boston (USA), Inc.
                      Eleven Madison Avenue
                      New York, New York  10010
                      Telecopy:  (212) 538-3395

                      Attention:  Neil Radey

                      with a copy to:

                      Shearman & Sterling
                      599 Lexington Avenue
                      New York, New York  10022
                      Telecopy:  (212) 848-7179
                      Attention:  Clare O'Brien, Esq.

                  (b) if to the Purchaser:

                      Bankmont Financial Corp.
                      111 West Monroe
                      Chicago, Illinois 60603
                      Telecopy:  (312) 461-3869
                      Attention:  Paul Reagan, Esq.

                      with a copy to:

                      Skadden, Arps, Slate, Meagher & Flom (Illinois) 333 West Wacker Drive
                      Chicago, Illinois  60606
                      Telecopy:  (312) 407-0672
                      Attention:  Gary P. Cullen, Esq.

                  SECTION 11.03. PUBLIC ANNOUNCEMENTS. No party to this Agreement shall make, or cause to be made, any press release, public announcement or communication to employees or customers in respect of this Agreement or the transactions contemplated hereby or otherwise communicate with any third party without the prior written consent of the other party unless otherwise required by any Legal Requirement or stock exchange regulation, and the parties shall cooperate as to the timing and contents of any such press release, public announcement or communication.

                  SECTION 11.04. HEADINGS. The descriptive headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

                  SECTION 11.05. SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Legal Requirement or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

                  SECTION 11.06. ENTIRE AGREEMENT. This Agreement and the Ancillary Agreements constitute the entire agreement of the parties hereto with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, between the Seller and the Purchaser with respect to the subject matter hereof and thereof.

                  SECTION 11.07. ASSIGNMENT. This Agreement may not be assigned by operation of law or otherwise without the express written consent of the Seller and the Purchaser (which consent may be granted or withheld in the sole discretion of the Seller or the Purchaser, as the case may be); PROVIDED, HOWEVER, that the Seller or the Purchaser may assign this Agreement to an Affiliate without such consent; PROVIDED that no such assignment shall relieve the Seller or the Purchaser, as the case may be, of its obligations if the assignee does not perform such obligations.

                  SECTION 11.08. NO THIRD PARTY BENEFICIARIES. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

                  SECTION 11.09. AMENDMENT. This Agreement may not be amended or modified except (a) by an instrument in writing signed by, or on behalf of, the Seller and the Purchaser or (b) by a waiver in accordance with Section 10.03.

                  SECTION 11.10. GOVERNING LEGAL REQUIREMENT. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, applicable to contracts executed in and to be performed entirely within that state. All actions and proceedings arising out of or relating to this Agreement shall be heard and determined in any Delaware state or federal court sitting in the City of Wilmington. The parties hereto unconditionally and irrevocably agree and consent to the exclusive jurisdiction of, and service of process and venue in, the courts of the State of Delaware and waive any objection with respect thereto, for the purpose of any action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby and further agree not to commence any such action, suit or proceeding except in any such court.

                  SECTION 11.11. COUNTERPARTS. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

                  SECTION 11.12. SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

                  IN WITNESS WHEREOF, the Seller and the Purchaser have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                   CREDIT SUISSE FIRST BOSTON (USA), INC.


                                   By /s/ NEIL RADEY
                                     ------------------------------------------
                                     Name:  Neil Radey
                                     Title: Managing Director

                                   BANKMONT FINANCIAL CORP.


                                   By  /s/ Paul V. Reagan
                                     -------------------------------------------
                                     Name:  Paul V. Reagan
                                     Title: General Counsel

                               DISCLOSURE SCHEDULE

                                     to the

                               PURCHASE AGREEMENT

                                     between

                     CREDIT SUISSE FIRST BOSTON (USA), INC.

                                       and

                            BANKMONT FINANCIAL CORP.


                          dated as of November 28, 2001

                          SELLER'S DISCLOSURE SCHEDULE
                          ----------------------------

         This Disclosure Schedule has been prepared and delivered in connection with the Purchase Agreement dated as of November 28, 2001 (the "PURCHASE AGREEMENT") between Credit Suisse First Boston (USA), Inc. (the "SELLER") and Bankmont Financial Corp. (the "PURCHASER"). Certain agreements and other matters are listed in this Disclosure Schedule for informational purposes notwithstanding the fact that, because they do not rise above applicable materiality thresholds or otherwise, they are not required to be listed herein by the terms of the Purchase Agreement. In no event shall the listing of such agreements or other matters in this Disclosure Schedule be deemed or interpreted to broaden or otherwise amplify the representations and warranties contained in the Purchase Agreement.

         Disclosure of any fact or item in any schedule referenced by a particular paragraph or Section in the Purchase Agreement shall, should the existence of the fact or item or its contents be relevant to any other paragraph or Section of the Purchase Agreement, be deemed to be disclosed with respect to such other paragraph or Section of the Purchase Agreement whether or not an explicit cross-reference appears, to the extent that the relevance of such disclosure is readily apparent.

         The section headings in this Disclosure Schedule are for convenience of reference only and shall not be deemed to alter or affect the express description of the sections of this Disclosure Schedule as set forth in the Purchase Agreement.

         Except as otherwise defined therein, capitalized terms used herein have the meanings assigned in the Purchase Agreement.

                                  Section 2.02

                                 PURCHASE PRICE

See attached spread sheet.

                                Schedule 2.06(a)

               PREPARATION OF THE COMPANY'S CLOSING BALANCE SHEET

                  For purposes of preparing the Closing Balance Sheet, the Closing Balance Sheet shall be prepared as of the Closing Date and in a manner consistent with the preparation of the balance sheet of the Company attached to the Purchase Agreement as Exhibit 2.06(a), as modified to take into account the following:

A.       Exclude the following accounts:

         1. Non-marketable investments - CSFB GL account BD1340/ DLJ account 1618852

         2. Intercompany obligations - CSFB GL AD5605/DLJ account 1417501, CSFB account AD6175/DLJ account 1417718, CSFB account AD6180/DLJ account 1417719, CSFB account AD6185/DLJ account 1417720, CSFB account 6195/DLJ account 1417722

         3. Accrued expense obligation - CSFB GL account CD1740/DLJ account 2333810

B. As part of the preparation of the Closing Balance Sheet, all general ledger accounts shall be reconciled to the underlying books and records of the Company. Unreconciled differences shall be written off.

                                  Section 3.02

            ORGANIZATION, AUTHORITY AND QUALIFICATION OF THE COMPANY

The Company is duly licensed and qualified to do business in the following jurisdictions:

a)       Arizona

b)       California

c)       Connecticut

d)       Colorado

e)       Washington D.C.

f)       Florida

g)       Georgia

h)       Illinois

i)       Maryland

j)       Minnesota

k)       New Jersey

l)       New York

m)       North Carolina

n)       Oregon

o)       Pennsylvania

p)       Texas

q)       Utah

r)       Virginia

                                 Section 3.06(b)

                                   NO CONFLICT

(a) LEASE AGREEMENT REGARDING THE SHOPPES AND MARKET AT ALBRECHTS, LOCATED IN LOWER MERION TOWNSHIP, PA. Section 22(a) of the lease provides that landlord consent is required for any "assignment encumbrancing or subletting which would otherwise occur by operation of law, merger, consolidation, reorganization, transfer or other change of Tenant's corporate or proprietary structure, stock or equity."

(b) LEASE AGREEMENT REGARDING THE SHOPS AT GAINEY VILLAGE, LOCATED IN SCOTTSDALE, AZ. Section 12.1 of the lease provides that the "change or conversion of Tenant to any company, partnership or other entity which possesses the characteristics of limited liability" is deemed a transfer requiring Landlord's consent under the lease. Additionally, Tenant's exclusive use clause becomes void upon such transfer
         (Article 1).

                                 Section 3.07(a)

                             CONSENTS AND APPROVALS

(a) The execution, delivery and/or performance of the Purchase Agreement will require consents, approvals, authorizations or notifications in connection with the following agreements:

         o CSFBdirect Tournament of Champions Title Sponsorship Agreement, dated June 22, 2000, between Event Engine, Inc. and CSFBdirect Inc.

         o Cusip Electronic Distribution Agreement, dated March 26, 2001, between Standard & Poor's Cusip Service Bureau and CFSBdirect Inc.

         o Content Distribution Agreement, dated July 7, 1999, amended as of August 21, 2001, between Dow Jones & Company, Inc. and DLJdirect Inc.

         o Long Term News License Agreement, dated as of May 1, 2001, between and among Dow Jones & Company, Inc. and CSFBdirect Inc., Pershing Clearing Corporation and Credit Suisse First Boston Corporation

         o Charter Media Content License Agreement, dated December 12, 1997 between Charter Media, Inc. and DLJdirect Inc.

         o TIN Website Agreement, dated December 29, 1997, between Thomson Investors Network and DLJdirect Inc.

         o Intuit Marketing Agreement Online Investment Services, dated May 8, 1998, between Intuit Inc. and DLJdirect Inc.

         o Wireless Internet Service Agreement, dated as of January 8, 2001, between Sprint Spectrum L.P. and DLJdirect Inc.

         o Sublicense Agreement dated March 11, 1999, between DLJ Holdings, Inc. and DLJdirect Inc.(1)

         o Intercompany Services Agreement, dated August 14, 1996, between PC Financial Networks, Holdings Inc. and PC Financial Networks, Inc.

         o Dow Jones Newswire Distribution and Sales Agency Agreement dated October 9, 2001, between Dow Jones & Co., Inc. and the Company

         o Content Distribution Agreement, dated May 1, 2000, between Omnisky, Inc. and DLJdirect Inc.

----------
(1) This agreement will be superceded by the Ancillary Agreements to be entered into by Purchaser and the Company upon Closing.

         o Morningstar, Inc. License Agreement, effective November 9, 2001 between Morningstar, Inc. and CSFBdirect Inc.

         o Morningstar, Inc. License Agreement, effective October 9, 2001, between Morningstar, Inc. and CSFBdirect Inc.

         o Morningstar, Inc. License Agreement dated as of December 1, 2001 between Morningstar, Inc. and CSFBdirect Inc.

         o Co-Marketing Agreement, dated January 21, 2000, between GoAmerica Communications Corp. and DLJdirect Inc.

         o License Agreement Terms and Conditions dated as of September 13, 1999 between DLJdirect Inc. and CommScan L.L.C.

         o License Agreement, dated September 2, 1997, between DLJ Long Term Investment Corporation and DLJdirect Inc.

         o Interactive Marketing Agreement dated as of December 15, 2000, amended as of March 25, 2001 and August 27, 2001, between America Online, Inc. and DLJdirect Inc.

         o Broker Agreement, dated May 25, 2000, between MBNA America Bank, NA and DLJdirect Inc.

         o Smartmoney Content Distribution Agreement, dated June 15, 2001, between Dow Jones and Company, Inc., Hearst Communications, Inc. and CSFBdirect Inc.

         o IMG Worldwide, Inc Golf Sponsorship, dated March 17, 2000, amended as of May 16, 2001, between IMG Worldwide, Inc. and DLJdirect Inc.

         o Dow Jones Indexes Enterprise Distribution Agreement dated as of June 1, 2001 between CSFBdirect Inc. and Dow Jones & Company, Inc.

         o Data Subscriber License Agreement and Order Form, Iverson Financial Systems, Inc. Securities History Data, dated October 1, 1996, between Iverson Financial Systems, Inc. and PC Financial Network.

         o Vendor Agreement for Level 1 Service, Last Sale Service and NQDS, dated October 22, 2001, between NASDAQ and the Company

         o Severance Agreement by and between K. Blake Darcy and Credit Suisse First Boston Corporation

         o Severance Agreement by and between Glenn Tongue and Credit Suisse First Boston Corporation

         o Lease Agreement for Harborside Financial Center, Jersey City, NJ, dated April 12, 1999, subsequently amended, between Cal-Harbor II and III Urban Renewal Associates LP and Donaldson, Lufkin & Jenrette Securities Corporation and CSFBdirect Inc.

         o Lease Agreement for 300 Park Avenue, New York, NY, dated October 30, 2000, between TST 300 Park, L.P. and Donaldson, Lufkin & Jenrette Securities Corporation and DLJdirect Inc.

         o Lease Agreement for 33 North LaSalle, Chicago, IL, dated December 26, 2000, between Thirty-Three Associates LLC and Donaldson, Lufkin & Jenrette Securities Corporation and DLJdirect Inc.

         o Lease Agreement for The Shoppes at Addison Place, Delray Beach, FL, dated February 1, 2000, between The Bear on Jog, Ltd. and Donaldson, Lufkin & Jenrette Securities Corporation

         o Lease Agreement for Morris Corporate Center III, Parsippany, NJ, dated January 27, 1977, subsequently amended, between Morris Corporate Center III, LLC and Donaldson, Lufkin & Jenrette Securities Corporation

         o Lease Agreement for the South Towne Corporate Center, Sandy, Utah, dated April 4, 2000, between the Workers Compensation Fund of Utah and Donaldson, Lufkin & Jenrette Securities Corporation

         o Lease Agreement for The Shoppes and Market at Albrechts, Lower Marion Township, PA, dated December 20, 2000, between 701 Montgomery Avenue Investors and DLJdirect Inc.

         o Introducing Broker Agreement, dated November 8, 1999, between Scudder Financial Services, Inc. and DLJdirect Inc.

         o Corporate Partnership Agreement, dated September 23, 1999, amended July 1, 2001, between Vail Resorts Management Company and CSFBdirect Inc.

(b) Prior notice to NASD and NYSE is required with respect to the Restructuring and the transactions contemplated by the Purchase Agreement.

(c) Amendments to the Company's filings on Form BD will be required in connection with the Restructuring and the transactions contemplated by the Purchase Agreement.

(d) State filings may be required with respect to the Restructuring and the transactions contemplated by the Purchase Agreement.

(e) Modification of the Company's filings on Form ADV will be required in connection with the transactions contemplated by the Purchase Agreement.

                                 Section 3.07(b)

                             CONSENTS AND APPROVALS

(a) Prior notice to NASD and NYSE is required with respect to the Restructuring and the transactions contemplated by the Purchase Agreement.

(b) Amendments to the Company's filings on Form BD will be required in connection with the Restructuring and the transactions contemplated by the Purchase Agreement.

(c) State filings may be required in connection with the Restructuring and the transactions contemplated by the Purchase Agreement.

(d) Section 3.07(a) of this Disclosure Schedule is incorporated herein by reference.

                                  Section 3.09

                           NO UNDISCLOSED LIABILITIES

         Section 3.11 of this Disclosure Schedule is incorporated herein by reference.

                                  Section 3.10

     CONDUCT IN THE ORDINARY COURSE; ABSENCE OF CERTAIN CHANGES, EVENTS AND
                                   CONDITIONS


         Each of the following numbered paragraphs contains the disclosure required by the corresponding paragraphs of Section 3.10 of the Purchase Agreement.

         (i) (A) On November 20, 2001, the Company transferred its equity investment in Redibook to DLJ Securities Corp. for an amount equal to the market value with respect to the investment; (B) on November 20, 2001, the Company transferred warrants held by it in the NASDAQ to DLJ Securities Corp. for an amount equal to the market value with respect to such warrants; (C) Siemens Fire Systems and QED, two subcontractors of Winward Electric, did not receive payments from Winward Electric for services provided in connection with the installation of mechanical equipment at the Company's Sandy, UT facility. Accordingly, each of Siemens Fire Systems and QED placed liens on the building where the equipment was installed. A bond with respect to the Siemens Fire Systems lien has been filed by the Company's surety, XL Surety. The Company has an ongoing relationship with XL Surety to cover these occurrences. The QED lien is for $2,300.62 and a bond will be posted with respect to such lien by XL Surety.

         (ii)     None

         (iii) None, except for the transactions contemplated by the Purchase Agreement

         (iv)     None

         (v) None, except for the transactions contemplated by the Purchase Agreement

         (vi) (A) Severance Agreement by and between K. Blake Darcy and Credit Suisse First Boston Corporation; (B) Severance Agreement by and between Glenn Tongue and Credit Suisse First Boston Corporation; (C) The Company cancelled its car lease program without providing for any alternative compensatory benefit.

         (vii)    None

         (viii)   None

         (ix)     None

         (x)      None

         (xi)     None

         (xii) As a consequence of the downsizing effected by the Company after September 30, 2001, terminated employees (i) became vested in their DLJdirect options (which were converted into a right to receive cash from Credit Suisse First Boston Corporation) through the end of the year, (ii) became fully vested in their DLJ options (which were converted into Credit Suisse First Boston Corporation options) and (iii) became fully vested in their retention awards.

         (xiii) Agreements with the following entities have been terminated as part of the downsizing effected by the Company after September 30, 2001.

                  o        Messner
                  o        GS Schwartz
                  o        DoubleClick (DFA contract dated November, 2001)
                  o        Modem Media (Master Services Agreement, dated October
                           4, 2000)
                  o        Fuel NA
                  o        Quicken
                  o        CBS MarketWatch (Marketing Agreement)
                  o        MotleyFool
                  o        Prodigy
                  o        Various CPM-CPA deals
                  o        Kirschenbaum

                  In addition, the Company has given notice of termination to Continental Airlines under the DLJdirect/Continental Airlines Agreement dated April 10, 2000.

         (xiv)    None

         (xv)     None

         (xvi)    None

         (xvii) Although the lease for the premises located at Scottsdale, AZ is still in effect, the Company has discontinued operations at such offices.

         (xviii)  None

         (xix)    None

                                  Section 3.11.

                                   LITIGATION

(a) Wotherspoon Litigation. Neil and Penelope Wotherspoon had been bombarding the Company's computer systems with hundreds of emails a day for months. On December 13, 2000, the Company obtained a temporary restraining order ("TRO") against the Wotherspoons. The injunction hearing was set for February 1, 2000. In the period after the issuance of the TRO and before the hearing, the Wotherspoons stopped sending emails and the Company decided that it was unnecessary to proceed. The case was therefore dismissed without prejudice for the Company. Thereafter, the Wotherspoons resumed bombarding the Company with emails. Therefore, the Company filed, for the second time, a motion for Preliminary Injunction and Application for Temporary Restraining Order in New York State Supreme court, to prevent Neil and Penelope Wotherspoon from sending hundreds of emails a day to the Company. The Wotherspoons have not filed any counterclaims nor demanded any damages. The Company has obtained a new TRO.

(b) Eisenberg v. CSFBdirect (employee claims he did not receive appropriate compensation at time of termination; the Company offered $7,000 to settle the claim; employee failed to report to work for several weeks following a vacation and also failed to return to work on the date requested by the Company).

(c) Schauer v. CSFBdirect (employee claims age and sex discrimination caused her to be laid off from her position as sales representative; also claims harassment and a hostile work environment and poor work reviews; employee was laid off during a downsizing and had received consecutive poor reviews).

(d) Section 3.17(b) of this Disclosure Schedule is incorporated herein by reference.

                                  Section 3.12

                            CUSTOMER MARGIN ACCOUNTS

         A copy of the form of Customer Account Agreement is attached hereto.

                                 Section 3.13(a)

                                  REGISTRATIONS

                  The Company is registered as a broker-dealer under Section 15 of the Exchange Act, with the NASD and in all 50 states, as well as Puerto Rico. In addition, the Company and its agents listed below may rely on an exemption under Canada's National Instrument 53-101 and, therefore, are permitted to practice business as broker-dealers in all Provinces and Territories of Canada.

         o        Michael Turner
         o        Juan Martinez
         o        Paul Chen
         o        Christopher Mathus
         o        Mattia Buffolino
         o        Steven Hedin
         o        David McLaughlin
         o        Jose Abied
         o        Michael Moses
         o        Lance Stone
         o        Michael Page
         o        Joseph Lubach
         o        Kevin Mulcahy
         o        James Murphy
         o        Michael Lipton
         o        Eric Zipp
         o        Robert Buchanan
         o        Margarita DeLeon
         o        Joseph Lobue

                                 Section 3.14(b)

                       COMPLIANCE WITH LEGAL REQUIREMENTS

List all Governmental Authorities with which the Company is required to be registered as a broker-dealer:

     o        SEC
     o        NASD
     o        Each of the 50 States and Puerto Rico

                                 Section 3.15(a)

                               MATERIAL CONTRACTS

(i) All Contracts and agreements that involve payment of an amount or value in excess of $50,000

         a) Presenting Sponsorship Contract, dated May 30, 2000, between Vail Valley Foundation and DLJdirect Inc.

         b) Corporate Partnership Agreement, dated September 23, 1999, between Vail Resorts Management Company and CSFBdirect Inc., as amended

         c) IMG Worldwide, Inc Golf Sponsorship, dated March 17, 2000, amended as of May 16, 2001, between IMG Worldwide, Inc. and DLJdirect Inc.

         d) CSFBdirect Tournament of Champions Title Sponsorship Agreement, dated June 22, 2000, between Event Engine, Inc. and CSFBdirect Inc.

         e) Services Agreement, dated July 24, 2001, between Keynote Systems, Inc. and CSFBdirect Inc.

         f) Content Subscription and Marketing Agreement, dated June 15, 1999, between The Street.com, Inc. and DLJdirect Inc.

         g) Interactive Marketing Agreement dated as of December 15, 2000, amended as of March 25, 2001 and August 27, 2001, between America Online, Inc. and DLJdirect Inc.

         h) DLJdirect/Continental Airlines Agreement dated April 10, 2000, between DLJdirect Inc. and Continental Airlines, Inc.(2)

         i) MBNA Affinity Agreement, dated May 25, 2000, between MBNA America Bank, N.A. and DLJdirect Inc.

         j) RCL Agreement for Research Project, dated July 23, 2001, between NFO North America and CSFBdirect Inc.

         k) Agreement, dated August 23, 2001, between CNN and CSFBdirect Inc. (Order Confirmation)

         l) Agreement, dated August 28, 2001, between Time Warner Cable and CSFBdirect Inc. (Receipt of Proposal)

         m) Agreement, dated August 27, 2001, between Money Magazine and CSFBdirect Inc. (Insertion Order)


----------
(2)        Notice of termination of the contract was given by the Company.

         n) Agreement, dated October 1, 2001, between New York Times and CSFBdirect Inc. (Insertion Order)

         o) Q4 2001 Online Marketing Retainer, dated September 26, 2001, between Modem Media, Inc. and CSFBdirect Inc.

         p) DART Service Agreement, dated December 13, 2000, between DoubleClick Inc. and DLJdirect Inc.

         q) Emessaging Software License & Services Agreement, dated January 12, 2001, between FloNetwork Inc. (currently DoubleClick) and DLJdirect Inc.

         r) Expovillage Official Sponsor Agreement, dated November 1, 2000, between Jack Morton Worldwide and DLJdirect Inc. (Bloomberg agreement)

         s) Letter of Agreement, dated August 4, 2001, between Competitrack Advertising Tracking Service and MVBMS/CSFBdirect Inc.

         t) BondDesk Trading Master Client Access Agreement, dated September 18, 2000, between BondDesk Trading LLC and DLJdirect Inc.

         u) Intuit Marketing Agreement Online Investment Services, dated May 8, 1998, between Intuit Inc. and DLJdirect Inc.

         v) RiskMetrics Group, Inc. Hosted Services Agreement, dated August 20, 2001, between RiskMetrics Group, Inc. and CSFBdirect Inc.

         w) Financial Consulting Services Agreement, dated April 27, 2001, between London Pacific Advisory Services, Inc. and CSFBdirect Inc.

         x) CheckFree APL System Agreement, dated August 20, 2001, between CheckFree Corporation and CSFBdirect Inc.

         y) Long Term News License Agreement, dated as of May 1, 2001, between and among Dow Jones & Company, Inc. and CSFBdirect Inc., Pershing Clearing Corporation and Credit Suisse First Boston Corporation

         z) Cusip Electronic Distribution Agreement, dated March 26, 2001, between Standard & Poor's Cusip Service Bureau and CSFBdirect Inc.

         aa) Vendor Agreement for Level 1 Service, Last Sale Service and NQDS, dated October 22, 2001, between NASDAQ and the Company(3)

----------
(3) The Company sent an executed version of this agreement to the NASDAQ to replace the existing agreement between the NASDAQ and the Pershing division of DLJ Securities Corporation. The agreement has not yet been executed by the NASDAQ.

         bb) Agreement for receipt and use of market data between New York Stock Exchange, Inc. and CSFBdirect Inc.(4)

         cc) Options Price Reporting Authority Vendor Contract between the Options Price Reporting Authority and the Company(5)

         dd) Morningstar Content License Agreement, dated November 18, 2001, between Morningstar, Inc. and CSFBdirect Inc.

         ee) Agreement, dated October 1, 1996 between the Pershing division of DLJ Securities Corporation and Standard & Poor's

         ff) TIN Website Agreement, dated December 29, 1997, between Thomson Investors Network and DLJdirect Inc.

         gg) Content Licensing Agreement, dated November 1, 1998, between Zacks Investment Research Incorporated and DLJdirect Inc.

         hh) Content Distribution Agreement, dated July 7, 1999, amended as of August 21, 2001, between Dow Jones & Company, Inc. and DLJdirect Inc.

         ii) Smartmoney Content Distribution Agreement, dated June 15, 2001, between Dow Jones and Company, Inc., Hearst Communications, Inc. and CSFBdirect Inc.

         jj) Fully Disclosed Clearing Agreement dated September 24, 1997, between the Pershing Division of Donaldson Lufkin and Jenrette Securities Corporation and DLJdirect Inc.

         kk) Research Products Agreement, dated April 28, 1999, between Donaldson Lufkin & Jenrette Securities Corporation and DLJdirect Inc.

         ll) Subscription to Equity Research, dated August 21, 2001, between CSFBdirect Institutional Services and Credit Suisse First Boston Corporation.

         mm) Interim License Agreement, dated January 12, 2001, between Credit Suisse Group and PC Financial Network, Inc.

(ii) All Contracts relating to indebtedness for borrowed money of the Company to a third party

         None


----------
(4) The Company sent an executed version of this agreement to NYSE to replace the existing agreement between NYSE and the Pershing division of DLJ Securities Corporation. The agreement has not yet been executed by the NYSE.

(5) The Company sent an executed version of this agreement to OPRA to replace the existing agreement between OPRA and iNautix Technologies, Inc.. The agreement has not yet been executed by the NASDAQ.

(iii) All Contracts with any Governmental Authority to which the Company is a Party

         a) Vendor Agreement for Level 1 Service, Last Sale Service and NQDS, dated October 22, 2001, between NASDAQ and the Company(6)

         b) Agreement for receipt and use of market data between New York Stock Exchange, Inc. and CSFBdirect Inc.(7)

         c) Options Price Reporting Authority Vendor Contract between the Options Price Reporting Authority and the Company(8)

(iv) All Contracts that limit or purport to limit the ability of the Company to compete in any line of business or with any Person or in any geographic area or during any period of time

         a) DLJdirect/Continental Airlines Agreement dated April 10, 2000, between DLJdirect Inc. and Continental Airlines, Inc.(9)

         b) MBNA Affinity Agreement, dated May 25, 2000, between MBNA America Bank, N.A. and DLJdirect Inc.

(v) All Contracts between or among the Company and the Seller or any Affiliate of the Seller contemplating an exchange of value in excess of $50,000

         a) Fully Disclosed Clearing Agreement dated September 24, 1997, between the Pershing Division of Donaldson Lufkin and Jenrette Securities Corporation and DLJdirect Inc.

         b) Private Label Managed Account Program, dated October 26, 2000, between Pershing Division of Donaldson, Lufkin & Jenrette Securities Corporation and DLJdirect Inc.

         c) Subscription to Equity Research, dated August 21, 2001, between CSFBdirect Institutional Services and Credit Suisse First Boston Corporation.

         d) License Agreement, dated September 2, 1997, between DLJ Long Term Investment Corporation and DLJdirect Inc.

----------
(6) The Company sent an executed version of this agreement to the NASDAQ to replace the existing agreement between the NASDAQ and the Pershing division of DLJ Securities Corporation. The agreement has not yet been executed by the NASDAQ.

(7) The Company sent an executed version of this agreement to NYSE to replace the existing agreement between NYSE and the Pershing division of DLJ Securities Corporation. The agreement has not yet been executed by the NYSE.

(8) The Company sent an executed version of this agreement to OPRA to replace the existing agreement between OPRA and iNautix Technologies, Inc.. The agreement has not yet been executed by the NASDAQ.

(9)      Notice of termination of the contract was given by the Company. 20

         e) Letter Agreement dated June 2, 1997 between Donaldson Lufkin & Jenrette Securities Corporation and PC Financial Network, Inc.

         f) Research Products Agreement, dated April 28, 1999, between Donaldson Lufkin & Jenrette Securities Corporation and DLJdirect Inc.

         g) Sublicense Agreement dated March 11, 1999, between DLJdirect Holdings, Inc. and DLJdirect Inc.

         h) Intercompany Services Agreement, dated August 14, 1996, between PC Financial Networks, Holdings Inc. and PC Financial Networks, Inc.

         i) General Services Agreement, dated August 1, 2000, between DLJdirect Inc. and DLJ Asset Management Group, Inc.

         j) Introducing Broker Agreement, dated June, 2000, between DLJdirect Ltd. and DLJdirect Inc.

(vi) All material broker, distributor, dealer, agency, sales promotion, market research, marketing consulting and advertising Contracts to which the Company is a party

         a) Research Products Agreement, dated April 28, 1999 between Donaldson Lufkin and Jenrette Securities Corporation and DLJdirect Inc.

         b) Services Agreement, dated July 24, 2001, between Keynote Systems, Inc. and CSFBdirect Inc.

         c) Master Agreement Among Underwriters, dated December 1, 1986, subsequently amended as of March 21, 1996 and as of October 17, 1996, between Bear, Sterns & Co. Inc. and DLJdirect Inc.

         d) Master Selling Agreement, dated December 1, 1986, subsequently amended as of March 21, 1996 and as of October 17, 1996, between Bear, Sterns & Co. Inc. and DLJdirect Inc.

         e) Master Agreement Among Underwriters, dated November 19, 1997 between C.E. Unterberg, Towbin and DLJdirect Inc.

         f) Master Selling Agreement, dated September 1, 1987 between Oppenheimer & Co. Inc. and DLJdirect Inc.

         g) Master Agreement Among Underwriters, dated December 15, 1998 between Credit Suisse First Boston and CSFBdirect Inc.

         h) Master Selected Dealers Agreement dated May 1, 1998 between Credit Suisse First Boston and CSFBdirect Inc.

         i) Master Agreement Among Underwriters, dated July, 1998 between BT Alex.Brown Incorporated and DLJdirect Inc.

         j) Master Selected Dealers Agreement, dated July, 1998 between BT Alex.Brown Incorporated and DLJdirect Inc.

         k) Form of Master Selected Dealers Agreement, dated March 14, 2001 between ABN AMRO Incorporated and CSFBdirect Inc.

         l) Representative Form of Master Selected Dealers Agreement, dated June 1, 2001 between ABN AMRO Financial Services, Inc. and CSFBdirect Inc.

         m)       Master Agreement between LaSalle Bank N.A. and CSFBdirect Inc.

         n) Master Selected Dealer Agreement, dated as of October 10, 2001 between Incapital LLC and CSFBdirect Inc.

         o) Agreement Among Underwriters, dated June 1, 2000, among DLJ International Securities, CA IB Investmentbank
                  Aktiengesellschaft, DLJdirect Inc. and HSBC Investment Bank plc

         p) Account Agreement, dated October 15, 2001 between eBondTrade LLC and CSFBdirect Inc.

         q) Master Agreement Among Underwriters, dated as of May 15, 2000, between ING Barings LLC and DLJdirect Inc.

         r) Underwriting Agreement, dated March 28, 2000, among meVC Draper Fisher Jurvetson Fund I, Inc., Prudential Volpe Technology, Raymond James & Associates, Inc., Gruntel & Co., Fidelity Capital Markets and DLJdirect Inc.

         s) Master Agreement Among Underwriters, dated September 1, 1998, between BancBoston Robertson Stephens and DLJdirect Inc.

         t) Master Selected Dealers Agreement, dated September 1, 1998, between BancBoston Robertson Stephens and DLJdirect Inc.

         u) Master Agreement Among Underwriters, dated November 15, 2000, between The Robinson-Humphrey Company, LLC and DLJdirect Inc.;

         v) Master Selected Dealer Agreement, dated November 15, 2000, between The Robinson-Humphrey Company, LLC and DLJdirect Inc.

         w) Master Agreement Among Underwriters, dated July 18, 1985, between Smith Barney, Harris Upham & Co. Incorporated (now known as Salomon Smith Barney) and DLJdirect Inc.

         x) Master Selected Dealer Agreement, dated July 1, 1999, between Salomon Smith Barney, Inc. and DLJdirect Inc. (re-executed on September 10, 2001 by CSFBdirect Inc.)

         y) Master Agreement Among Underwriters, dated August 4, 1999, between U.S. Bancorp Piper Jaffray) and DLJdirect Inc.

         z) Master Selected Dealer Agreement, dated August 4, 1999, between U.S. Bancorp Piper Jaffray) and DLJdirect Inc.

         aa) Master Selected Dealers Agreement, dated December 6, 1999, between W.R. Hambrecht & Co., LLC and DLJdirect Inc.

         bb) OpenIPO Participation Agreement, dated December 6, 1999, between W.R. Hambrecht & Co., LLC and DLJdirect Inc.

         cc) Underwriting Agreement dated December 7, 1999, among Andover.Net, Inc., between W.R. Hambrecht & Co., LLC, Advest, Inc. and DLJdirect Inc.

         dd) Master Agreement Among Underwriters, dated June 8, 1999, between W.R. Hambrecht & Co., LLC and DLJdirect Inc.

         ee) Special Dealer Agreement, dated March 15, 2001, between Merrill Lynch, Pierce, Fenner & Smith Incorporated and CSFBdirect Inc.

         ff) Master Dealer Agreement, dated August 1, 1982, between Morgan Stanley & Co. Incorporated and DLJdirect Inc.

         gg) Master Agreement Among Underwriters, dated August 1, 1982, between Morgan Stanley & Co. Incorporated and DLJdirect Inc.

         hh) Agreement, dated May 6, 1999 between Edgar Online Inc. and DLJdirect Inc.

         ii) Interactive Marketing Agreement dated as of December 15, 2000, amended as of March 25, 2001 and August 27, 2001, between America Online, Inc. and DLJdirect Inc.

         jj) CSFBdirect Tournament of Champions Title Sponsorship Agreement, dated June 22, 2000, between Event Engine, Inc. and CSFBdirect Inc.

         kk) Cusip Electronic Distribution Agreement, dated March 26, 2001, between Standard & Poor's Cusip Service Bureau and CSFBdirect Inc.

         ll) Content Distribution Agreement, dated July 7, 1999, amended as of August 21, 2001, between Dow Jones & Company, Inc. and DLJdirect Inc.

         mm) Dow Jones Newswire Distribution and Sales Agency Agreement dated October 9, 2001, between Dow Jones & Co., Inc. and the CSFBdirect Inc.

         nn) Long Term News License Agreement, dated as of May 1, 2001, between and among Dow Jones & Company, Inc. and CSFBdirect Inc., Pershing Clearing Corporation and Credit Suisse First Boston Corporation

         oo) Intuit Marketing Agreement Online Investment Services, dated May 8, 1998, between Intuit Inc. and DLJdirect Inc.

         pp) Content Distribution Agreement, dated May 1, 2000, between Omnisky, Inc. and DLJdirect Inc.

         qq) Letter of Agreement between Business Wire and PC Financial Network, dated October 24, 1996

         rr) Morningstar, Inc. License Agreement, effective December 1, 2001, between Morningstar, Inc. and CSFBdirect Inc.

         ss) Morningstar, Inc. License Agreement, effective November 9, 2001 between Morningstar, Inc. and CSFBdirect Inc.

         tt) Morningstar, Inc. License Agreement, effective October 9, 2001, between Morningstar, Inc. and CSFBdirect Inc.

         uu) Co-Marketing Agreement, dated January 21, 2000, between GoAmerica Communications Corp. and DLJdirect Inc.

         vv) Riskmetrics Group, Inc. Hosted Services Agreement, dated August 20, 2001, between Riskmetrics Group, Inc. and CSFBdirect Inc.

         ww) Broker Agreement, dated May 25, 2000, between MBNA America Bank, NA and DLJdirect Inc.

         xx) MuniGroup Trading Master Client Access Agreement, dated September 18, 2000, between MuniGroup.com LLC and DLJdirect Inc.

         yy) Content Licensing Agreement, dated November 1, 1998, between Zacks Investment Research Incorporated and DLJdirect Inc.

         zz) Smartmoney Content Distribution Agreement, dated June 15, 2001, between Dow Jones and Company, Inc., Hearst Communications, Inc. and CSFBdirect Inc.

         aaa) eCheck Secure, dated March 22, 2001 between Troy Systems International, Inc. and CSFBdirect Holdings Inc.

         bbb) Dow Jones Indexes Enterprise Distribution Agreement, dated June 1, 2001, between Dow Jones and Company, Inc. and CSFBdirect Inc.

         ccc) Morningstar Content License Agreement, dated November 18, 2001, between Morningstar, Inc. and CSFBdirect Inc.

         ddd) Data Subscriber License Agreement and Order Form, Iverson Financial Systems, Inc. Securities History Data, dated October 1, 1996, between Iverson Financial Systems, Inc. and PC Financial Network.

         eee) Lyster Watson and Company Investment Advisors, dated September 13, 2000, between Lyster Watson Management, Inc. and DLJdirect Inc.

         fff) Wireless Internet Services Agreement, dated January 8, 2001 between Sprint Spectrum L.P. and DLJdirect Inc.

         ggg) Financial Consulting Services Agreement, dated April 27, 2001, between London Pacific Advisory Services, Inc. and CSFBdirect Inc.

         hhh) Customer Referral Agreement, dated November 28, 2000, between Hewitt Associates LLC and Hewitt Financial Services LLC and DLJdirect Inc.

         iii) CheckFree APL System Agreement, dated August 20, 2001, between CheckFree Corporation and CSFBdirect Inc.

         jjj) Mobile Channel Agreement Letter, dated October 2, 2000, between AT&T Wireless Services and DLJdirect Inc.

         kkk) Customer Referral Agreement, dated September 4, 2000, between Putnam Retail Management, Inc. and DLJdirect Inc.

         lll) License Agreement, dated September 2, 1997, between DLJ Long Term Investment Corporation and DLJdirect Inc.

         mmm) BondDesk Trading Master Client Access Agreement, dated September 18, 2000, between BondDesk Trading LLC and DLJdirect Inc.

         nnn) Content Subscription and Marketing Agreement, dated June 15, 1999, between TheStreet.com, Inc. and DLJdirect Inc.

         ooo) Presenting Sponsorship Contract, dated May 30, 2000, between Vail Valley Foundation and DLJdirect Inc.

         ppp) IMG Worldwide, Inc Golf Sponsorship, dated March 17, 2000, amended as of May 16, 2001, between IMG Worldwide, Inc. and DLJdirect Inc.

         qqq) DLJdirect/Continental Airlines Agreement dated April 10, 2000, between DLJdirect Inc. and Continental Airlines, Inc.10 rrr) DART Service Agreement, dated December 13, 2000, between DoubleClick Inc. and DLJdirect Inc.

----------
(10)     Notice of termination of the contract was given by the Company.

         sss) Q4 2001 Online Marketing Retainer, dated September 26, 2001, between Modem Media, Inc. and CSFBdirect Inc.

         ttt) Agreement, dated August 23, 2001, between CNN and CSFBdirect Inc. (Order Confirmation)

         uuu) Agreement, dated August 28, 2001, between Time Warner Cable and CSFBdirect Inc. (Receipt of Proposal)

         vvv) Agreement, dated August 27, 2001, between Money Magazine and CSFBdirect Inc. (Insertion Order)

         www) Agreement, dated October 1, 2001, between New York Times and CSFBdirect Inc. (Insertion Order)

         xxx) RCL Agreement for Research Project,, dated July 23, 2001, between NFO North America and CSFBdirect Inc.

         yyy) Expovillage Official Sponsor Agreement, dated November 1, 2000, between Jack Morton Worldwide and DLJdirect Inc. (Bloomberg agreement)

         zzz) Letter of Agreement, dated August 4, 2001, between Competitrack Advertising Tracking Service and MVBMS/CSFBdirect Inc.

         aaaa) License Agreement, Dated September 13, 1999, between Comm Scan, LLC and DLJdirect Inc.

         bbbb) Power of Attorney, dated July 27 1999, with regard to an Agreement Among Underwriters, among First Union Capital Markets Corp., J.C. Bradford & Co., Wachovia Securities, Inc. and DLJdirect Inc.

         cccc)    Agreement Among Underwriters with Goldman Sachs & Company

         dddd) Sales Agreement, dated July 29, 1999, between WSW Capital, Inc. and DLJdirect Inc.

(vii)    All leases and subleases in respect of Leased Real Property

         Section 3.16(a) and 3.16(c) hereof are hereby incorporated by reference

(viii) Contracts entered into by the Company relating to the acquisition or divestiture of a business that contain ongoing indemnification liabilities.

         None

(ix)     All Contracts for capital expenditures in excess of $50,000

         None

(x)      Contracts for Clearing or sub-clearing services

         a) Fully Disclosed Clearing Agreement dated September 24, 1997, between the Pershing Division of Donaldson Lufkin and Jenrette Securities Corporation and DLJdirect Inc.

(xi)     All Material Company IP Licenses

         a) Emessaging Software License & Services Agreement, dated January 12, 2001, between FloNetwork Inc. (currently DoubleClick) and DLJdirect Inc.

         b) BondDesk Trading Master Client Access Agreement dated as of September 18, 2000 between BondDesk Trading LLC and DLJdirect Inc.

         c) Content Distribution Agreement dated as of May 1, 2000 between OmniSky, Inc. and DLJdirect Inc., as amended

         d) Amendment No. 1 dated as of October 1, 1998 between Donaldson, Lufkin & Jenrette Securities Corporation and Standard & Poor's.

         e) Letter of Agreement Business Wire and PC Financial Network dated as of October 24, 1996 between Business Wire and PC Financial Network.

         f) Intuit Marketing Agreement Online Investment Services dated as of May 8, 1998 between Intuit Inc. and DLJdirect Inc.

         g) Morningstar, Inc. License Agreement dated as of December 1, 2001 between Morningstar, Inc. and CSFBdirect Inc.

         h) Co-Marketing Agreement V.2 dated as of January 21, 2000 between GoAmerica Communications Corp. and DLJdirect Inc.

         i) RiskMetrics Group, Inc. Hosted Services Agreement dated as of August 20, 2001 between CSFBdirect Inc. and RiskMetrics Group, Inc.

         j) TIN Website Agreement dated as of December 29, 1997 between Thomson Investors Network and DLJdirect Inc.

         k) Proposal for Site Maintenance Agreement dated as January 26, 2001 between CSFBdirect Inc. and Industrial Cooling Corporation.

         l) License Agreement Terms and Conditions dated as of September 13, 1999 between DLJdirect Inc. and CommScan L.L.C.

         m) Interactive Marketing Agreement dated as of December 15, 2000, amended as of March 25, 2001 and August 27, 2001 between America Online, Inc. and DLJdirect Inc.

         n) Mobile Channel Agreement, dated as of October 2, 2000 between DLJdirect Inc. and AT&T Wireless Services, Inc.

         o) Introducing Broker Agreement dated as of May 25, 2000 between MBNA America Bank, N.A. and DLJdirect Inc.

         p) License Agreement dated as of May 25, 2000 between MBNA America Bank, N.A. and DLJdirect Inc.

         q) Affinity Agreement dated as of May 25, 2000 between America Bank, N.A. and DLJdirect Inc.

         r) Presenting Sponsorship Contract dated as of May 30, 2000 between Vail Valley Foundation and DLJdirect Inc.

         s) MuniGroup Trading Master Client Access Agreement dated as of September 18, 2000 between MuniGroup.com, LLC and DLJdirect Inc.

         t) Smartmoney Content Distribution Agreement, dated June 15, 2001, between Dow Jones and Company, Inc., Hearst Communications, Inc. and CSFBdirect Inc.

         u) IMG Worldwide, Inc Golf Sponsorship, dated March 17, 2000, amended as of May 16, 2001, between IMG Worldwide, Inc. and DLJdirect Inc.

         v) Corporate Partnership Agreement, dated September 23, 1999, amended July 1, 2001, between Vail Resorts Management Company and CSFBdirect Inc.

         w) Content Distribution Agreement, dated July 7, 1999, amended as of August 21, 2001, between Dow Jones & Company, Inc. and DLJdirect Inc.

         x) Dow Jones Indexes Enterprise Distribution Agreement dated as of June 1, 2001 between CSFBdirect Inc. and Dow Jones & Company, Inc.

         y) Cusip Electronic Distribution Agreement, dated March 26, 2001, between Standard & Poor's Cusip Service Bureau and CFSBdirect Inc.

         z) Content License Agreement dated as of December 12, 1997 between DLJdirect Inc. and Charter Media, Inc.

         aa) Morningstar, Inc. License Agreement dated as of November 9, 2001 between Morningstar, Inc. and CSFBdirect Inc.

         bb) Morningstar, Inc. License Agreement dated as of October 9, 2001 between Morningstar, Inc. and CSFBdirect Inc.

         cc) Morningstar, Inc. License Agreement dated as of December 1, 2001 between Morningstar, Inc. and CSFBdirect Inc.

         dd) Content Subscription and Marketing Agreement dated as of June 15, 1999 between TheStreet.com and DLJdirect Inc.

         ee) Data Subscriber License Agreement and Order Form, Iverson Financial Systems, Inc. Securities History Data, dated October 1, 1996, between Iverson Financial Systems, Inc. and PC Financial Network.

         ff)      Asset Master License Agreement between DLJdirect Inc. and
                  Mastercard

(xii) All advertising Contracts providing for aggregate payments exceeding $100,000

         a) CSFBdirect Tournament of Champions Title Sponsorship Agreement, dated June 22, 2000, between Event Engine, Inc. and CSFBdirect Inc.

         b) Presenting Sponsorship Contract, dated May 30, 2000, between Vail Valley Foundation and DLJdirect Inc.

         c) Corporate Partnership Agreement, dated September 23, 1999, between Vail Resorts Management Company and CSFBdirect Inc., as amended

         d) IMG Worldwide, Inc Golf Sponsorship, dated March 17, 2000, amended as of May 16, 2001, between IMG Worldwide, Inc. and DLJdirect Inc.

         e) Content Subscription and Marketing Agreement, dated June 15, 1999, between The Street.com, Inc. and DLJdirect Inc.

         f) Interactive Marketing Agreement dated as of December 15, 2000, amended as of March 25, 2001 and August 27, 2001, between America Online, Inc. and DLJdirect Inc.

         g) Agreement, dated August 23, 2001, between CNN and CSFBdirect Inc. (Order Confirmation)

         h) Agreement, dated August 28, 2001, between Time Warner Cable and CSFBdirect Inc. (Receipt of Proposal)

         i) Agreement, dated August 27, 2001, between Money Magazine and CSFBdirect Inc. (Insertion Order)

         j) Agreement, dated October 1, 2001, between New York Times and CSFBdirect Inc. (Insertion Order)

         k) Expovillage Official Sponsor Agreement, dated November 1, 2000, between Jack Morton Worldwide and DLJdirect Inc. (Bloomberg agreement)

         l) Letter of Agreement, dated August 4, 2001, between Competitrack Advertising Tracking Service and MVBMS/CSFBdirect Inc.

(xiii) All material Contracts in respect of or with affinity partnerships and registered investment advisors.

         a) Sales Agreement, dated as of July 29, 1999, between DLJdirect Inc. and WSW Capital, Inc., on behalf of and its capacity as general partner or investment advisor to certain investment funds, partnerships or other vehicles.

         b) MBNA Affinity Agreement, dated May 25, 2000, between MBNA America Bank, NA and DLJdirect Inc.

         c) Self-Directed Brokerage Agreement, dated May 3, 1999, between Putnam Fiduciary Trust Company and DLJdirect Inc.

         d) Introducing Broker Agreement, dated March 1, 2000, between Bessemer Investor Services, Inc. and DLJdirect Inc.

         e) Introducing Broker Agreement, dated November 8, 1999, between, Scudder Financial Services, Inc. DLJdirect Inc.

         f) Introducing Broker Agreement, dated as of December 28, 2000, between Nomura Securities International, Inc. and DLJdirect Inc.

         g) Introducing Broker Agreement, dated June, 2000, between DLJdirect Ltd. and DLJdirect Inc.

         h) Self-Directed Brokerage Services Agreement, dated March 19, 2001, between CNA Trust Corporation and CSFBdirect Inc.

         i) Self-Directed Brokerage Services Agreement, dated April 30, 2001, between SunGard Institutional Brokerage Inc., SunGard Investment Products Inc., and CSFBdirect Inc.

         j) Self-directed Brokerage Services Agreement, dated June 26, 2001, between Nationwide Trust Company, FSB, Nationwide Retirement Solutions, Inc., Nationwide Investment Services Corporation and CSFBdirect Inc.

         k) Self-directed Brokerage Services Agreement, dated August 23, 1999, between 401(K) Company and DLJdirect Inc.

         l) Self-Directed Brokerage Services Agreement, dated June 1, 2001, between Hewitt Associates LLC, Hewitt Financial Services LLC, and CSFBdirect Inc.

         m) Self-Directed Brokerage Services Agreement, dated February 25, 2000, between Exeter Trust Company, Inc. and DLJdirect Inc.

         n) Self-Directed Brokerage Services Agreement, dated February 28, 2001, between Transamerica Life Insurance and Annuity Company, AUSA Life Insurance Company, Inc. and Transamerica Financial Resources Inc.

         o) Self-Directed Brokerage Services Agreement, dated July 7, 2000, between New England Financial and DLJdirect Inc.

         p) Institutional Self-Directed Brokerage Agreement, dated September 21, 2000, between Bank of New York and DLJdirect Inc.

         q) Institutional Self-Directed Brokerage Services Agreement, dated April 20, 2001, between Aetna Investment Services, LLC and CSFBdirect Inc.

         r) Self-Directed Brokerage Services Agreement, dated June 28, 2000, between Financial Administrative Services Corporation, Greenwood Investments, Inc. and DLJdirect Inc.

         s) Self-Directed Brokerage Services Agreement, dated May 5, 2000, between John Hancock Funds, Inc. and DLJdirect Inc.

         t) Self-Directed Brokerage Services Agreement, dated August 18, 2000, between MFS Retirement Services, Inc. and DLFdirect Inc.

         u) Self-Directed Brokerage Account Processing Services and Fee Agreement, dated September 13, 2000, between Reliance Trust Company and DLJdirect Inc.

         v) Customer Referral Agreement, dated April 4, 2000, between Citistreet LLC and DLJdirect Inc.

         w) Service Agreement, dated October 22, 2001, between Accredited Only, Inc. and CSFBdirect Inc.

         x) Separate Account Manager Services Agreement, dated October 30, 2001, between Nordea Securities, Inc. and CSFBdirect Inc.

         y) In addition, the Company is a party to a Services Agreement with each of the institutions listed below. Pursuant to such agreements, which are all substantially on the same form, the Company provides brokerage and related services to the institution to effect transactions for such institution's clients who enter into customer agreements with the Company. In addition, the Company provides the institution with access to software, databases, access devices or other communication facilities which enable the institution to enter purchase and sale orders for securities for such institution's clients.

                  o        Advisor Partners, LLC, dated August 29, 2001
                  o        Beaton Management Co., Inc., dated October 15, 2001
                  o        Boone Financial Advisors, Inc., dated November 13,
                           2001
                  o        Diesslin and Associates, Inc., dated March 28, 2001
                  o        Vestar Strategic, LLC, dated December 13, 2000
                  o        Emery and Howard Portfolio Management, dated October
                           3, 2001
                  o        George M. Hiller Companies, LLC, dated September 7,
                           2001

                  o        Howard Financial Services, Inc., dated August 21,
                           2001
                  o        Hennsler Asset Management, LLC, dated September 4,
                           2001
                  o        The Keller Group, dated January 12, 2001
                  o        Liberty Capital Management, dated December 12, 2000
                  o        McCarthy Financial Planning, dated October 15, 2001
                  o        The MDE Group, dated October 3, 2001
                  o        Spectrum Asset Management, dated October 9, 2001
                  o        Smith and Howard Financial Group, dated August 7,
                           2001
                  o        SORA Associates, LLC, dated October 15, 2001
                  o        Silver Creek Equity Management, LLC, dated October
                           30, 2001
                  o        Talkot Capital, LLC, dated September 4, 2001
                  o        Seattle Capital*
                  o        Nicholas Applegate*
                  o        Rorer Asset Management*
                  o        Allegiance Capital*
                  o        Alger*
                  o        AIM Funds*
                  o        Brandeis*
                  o        1838 Investment Advisors*

         z) The Company is a party to a CSFBdirect Institutional Services Agreement with each of the Institutions listed below. Pursuant to such agreements, which are all substantially on the same form, the Company provides brokerage and related services to the institution to effect transactions for such institution's clients who enter into customer agreements with the Company. In addition, the Company provides the institution with access to software, databases, access devices or other communication facilities which enable the institution to enter purchase and sale orders for securities for such institution's clients.

                  o        Buckhead Capital Management, LLC, dated May 14, 2001
                  o        Caprock Capital Advisors, Inc., dated July 2, 2001
                  o        The Commonwealth Group, Inc., dated July 27, 2001
                  o        Corbin and Company, dated June 6, 2001
                  o        CFS Investment Advisory Services, LLC, dated June 15,
                           2001
                  o        GMG Asset Management, Inc., dated July 2, 2001
                  o        Knightsbridge Asset Management, LLC, dated November
                           10, 2000
                  o        One Capital Management, LLC, dated August 29, 2001
                  o        Quantitative Advantage, July 25, 2001
                  o Robertson, Griege & Thoele Capital Management, dated May 31, 2001
                  o        Sherry Bijan, dated June 15, 2001
                  o        Wetherby Asset Management, dated May 18, 2001

----------
*        Pending

         aa) The company is a party to a CSFBdirect Institutional Sub-Advisor Services Agreement with each of the institutions listed below. Pursuant to such agreements, which are all substantially on the same form, the Company provides brokerage and related services to the institution to effect transactions for such institution's clients who enter into customer agreements with the Company. In addition, the Company provides the institution with access to software, databases, access devices or other communication facilities which enable the institution to enter purchase and sale orders for securities for such institution's clients.

                  o        Capstone Asset Management Company, dated August 24,
                           2001
                  o        Miller/Howard Investments, dated September 17, 2001
                  o        Navallier & Associates, dated October 15, 2001
                  o        Starbuck, Tisdale & Associates, August 25, 2001
                  o        Oak Associates, Ltd., dated November 6, 2001

                                 Section 3.16(a)

                           REAL AND TANGIBLE PROPERTY

    CITY                PROPERTY           COMPANY         CURRENT STATUS          AREA IN FT(2)           LEASE END DATE
ATLANTA, GA           The Capital       CSFBdirect Inc.    Occupied/Retail              1,776                April 15, 2006
                      Building, East
                      Paces Ferry Road

CHICAGO, IL           33 North          CSFBdirect Inc.    Occupied/Retail              1,603             February 29, 2008
                      LaSalle Street

DELRAY BEACH, FL      The Shoppes at    DLJ Securities     Occupied/Retail              1,335              January 31, 2005
                      Addison Place     Corporation

NEW YORK, NY          300 Park Avenue   CSFBdirect Inc.    Occupied/Retail              3,000                March 31, 2016

PHILADELPHIA, PA      The Shoppes and   CSFBdirect Inc.    Occupied/Retail              1,760                March 31, 2006
                      Market at
                      Albrects, Lower
                      Merion Township

SCOTTSDALE, AZ        8989 North        CSFBdirect Inc.    Vacant                       2,117             December 31, 2010
                      Scottsdale Road

    CITY                PROPERTY           COMPANY         CURRENT STATUS          AREA IN FT(2)           LEASE END DATE
CHARLOTTE            One Lake Pointe   DLJ Securities      Occupied/                      87,184          September 20, 2009
                     Plaza             Corporation         Offices

CHARLOTTE            Two Water Ridge   DLJ Securities      Offices/vacant                 25,237           January 14, 2004
                     Plaza             Corporation

JERSEY CITY          Plaza II,         DLJ Securities      6th floor sublet to      206,185 less           October 31, 2011
                     Harborside        Corporation and     Metlife except                 81,851
                     Financial Center  CSFBdirect          data center,                 sublet =
                                       Holdings Inc.       5th floor CSFBdirect          124,334
                                                           and iNautix
                                                           including
                                                           data center. 1st
                                                           Floor CSFBdirect

PARSIPPANY           Morris            DLJ Securities      Vacant former                  36,580          September 30, 2003
                     Corporate         Corporation         call center
                     Center III

SALT LAKE CITY       150 West Civic    DLJ Securities      Part occupied/part            144,927          November 30, 2008
                     Center Drive      Corporation         vacant former
                                                           call center

                                 Section 3.16(c)

                             SUBLEASED REAL PROPERTY

         None

                                 Section 3.17(a)

                              INTELLECTUAL PROPERTY

(i)      o        Trademark registrations and applications owned by the Company

         None

         o Trademark registrations and applications licensed to the Company by DLJ Long Term Investment Corp.

                    REGISTRATIONS AND APPLICATIONS FOR MARKS
                              USED IN THE TERRITORY

                                      REGISTRATION/
TRADEMARK        COUNTRY               APPLICATION       RENEWAL DATE
                                         NUMBER
FUNDCENTER     Mexico                 617212              30-Jun-2009

FUNDCENTER     United States          2084995             29-Jul-2007

FUNDCENTER     Canada                 1016843 (App)

FUNDSCAN       Cayman Islands         2198997             01-Jun-2009

FUNDSCAN       Mexico                 617211              10-Jun-2009

FUNDSCAN       United States          2429576             20-Feb-2011

FUNDSCAN       Canada                 1016839 (App)

[FUNDSCAN      BERMUDA                30790 (APP)]

MARKETSPEED    United States          2421979             16-Jan-2011

MARKETSPEED    United States          2385667             12-Sep-2010

MARKETSPEED    Mexico                 625375              04-Jun-2009

MARKETSPEED    Mexico                 625374              04-Jun-2009

MARKETSPEED    Mexico                 646353              17-Dec-2009

MARKETSPEED    Cayman Islands         2216815             09-Dec-2009

MARKETSPEED    Cayman Islands         2198975

MARKETSPEED    Canada                 1050126 (App)

MARKETSPEED    Canada                 1016844 (App)

[MARKETSPEED   BERMUDA                30787 (APP)]

[MARKETSPEED   BERMUDA                30788 (APP)]

[MARKETSPEED   BERMUDA                31223 (APP)]

STOCKSCAN      Mexico                 630425              21-Jul-2009

STOCKSCAN      Mexico                 624518              21-Jul-2009

STOCKSCAN      United States          2373240             01-Aug-2010

STOCKSCAN      Canada                 1019514 (App)

[STOCKSCAN     BERMUDA                30785 (APP)]

[STOCKSCAN     BERMUDA                30786 (APP)]



                                       37


                                      REGISTRATION/
TRADEMARK        COUNTRY               APPLICATION       RENEWAL DATE
                                         NUMBER
TRADETALK      Cayman Islands         2202989             14-Jul-2009

TRADETALK      Canada                 1016838 (App)

TRADETALK      United States          75/743643 (App)

[TRADETALK     BERMUDA                30791 (APP)]

TRADE TALK     Mexico                 630350              10-Jun-2009

TRADE UP       United States          2349610             16-May-2010

TRADE UP       Mexico                 617208              10-Jun-2009

TRADE UP       Canada                 1016842 (App)

[TRADE UP      BERMUDA                30792 (APP)]



                        REGISTRATIONS FOR MARKS OWNED BY
                            COMPANY IN THE TERRITORY

                                       REGISTRATION/
   TRADEMARK          COUNTRY           APPLICATION       RENEWAL DATE
                                         NUMBER
PUTTING OUR
REPUTATION ONLINE   United States      2451945             15-May-2011

TRANSFER TRACKER    United States      76/186556 (App)


                     MARKS PREVIOUSLY USED IN THE TERRITORY

                                            REGISTRATION/
     TRADEMARK             COUNTRY           APPLICATION       RENEWAL DATE
                                               NUMBER
PC FINANCIAL NETWORK
(AND DESIGN)             United States      1967637            16-Apr-2006

PC FINANCIAL
NETWORK'S MAXIMIZER      United States      1964265            26-Mar-2006

DOLLAR SIGN COLOR
DESIGN (PC FINANCIAL
NETWORK DESIGN)          United States      1930607            31-Oct-2005

PCFN                     United States

PERSONAL CONTROL
FINANCIAL NETWORK        United States

DLJ DIRECT               United States      2270195            17-Aug-2009

DLJ DIRECT (BLOCK
LETTERS)                 Mexico             621524             20-Aug-2008




                                      38

                                            REGISTRATION/
     TRADEMARK             COUNTRY           APPLICATION       RENEWAL DATE
                                               NUMBER
DLJ DIRECT (BLOCK
LETTERS)                 Mexico             626709             20-Aug-2008

DLJ DIRECT (BLOCK
LETTERS)                 Cayman Islands     2175943            27-Aug-2008

DLJ DIRECT (BLOCK AND
STYLIZED SERIES)         Bermuda            30068              23-Sep-2005

DLJ DIRECT (BLOCK AND
STYLIZED SERIES)         Bermuda            30069              23-Sep-2005

DLJ DIRECT (B&W LOGO)    Mexico             617551             20-Aug-2008

DLJ DIRECT (B&W LOGO)    Mexico             617552             20-Aug-2008

DLJ DIRECT (B&W LOGO)    United States      2295634            30-Nov-2009

DLJ DIRECT SERIES (B&W
AND COLOR LOGO)          Bermuda            30070              23-Sep-2005

DLJ DIRECT SERIES (B&W
AND COLOR LOGO)          Bermuda            30071              23-Sep-2005

DLJ DIRECT SERIES (B&W
AND COLOR LOGO)          Cayman Islands     2175942            27-Aug-2008

DLJ DIRECT (COLOR
LOGO)                    Mexico             617553             20-Aug-2008

DLJ DIRECT (COLOR
LOGO)                    Mexico             617554             20-Aug-2008

DLJ DIRECT (COLOR
LOGO)                    United States      2303829            28-Dec-2009


(ii)     o The following domain name registrations are registered to CSFBdirect
           Holdings, Inc.:

         CSFBINSTITUTIONAL.COM

         VIEWMYPORTFOLIO.COM

         CSFBPRIVATECIIENT.COM

         CSFBPRLVATECIIENT.COM

         CSFBPRIVATECLLENT.COM

         CSFBPRLVATECLIENT.COM

         CSFBPRLVATECLLENT.COM

         CSFBPRIVATECILENT.COM

         o The following domain name registrations are registered to DLJdirect Holdings, Inc.:

         CSFBDIRECT.ORG

         CSFBPRIVATECLIENT.COM

         CSFBDIRECT.COM

         CSFBDIRECTME.NET

         CSFBPRIVATECLIENT.NET

         CSFBDIRECTSUCKS.NET

         CSFBPCS.NET

         DLJDIRECT.COM

         DLJDIRECTSUCKS.NET

         WEBNAUTIX.COM

         CSFBDIRECTEUNION.COM

         CSFBPCS.COM

         CSFBDIRECTMIDDLEEAST.COM

         CSFBDIRECTINSTITUTIONAL.COM

         CSFBDIRECT.NET

         CSFBDIRECT-ME.NET

         DLJDIRECTFP.COM

         CSFBDIRECT-ME.COM

         ONLINEINVESTING-CSFBDIRECT.COM

         CSFBDIRECTSUCKS.COM

         CSFBPRIVATECLIENT.ORG

         DLJDM.COM

         CITISTREETADVISERS.COM

         DLJDIRECTINSTITUTIONAL.COM

         CITISTREETADVISERS.NET

         CSFBDIRECTSUCKS.ORG

         CSFBDIRECT.NET

         DLJDIRECT-EUNION.COM

         CSFBPCS.ORG

         CSFBDIRECTMIDEAST.COM

         DLJDW.COM

         CSFBDIRECT-MIDEAST.COM

         DLJSUCKS.NET

         DLJDIRECTJC.COM

         CSFBDIRECTEUNION.NET

         DIRSUCKS.COM

         DLJDIRECTSUCKS.ORG

         DLJDIRECTSUCKS.COM

         CSFBDIRECTME.COM

         CSFBDIRECT-EUNION.NET

         CSFBDIRECT-EUNION.COM

(iii)    Common law Trademarks material to the Company's business.

         None

(iv)     Material Software.

         Software licensed pursuant to the Company IP Licenses and Excluded IP Licenses, as applicable, and the iNautix Agreement.

                                 Section 3.17(b)

                              INTELLECTUAL PROPERTY

a) Katz: Attorney representing Katz sent a letter to a client of CSFBdirect Inc. alleging that Katz's patents were being infringed by CSFBdirect Inc.'s IVR telephone system. A complaint has not been filed.

b) Techsearch LLC: Techsearch notified CSFBdirect that its website induces the infringement by others of various parts of Techsearch's patent. Techsearch is willing to grant a license for a one-time payment of $80,000. A complaint has not been filed.

c) STAMBLER V. DLJDIRECT: Stambler claims that his patents cover all but the most rudimentary Internet security methods and that CSFBdirect has infringed these patents.

d) WARNER-TAMERLANE PUBLISHING CORP. V. DLJDIRECT INC., DLJ INC. AND KISHENBAUM BOND & PARTNERS: Warner-Tamerlane claims that CSFBdirect used a copyrighted musical composition in a CSFBdirect television commercial without permission. Kishenbaum has agreed to indemnify the Company pursuant to its indemnification agreement and has retained counsel to represent both CSFBdirect and DLJ Securities in this matter.

e) Brazil: DLJLTIC V. ULTRAPRISE CORPORATION: DLJLTIC Mark: TRADE UP, Application No. 821688774 v. Ultraprise Mark: TRADE ON, Application No. 821867067. Opposition Filed 12/6/1999, Published, 10/16/2001; Response
         Due: 12/16/2001

f)       CTM: DLJLTIC V. ULTRAPRISE CORPORATION, OPPOSITON NO. B292237: DLJLTIC
         Mark: TRADE UP, Application No. 1193788 v. Ultraprise Corporation Mark:
         TRADE ON, Application No. 1253483. Opposition Filed 7/27/1999

g)       CTM: ULTRAPRISE CORPORATION V. DLJLTIC: Ultraprise Corporation Mark:
         TRADE ON, Application No. 1253483 v. DLJLTIC Mark: TRADE UP, Application No. 1193788. Opposition Filed 12/4/2000

                                  Section 3.18

                                     ASSETS

a) Lipper Inc. Research and Webfeed Agreement dated as of September 1, 1999 between Lipper Inc. and Donaldson, Lufkin & Jenrette Securities Corporation.

b) ECheck Secure for CSFBdirect Holdings Inc. dated as of March 22, 2001 between Troy Systems International, Inc. and CSFBdirect Holdings, Inc.

c) Agreement dated as of December 10, 1999 between ILX Systems and iNautix Technologies Inc.

d) Content License & Services Agreement dated as of August 22, 2000 between MarketWatch.com, Inc. and iNautix Technologies Inc.

e) A-T Financial Master Distribution Terms and Conditions Agreement, dated November 30, 2000, between A-T Financial Information, Inc. and iNautix Technologies, Inc.

f) Agreement, dated October 1, 1996 between the Pershing division of DLJ Securities Corporation and Standard & Poor's

g) Consulting Services Agreement, dated February 3, 2000, between Chordiant (formerly Prime Response) and iNautix Technologies, Inc.

h) Software License Agreement, dated April 25, 2000, between Speechworks International, Inc. and iNautix Technologies, Inc.

i) Professional Services Agreement, dated April 25, 2000, between Speechworks International, Inc. and iNautix Technologies, Inc.

j) Amendment To Professional Services Agreement, dated December 20, 2000, between Speechworks International, Inc. and iNautix Technologies, Inc.

k) Agreement for the Development and License of Software, dated March 27, 1998, between A-T Financial Information, Inc. and iNautix Technologies, Inc.

l)       Customer Agreement, dated May 29, 1997, between Aspect
         Telecommunication Corporation and the Pershing division of DLJ Securities Corporation

m) Content Licensing Agreement dated as of November 1, 1998 between DLJdirect Inc. and Zacks Investment Research Incorporated, subsequently assigned by the Company to iNautix Technologies, Inc. on June 23, 2000

n) Software End User License and Services Agreement, dated June 30, 1995 between Peoplesoft USA Inc. and Donaldson Leasing Corp.

o) US Volume Purchase Agreement dated April 6, 2000, between Cisco Systems, Inc. and iNautix Technologies, Inc.

p) Master Services Agreement dated April 10, 2000, between Cisco Systems, Inc. and iNautix Technologies, Inc.

q) Non-Disclosure Agreement dated July 10, 2001, between Cisco Systems, Inc. and iNautix Technologies, Inc.

                                 Section 3.19(a)

                      EMPLOYEE BENEFIT PLANS; LABOR MATTERS

a) Severance Agreement by and between K. Blake Darcy and Credit Suisse First Boston Corporation

b) Severance Agreement by and between Glenn Tongue and Credit Suisse First Boston Corporation

c)       Employees' Savings and Retirement Plan of Credit Suisse First Boston

d)       Employees' Pension Plan of Credit Suisse First Boston

e)       Deferred Compensation Plan of Credit Suisse First Boston

f) Defined Benefit Master Trust Agreement by and between Credit Suisse First Boston Corporation and Mellon Bank, N.A.

g) Trust Agreement between Credit Suisse First Boston Corporation and Fidelity Management Trust Company establishing Employees' Savings and Profit Sharing Plan of Credit Suisse First Boston Trust

h)       Human Resources Policies and Procedures Manual

                  o        Maternity and Paternity Benefits

                  o        Adoption Leave

                  o        Honeymoon Leave

                  o        Family, Medical and Personal Leave Policies

                  o        Tuition Reimbursement

                  o        Vacation

                  o        Annual Required Absence

                  o        Bonus Days

                  o        Leave for Analysts Promoted to Associates

                  o        Sabbatical Leave

                  o        Health Club Reimbursement

                  o        Executive Physicals

                  o        Loyalty Bonus

                  o        Mortgage Assistance

                  o        Avoiding Workplace Harassment Policy

i)       CSFBdirect Severance Plan

j)       Health Care Plans

k)       Dental Plan

l) Flexible Spending Accounts (including the Pre-tax Contribution Plan, the Medical Reimbursement Plan and the Dependent Care Plan)

m)       Flexible Life Insurance Plan

n)       Spousal Life Insurance Plan

o)       Personal Accident Insurance

p)       Business Travel Accident Insurance

q)       Short-Term Disability Plan

r)       Long-Term Disability Plan

s)       Group Personal Excess Liability Insurance

t)       Accidental Death & Dismemberment Insurance

u)       Workers' Compensation Insurance

v)       Employee Assistance Program

w)       Child Care Centers and Programs

x) Merchant Banking Plans: The following arrangements are leveraged co-investment arrangements in which certain CSFB employees participate, including CSFBdirect employees. CSFBdirect participants will continue to participate, if applicable, pursuant to the terms of the arrangements.

                  o        EMA 2001

                  o        DLJ/LBO Incentive Plans (1992 - 1999)

                  o        DLJ/LBO Incentive Plans (2000 and 2001 LBO Plans)

                  o        DLJ/MBIP Incentive Plans (1992 - 2000)

                  o        DLJ Fund Investment Partners II, L.P.

y)       LTI VI Plan: [Long term incentive plan which will be paid out in July
         2002].

z) Executive Supplemental Retirement Programs: [Benefits will be paid out pursuant to the terms of the plan.]

                  o        DLJ Executive Supplemental Retirement Program I

                  o        DLJ Executive Supplemental Retirement Program II

                  o        DLJ Executive Supplemental Retirement Program III



























- Employees of the Company participate, or are eligible to participate in, each of the Company Plans, except for the Employee Pension Plan of Credit Suisse First Boston.

- Other than the CSFBdirect Severance Plan, the Company does not sponsor any Company Benefit Plan.

                                 Section 3.19(g)

                      EMPLOYEE BENEFIT PLANS; LABOR MATTERS

Severance Agreement by and between K. Blake Darcy and Credit Suisse First Boston Corporation

                                  Section 3.20

                                      TAXES

         None

                                  Section 3.21

                       RELATIONSHIPS WITH RELATED PERSONS

         None

                                 Section 5.01(a)

                      CONDUCT OF BUSINESS PRIOR TO CLOSING

         The Company presently intends to terminate the Letter Agreement dated June 2, 1997 between Donaldson Lufkin & Jenrette Securities Corporation and PC Financial Network, Inc.

                                 Section 5.01(b)

                    CONDUCT OF BUSINESS PRIOR TO THE CLOSING

         None

                                  Section 5.08

  RELEASE OF INDEMNITY OBLIGATIONS; ASSUMPTION OF CERTAIN EMPLOYEE OBLIGATIONS

  None

                                  Section 9.02

                        INDEMNIFICATION OF THE PURCHASER

a) The investigation being conducted by various governmental authorities and SROs in connection with the allocation of shares in IPOs, and all claims and litigation arising out of the investigation, including third party claims.

b) The matters described in clauses (a), (b) and (c) of Section 3.17(b) of the Disclosure Schedules.

c)       The Andover.net matter.

d)       The Partello matter.

                               FIRST AMENDMENT TO
                               PURCHASE AGREEMENT

          THIS FIRST AMENDMENT TO PURCHASE AGREEMENT (this "Amendment") dated as of February 1, 2002 is entered into by and between Credit Suisse First Boston
(USA), Inc., a Delaware corporation (the "Seller") and Bankmont Financial Corp., a Delaware corporation (the "Purchaser").

          WHEREAS, the Seller and the Purchaser are parties to a Purchase Agreement, dated as of November 28, 2001 (as amended, the "Purchase Agreement"). Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Purchase Agreement; and

          WHEREAS, the Seller and Purchaser desire to make certain amendments to the Purchase Agreement on the terms and conditions set forth herein.

          NOW, THEREFORE, in consideration of the premises, and intending to be legally bound hereby, the Seller and the Purchaser hereby agree as follows:

          SECTION 1 PURCHASE AGREEMENT.

          Subject to and upon the terms and conditions set forth herein, the Purchase Agreement is amended as follows:

          1.1 Section 2.02 of the Purchase Agreement shall be amended and restated to read as follows:

          "Section 2.02. PURCHASE PRICE. The Purchase price for the LLC Interests and the assets set forth in Section 2.02 of the Disclosure Schedule shall be $517,339,321, (the "PURCHASE PRICE"), together with interest thereon during the period from (and including) February 2 through February 3, 2002 at the interest rate equal to that earned by the Purchaser (or any of its affiliates) on such funds during such period, subject to the adjustment set forth in Section 2.06."

          1.2 Section 2.06 of the Purchase Agreement shall be amended by adding the following to the end of such Section as a new subsection(d):

          "(d) Notwithstanding anything contained in this Section 2.06 that may be construed to the contrary, in no event shall the Purchase Price be adjusted in connection with the transfer of the assets set forth in
          Section 2.02 of the Disclosure Schedule, including without limitation to reflect any capital contribution made in connection therewith."

          1.3 The following sentence shall be inserted at the end of
Section 5.15 of the Purchase Agreement:

          "The Seller shall use its reasonable best efforts to cause the Introducing Broker Agreement, dated February 11, 2000, between DLJDIRECT-eUnion and DLJDIRECT Inc. (the "INTRODUCING BROKER AGREEMENT") to be terminated or assigned to another person as soon as practicable after the Closing and the Purchaser agrees to cause the Company to cooperate with the Seller in effecting the foregoing. In addition, the Seller agrees to pay to the Company, monthly in arrears by wire transfer of immediately available funds to a bank account designated by the Company, $25,000 for each week (or portion thereof) following the Closing Date in which the Introducing Broker Agreement has not been so terminated or assigned."

          1.4 Section 5.16 of the Purchase Agreement shall be amended by adding the following to the beginning of such Section:

          "Except as agreed by the Seller and the Purchaser,"

          1.5 Section 5.18 of the Purchase Agreement shall be amended and restated as follows:

          "At or prior to the Closing, the Seller shall cause all right, title and interest to the assets described in Section 2.02 of the Disclosure Schedule to be transferred to the Company pursuant to an assignment agreement in form and substance (not including purchase price, which shall be determined pursuant to Section 7.06(f)) reasonably satisfactory to the Purchaser. In addition, at Closing, the Purchaser shall cause all right, title and interest to the assets described in Exhibit A hereto to be transferred to Seller pursuant to a Bill of Sale in the form attached hereto as Exhibit B. If and to the extent that any asset has been mistakenly transferred to the Company or retained by the Seller on the Closing Date, the parties shall, within 30 days after the Closing, use all reasonable efforts to transfer such assets for no consideration from the Company to the Seller or from the Seller to the Company, as appropriate."

          1.6 The following Section 5.20 shall be added to the Purchase
          Agreement:

          5.20. UNITED KINGDOM. Following the Closing, the Seller will use its reasonable best efforts to assist the Purchaser in transferring the accounts arising out of the Introducing Broker Agreement, dated
          June 16, 2000, by and between DLJDIRECT Ltd. and DLJDIRECTInc., to a third party."

          1.7 The following clause (xi) shall be inserted at the conclusion of the first sentence in Section 9.02(a), and the "and" prior to clause (x) shall be deleted:

          "and (xi) the Introducing Broker Agreement that do not arise from a breach by the Company of any of its obligations under such agreement."

          SECTION 2 SCHEDULES.

          2.1 Section 2.02 of the Disclosure Schedule shall be replaced in its entirety by Exhibit D hereto.

          2.2 All references to the License Agreement, dated September 2, 1997, between DLJ Long Term Investment Corporation and DLJDIRECT Inc., in the Disclosure Schedule, including but not limited to the eighteenth bullet-point under Section 3.07(a)(a) of the Disclosure Schedule, shall refer instead to the License Agreement, dated March 11, 1999, between DLJ Long Term Investment Corporation and DLJdirect Holdings, Inc.

          SECTION 3 GENERAL.

          3.1 COUNTERPARTS. This Amendment may be executed in any number of counterparts and either party hereto may execute any counterpart, each of which when executed and delivered will be deemed to be an original and all of which, when taken together, will be deemed to be one and the same Amendment.

          3.2 REAFFIRMATION. As herein modified, the Purchase Agreement shall remain in full force and effect and is hereby ratified, approved and confirmed in all respects.

          3.3 REFERENCES. On and after the date hereof, each reference in the Purchase Agreement and the related documents to "Purchase Agreement," "this Agreement" or words of like import shall, unless the context otherwise requires, be deemed to refer to the Purchase Agreement as modified hereby.

          3.4 BINDING AGREEMENT. This Amendment shall be binding upon the Seller and the Purchaser and their respective successors and assigns.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written.


                                              CREDIT SUISSE FIRST BOSTON (USA),
                                              INC.

                                              By: /s/ Neil Radey
                                                 -------------------------
                                              Title:

                                              BANKMONT FINANCIAL CORP.

                                              By:
                                                 ---------------------
                                              Title:

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                      CREDIT SUISSE FIRST BOSTON (USA),
                                      INC.

                                      By:
                                         ----------------------------
                                      Title:

                                      BANKMONT FINANCIAL CORP.

                                      By:
                                         /s/ [ILLEGIBLE]
                                         ----------------------------
                                      Title: Executive VP and General Counsel

                                    EXHIBIT A

                      SCOTTSDALE, ARIZONA TRANSFERRED ASSETS

See attached list

                                            DECEMBER 31 2001                             JANUARY 31 2002

                                                                                  ESTIMATED          ESTIMATED
SCOTTSDALE                   AMOUNT          DEPRECIATION          NBV           DEPRECIATION           NBV
-----------------------   -------------   ------------------   -------------   ----------------   -----------------
NETWORK EQUIP                 30,564.26            (2,673.99)      27,890.29            (509.41)          27,380.88

SOFTWARE                           0.00                 0.00            0.00               0.00                0.00

PC'S                           4,431.40              (797.95)       3,663.45            (123.09)           3,510.36

COMMUNICATION EQUIP           18,963.05              (796.62)      18,166.43            (316.05)          17,850.37

FURNITURE AND FIXTURES        11,557.13              (120.39)      11,436.74            (120.39)          11,316.35

EQUIPMENT                     55,713.00            (4,616.08)      51,096.92            (773.79)          50,323.13

LEASEHOLD                    584,686.08           (29,245.24)     555,440.82          (5,142.99)         550,297.83
-----------------------   -------------   ------------------   -------------   ----------------   -----------------
TOTAL                        705,914.92           (38,250.27)     667,664.65           6,985.73          660,678.92
-----------------------   -------------   ------------------   -------------   ----------------   -----------------

                                    EXHIBIT B

                                  BILL OF SALE

             BILL OF SALE AND ASSINGNMENT AND ASSUMPTION AGREEMENT

          BILL OF SALE AND ASSIGNMENT AND ASSUMPTION AGREEMENT, dated as of February 1, 2002 (this "AGREEMENT"), by and between CSFBDIRECT HOLDINGS LLC, a Delaware limited liability company ("CSFB"), and CSFBDIRECT LLC, a Delaware limited liability company (the "COMPANY").

          WHEREAS, Credit Suisse First Boston (USA), Inc., a Delaware corporation, and Bankmont Financial Corp., a Delaware corporation, have entered into a Purchase Agreement, dated as of November 28, 2001, as amended on February 1, 2001 (the "PURCHASE AGREEMENT;" unless otherwise defined herein, capitalized terms shall be used herein as defined in the Purchase Agreement); and

          WHEREAS, the Company desires to transfer certain assets to CSFB at Closing;

          NOW, THEREFORE, in consideration of the promises and mutual agreements set forth in the Purchase Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, CSFB and the Company hereby agree as follows:

          1. SALE AND ASSIGNMENT OF ASSETS. The Company hereby sells, assigns, transfers and conveys unto CSFB and its successors and assigns, forever, the entire right, title and interest of the Company free and clear of all Encumbrances in and to any and all of the assets included in the categories of assets listed as Schedule 1 hereto (the "ASSETS").

          2. ASSUMPTION OF LIABILITIES. CSFB hereby unconditionally and irrevocably assumes and agrees to pay, perform and discharge promptly and fully when due any and all Liabilities directly related to, or arising out of, the Assets.

          3. FURTHER ASSURANCES. The Company hereby covenants and agrees that, at any time and from time to time after the date of this Agreement at CSFB's request, the Company will do, execute, acknowledge and deliver, or will cause to be done, executed, acknowledged and delivered, any and all further acts, conveyances, transfers, assignments, and assurances as reasonably necessary to sell, assign, transfer or convey to CSFB any of the Assets.

          4. POWER OF ATTORNEY. The Company hereby constitutes and appoints CSFB, its successors and assigns, the true and lawful attorney and attorneys of the Company, with full power of substitution, in the name of CSFB or in the name and stead of the Company, but on behalf of and for the benefit of CSFB, its successors and assigns (and at the expense of the Company):

               (a) to collect, demand and receive any and all Assets transferred hereunder and to give receipts and releases for and in respect of the same;

               (b) to institute and prosecute in the Company's name, or otherwise, for the benefit of CSFB, any and all actions, suits or proceedings, at law, in equity or otherwise, which CSFB may deem proper in order to collect, assert or enforce any claim, right or title of any kind in or to the Assets hereby sold and assigned to CSFB or intended so to be, to defend or compromise any and all such actions, suits or proceedings in respect of any of such Assets, and to do all such acts and things in relation thereto as CSFB shall deem advisable for the collection or reduction to possession of any of such Assets; and

               (c) to take any and all other reasonable action designed to vest more fully in CSFB the Assets hereby sold and assigned to CSFB or intended so to be and in order to provide for CSFB the benefit, use, enjoyment and possession of such Assets.

          The Company acknowledges that the foregoing powers are coupled with an interest and shall be irrevocable by it or upon its subsequent dissolution or in any manner or for any reason. CSFB shall be entitled to retain for its own account any amounts collected pursuant to the foregoing powers, including any amounts payable as interest with respect thereto. The Company shall from time to time pay to CSFB, when received, any amounts that shall be received directly or indirectly by the Company (including amounts received as interest) in respect of any Assets sold, assigned or transferred to CSFB pursuant hereto.

          5. ASSIGNMENT. This Agreement may not be assigned by operation of Law or otherwise without the express written consent of the Company and CSFB; PROVIDED, HOWEVER, that the Company or CSFB may assign this Agreement to an Affiliate without such consent.

          6. NO THIRD PARTY BENEFICIARIES. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

          7. NO REPRESENTATIONS AND WARRANTIES. No representations or warranties, express or implied, are made by the parties.

          8. AMENDMENTS; NO WAIVER. This Agreement may not be amended or modified except by an instrument in writing signed by, or on behalf of, the Company and CSFB. No failure or delay on the part of either part in exercising any right hereunder will operate as a waiver of, or impair, any such right. No single or partial exercise of any such right will preclude any other or further exercise thereof or the exercise of any other right. No waiver of any such right will be deemed a waiver of any other right hereunder.

          9. SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

          10. COUNTERPARTS. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

          11. SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties hereto shall be entitled to specific performance of the terms hereof in addition to any other remedy at law or equity.

          12. GOVERNING LAW. This Agreement shall be construed in accordance with and governed by the laws of the State of New York.

          IN WITNESS WHEREOF, this Agreement has been executed by the Company and CSFB as of the date first above written.

                                          CSFBDIRECT HOLDINGS LLC


                                          By:
                                             ----------------------------------
                                             Name:
                                             Title:



                                          CSFBDIRECT LLC


                                          By:
                                             ----------------------------------
                                             Name:
                                             Title:

                                   EXHIBIT C

                              REVISED SECTION 2.02

                                Project Charlie
                                ---------------
                            Summary of Fixed Assets
                            -----------------------


Category
--------


                              PerHarbor     PerParsip    PerCharlotte   SandCity     Pplaza - 1&10  Pplaza - 3&4  Pplaza - 11
                             Acquisition   Acquisition   Acquisition   Acquisition    Acquisition   Acquisition   Acquisition
                                Value         Value         Value         Value          Value         Value         Value
Communications    Gross BV                           -             -
Equipment         Accum Dep                          -             -
                  NBV            768,018             -             -     1,696,460              -

Misc. Equipment   Gross BV                           -             -
                  Accum Dep                          -             -
                  NBV            365,096             -             -       248,817              -

Funiture &        Gross BV                           -             -
Fixtures          Accum Dep                          -             -
                  NBV            629,258             -             -       292,271              -

Network           Gross BV                           -             -
                  Accum Dep                          -             -
                  NBV          1,391,592             -             -     1,210,857              -

PC's              Gross BV                           -             -
                  Accum Dep                          -             -
                  NBV            486,116             -             -       451,507              -

Software          Gross BV                           -             -
                  Accum Dep                          -             -
                  NBV          1,594,262             -             -             -              -

Leaseholds        Gross BV                           -             -
                  Accum Dep                          -             -
                  NBV          2,051,311             -             -     1,259,909              -

Total             Gross BV                           -             -
                  Accum Dep                          -             -
                  NBV          7,285,654             -             -     5,159,821              -


                              PerLakech    Ebrunswick     300 Park      PerTechCnt      Pershing       Total         Total
                             Acquisition   Acquisition   Acquisition   Acquisition    Acquisition   Acquisition     Proposed
                                Value         Value         Value         Value          Value         Value         Value
Communications    Gross BV
Equipment         Accum Dep
                  NBV          1,302,757                      32,004                            -     3,799,239       379,924

Misc. Equipment   Gross BV
                  Accum Dep
                  NBV             24,728                     129,675                            -       768,316       153,663

Funiture &        Gross BV
Fixtures          Accum Dep                                                                     -
                  NBV            544,903                      33,597                                  1,500,209       300,006

Network           Gross BV
                  Accum Dep
                  NBV            483,306                      31,790                                  3,117,548       311,755

PC's              Gross BV
                  Accum Dep
                  NBV            447,483                      33,541                                  1,418,647       141,865

Software          Gross BV
                  Accum Dep
                  NBV              2,999                           -                                  1,597,261       159,726

Leaseholds        Gross BV
                  Accum Dep
                  NBV          1,903,379                   1,354,726                                  6,569,325     1,642,331

Total             Gross BV
                  Accum Dep
                  NBV          4,709,556                   1,615,333                                 18,770,363     3,089,270